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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

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☑	Definitive Proxy Statement
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HCC INSURANCE HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)
N/A
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HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas 77040
(713) 690-7300

August 20, 2015

Dear Stockholder,

You are cordially invited to attend a special meeting of the stockholders of HCC Insurance Holdings, Inc., which we refer to as HCC, the Company, we or us, which special meeting will be held at HCC Headquarters, 13403 Northwest Freeway, Houston, Texas 77040, on September 18, 2015, at 9:30 a.m., Central Time.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 10, 2015, among Tokio Marine Holdings, Inc., a Japanese corporation, which we refer to as Tokio Marine, TMGC Investment (Delaware) Inc., a Delaware corporation and wholly-owned indirect subsidiary of Tokio Marine, which we refer to as Merger Sub, and HCC, as amended by the Amendment No. 1 to Agreement and Plan of Merger, dated August 6, 2015, and as it may be amended from time to time, which we refer to as the merger agreement, pursuant to which HCC would be acquired by Tokio Marine. In addition, you will be asked to consider and vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to our named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled "The Merger—Interests of HCC's Directors and Executive Officers in the Merger—Golden Parachute Compensation." You will also be asked to consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement and approve the merger. If the merger agreement is adopted and the merger is completed, you, as a holder of HCC common stock, will be entitled to receive $78.00 in cash, without interest, less any applicable withholding taxes, for each share of HCC common stock owned by you at the consummation of the merger, and HCC will become a wholly-owned indirect subsidiary of Tokio Marine.

After careful consideration, our board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of HCC and its stockholders and unanimously recommends that you vote "FOR" the adoption of the merger agreement and approval of the merger, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled "The Merger—Interests of HCC's Directors and Executive Officers in the Merger—Golden Parachute Compensation" and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement and approve the merger.

Your vote is very important, regardless of the number of shares of common stock you own. We cannot consummate the merger unless the merger agreement is adopted and the merger is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock entitled to vote at the special meeting. Therefore, the failure of any stockholder to vote will have the same effect as a vote by that stockholder against the adoption of the merger agreement and approval of the merger.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A-1 and A-2 to this document. We encourage you to read this document and the merger agreement carefully and in their entirety. You may also obtain more information about HCC from documents we have filed with the Securities and Exchange Commission.

Thank you in advance for your continued support and your consideration of this matter.

Best regards,

Christopher J.B. Williams
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 20, 2015 and is first being mailed to stockholders on or about August 21, 2015.

HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas 77040
(713) 690-7300

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on September 18, 2015

To the Stockholders of HCC Insurance Holdings, Inc.:

A special meeting of stockholders of HCC Insurance Holdings, Inc., which we refer to as HCC, the Company, we or us, will be held at HCC Headquarters, 13403 Northwest Freeway, Houston, Texas 77040, on September 18, 2015, at 9:30 a.m., Central Time for the following purposes:

  1.     To consider and vote on a proposal to (i) adopt the Agreement and Plan of Merger, dated as of June 10, 2015, among Tokio Marine Holdings, Inc., a Japanese corporation, which we refer to as Tokio Marine, TMGC Investment (Delaware) Inc., a Delaware corporation and wholly-owned indirect subsidiary of Tokio Marine, which we refer to as Merger Sub, and HCC, as amended by the Amendment No. 1 to Agreement and Plan of Merger, dated August 6, 2015, and as it may be amended from time to time, which we refer to as the merger agreement, pursuant to which Merger Sub will merge with and into HCC, which we refer to as the merger, and (ii) approve the merger.

  2.     To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described under the section entitled "The Merger—Interests of HCC's Directors and Executive Officers in the Merger—Golden Parachute Compensation" beginning on page 61.

  3.     To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement and approve the merger.

  4.     To consider and vote on such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Our board of directors has specified the close of business on August 18, 2015 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of HCC common stock held on the record date.

Under Delaware law, HCC stockholders who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and strictly comply with the other Delaware law procedures explained in the accompanying proxy statement.

Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. If you have Internet access, we encourage you to submit your proxy via the Internet. If a properly executed proxy is returned without an indication as to how the shares of common stock represented thereby are to be voted with regard to a particular proposal, the common stock represented by the proxy will be voted in accordance with the recommendation of the Company's board of directors, which, as of the date of this proxy statement, are "FOR" the adoption of the merger agreement and approval of the merger, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER, "FOR" THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO HCC'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER AND "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR TIME, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

By Order of the Board of Directors,

Randy D. Rinicella
Senior Vice President, General Counsel and Secretary

August 20, 2015
Houston, Texas

ADDITIONAL INFORMATION

This document incorporates important business and financial information about HCC from documents that are not included in or delivered with this document. See "Where You Can Find More Information" on page 97. You can obtain documents incorporated by reference in this document by contacting the Company at Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040, by email at InvestorRelations@hcc.com or by visiting the Company's website at www.hcc.com. If you wish to request documents, you should do so by September 11, 2015 in order to receive them before the special meeting.

For additional questions about the merger, assistance in submitting proxies or voting shares of HCC common stock or additional copies of the proxy statement or the enclosed proxy card, please contact:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
hcc@dfking.com
Toll-Free: (877) 478-5041
All Others: (212) 269-5550

i

Annex A-1	Agreement and Plan of Merger, dated June 10, 2015, by and among HCC Insurance Holdings, Inc., Tokio Marine Holdings, Inc. and TMGC Investment (Delaware) Inc.	A-1-1
Annex A-2	Amendment No. 1 to Agreement and Plan of Merger, dated August 6, 2015, by and among HCC Insurance Holdings, Inc., Tokio Marine Holdings, Inc. and TMGC Investment (Delaware) Inc.	A-2-1
Annex B	Opinion of Goldman, Sachs & Co., dated June 10, 2015	B-1
Annex C	Section 262 of the Delaware General Corporation Law	C-1

*
Pursuant to Item 601(b)(2) of Regulation S-K, HCC agrees to furnish supplementally a copy of any omitted schedule to the Agreement and Plan of Merger to the staff of the Securities and Exchange Commission, which we refer to as the SEC, upon request.

ii

SUMMARY

The following summary highlights information in this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Companies (Page 30)

HCC Insurance Holdings, Inc.    HCC Insurance Holdings, Inc., which we refer to as HCC, the Company, we or us, is a Delaware corporation with common stock listed and traded on the New York Stock Exchange, which we refer to as NYSE, under the ticker symbol "HCC." HCC is a leading specialty insurer with offices in the United States, the United Kingdom, Spain and Ireland. HCC's principal offices are located at 13403 Northwest Freeway, Houston, TX 77040, and its telephone number is (713) 690-7300. HCC's home page on the Internet is www.hcc.com. The information provided on HCC's website is not part of this proxy statement and is not incorporated herein by reference.

Tokio Marine Holdings, Inc.    Tokio Marine Holdings, Inc., which we refer to as Tokio Marine, the ultimate holding company of the Tokio Marine Group, is incorporated in Japan and is listed on the Tokyo Stock Exchange. The Tokio Marine Group operates in the property and casualty insurance, reinsurance and life insurance sectors globally with a presence in approximately 40 countries/areas. The Tokio Marine Group has over Yen 20.8 trillion ($173 billion) in total assets, Yen 4.3 trillion ($36 billion) of total revenues (as at the end of March 2015) and approximately 40,000 employees. Tokio Marine Group's main operating subsidiary, Tokio Marine & Nichido Fire, was founded in 1879 and is the oldest and largest property and casualty insurer in Japan. Tokio Marine & Nichido Fire conducts business in the United States through its U.S. subsidiaries. See "The Companies—Tokio Marine Holdings, Inc." on page 30.

TMGC Investment (Delaware) Inc.    TMGC Investment (Delaware) Inc., which we refer to as Merger Sub, is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It is an indirect wholly-owned subsidiary of Tokio Marine. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. We refer to Merger Sub together with Tokio Marine as the Tokio Marine Parties. See "The Companies—TMGC Investment (Delaware) Inc." on page 30.

The Merger (Page 31)

The Agreement and Plan of Merger, dated June 10, 2015, among Tokio Marine, Merger Sub and HCC, as amended by the Amendment No. 1 to Agreement and Plan of Merger, dated August 6, 2015, which we refer to as the merger agreement, provides that Merger Sub will merge with and into HCC, which we refer to as the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and HCC will continue as the surviving corporation, which we refer to as the surviving corporation, and will become a wholly-owned indirect subsidiary of Tokio Marine. Upon completion of the proposed merger, shares of the Company's common stock will no longer be listed on any stock exchange or quotation system. If the merger agreement is adopted and the merger is completed, each outstanding share of the Company's common stock (other than shares of the Company's common stock held by HCC, Tokio Marine or Merger Sub or any of their respective subsidiaries, or by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL) will be converted into the right to receive $78.00 in cash, without interest, less any applicable withholding taxes. The merger agreement is attached to this proxy statement as Annex A-1 and A-2. We urge you to read carefully the merger agreement in its entirety as it is the legal document governing the merger.

The Special Meeting (Page 24)

Date, Time and Place.    The special meeting will be held at HCC Headquarters, 13403 Northwest Freeway, Houston, Texas 77040, on September 18, 2015 at 9:30 a.m., Central Time.

Purpose.    You will be asked to consider and vote upon (1) the adoption of the merger agreement and approval of the merger, (2) on an advisory (non-binding) basis, the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger, (3) the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger and (4) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date and Quorum.    You are entitled to vote at the special meeting if you owned shares of the Company's common stock at the close of business on August 18, 2015, the record date for the special meeting. You will have one vote for each share of the Company's common stock that you owned on the record date. As of the record date, there were 95,497,429 shares of the Company's common stock issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of 47,748,715 shares of the Company's common stock (a majority of the Company's common stock entitled to vote at the special meeting) constitutes a quorum for the purpose of considering the proposals.

Vote Required.    The adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock entitled to vote at the special meeting, or any adjournment or postponement thereof. The approval, on an advisory basis, of the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, requires the affirmative vote of the holders of at least a majority of the shares of the Company's common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter. The adoption of the proposal to adjourn the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of at least a majority of the shares of the Company's common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Reasons for the Merger; Recommendation of the Company's Board of Directors (Page 41)

The Company's board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of HCC and its stockholders. The Company's board of directors unanimously recommends that the stockholders of the Company vote "FOR" the adoption of the merger agreement and approval of the merger, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement and approve the merger.

For a description of the reasons considered by the Company's board of directors in deciding to recommend approval of the proposal to adopt the merger agreement and approve the merger, see

"The Merger—Reasons for the Merger; Recommendation of the Company's Board of Directors" beginning on page 41.

Background of the Merger (Page 31)

A description of the process we undertook, which led to the proposed merger, including our discussions with Tokio Marine, is included in the proxy statement under "The Merger—Background of the Merger."

Opinion of Goldman, Sachs & Co. (Page 45)

In connection with the merger, at the meeting of the Company's board of directors on June 9, 2015, Goldman, Sachs & Co., which we refer to as Goldman Sachs, rendered its oral opinion to the Company's board of directors, which opinion was subsequently confirmed in writing, to the effect that, as of the date of the written opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Goldman Sachs, as set forth in its opinion, the $78.00 in cash per share of the Company's common stock to be paid to the holders (other than Tokio Marine and its affiliates) of shares of the Company's common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Goldman Sachs's written opinion, dated June 10, 2015, is attached as Annex B to this proxy statement. HCC encourages you to read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of the review undertaken by Goldman Sachs in rendering the opinion. Goldman Sachs's opinion is directed to the Company's board of directors and addresses only the fairness from a financial point of view of the $78.00 in cash per share of the Company's common stock to be paid to the holders (other than Tokio Marine and its affiliates) of shares of the Company's common stock pursuant to the merger agreement as of the date of the opinion. Goldman Sachs's opinion does not address any other aspects of the merger and does not constitute a recommendation as to how the stockholders of HCC should vote at any stockholders' meeting related to the merger or to take any other action with respect to the merger.

Treatment of Equity Compensation Awards (Page 72)

Equity-based awards held by the Company's directors, executive officers and employees as of the effective time of the merger, which we refer to as the effective time, will be treated at the effective time as follows:

  •
  Options.  At the effective time, each outstanding option to purchase shares of the Company's common stock granted under the Company's 2008 Flexible Incentive Plan, as amended, which we refer to as the Incentive Plan, whether vested or unvested, will be canceled and will only entitle the holder of the option the right to receive an amount in cash equal to the product obtained by multiplying (1) the total number of shares of the Company's common stock subject to the option by (2) the excess, if any, of the merger consideration of $78.00 per share over the exercise price per share of that option, less any applicable tax withholdings.

  •
  Restricted Shares.  Immediately prior to the effective time, the Company will waive any vesting or holding conditions or restrictions applicable to each outstanding restricted share of the Company's common stock granted under the Incentive Plan or the Company's 2014 Stock Promotion Plan, and at the effective time each share will be treated in the same manner as a share of the Company's common stock and will entitle the holder to an amount in cash equal to the merger consideration of $78.00 per share, less any applicable tax withholdings. With respect to any restricted shares of the Company's common stock subject to performance-based vesting, the performance criteria will be deemed to have been achieved based on 100% performance.

  •
  Restricted Stock Units.  At the effective time, each outstanding restricted stock unit granted under the Incentive Plan, whether vested or unvested, will be canceled and will entitle the holder of the restricted stock unit an amount in cash equal to the product of (1) the total number of shares of the Company's common stock subject to the restricted stock unit and (2) the merger consideration of $78.00 per share, less any applicable tax withholdings.

Treatment of Employee Stock Purchase Plan (Page 56)

The Company will take all actions necessary to cause the Company's 2013 Employee Stock Purchase Plan, which we refer to as the ESPP, not to (a) commence an offering period to purchase the Company's common stock that would otherwise begin after the end of the offering period in effect as of the date of the merger agreement or (b) accept payroll deductions to be used to purchase the Company's common stock under the ESPP after the end of the offering period in effect as of the date of the merger agreement. Immediately prior to the effective time, with respect to any outstanding purchase rights under the ESPP, the offering period under the ESPP will end, each participant's accumulated payroll deduction will be used to purchase the Company's newly-issued common stock in accordance with the terms of the ESPP and at the effective time such newly-issued shares of the Company's common stock will be treated the same as all other shares of the Company's common stock. The Company will take all actions necessary to cause the ESPP to terminate immediately after the purchases described in the foregoing sentence, if any, and immediately prior to the effective time.

Merger Financing (Page 55)

The merger is not conditioned upon receipt of financing by Tokio Marine. Tokio Marine has informed us that it expects to use cash on hand together with borrowings to fund the merger.

Material U.S. Federal Income Tax Consequences of the Merger (Page 63)

In general, the receipt of cash in exchange for shares of the Company's common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Holders of the Company's common stock should consult their tax advisors about the tax consequences to them of the exchange of shares of the Company's common stock for cash pursuant to the merger in light of their particular circumstances.

Interests of HCC's Directors and Executive Officers in the Merger (Page 55)

In considering the recommendation of the Company's board of directors that you vote to adopt the merger agreement and approve the merger, you should be aware that, aside from their interests as shareholders of the Company, the Company's directors and executive officers have interests in the merger that are different from, or in addition to, those of other shareholders of the Company generally. Members of the Company's board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the shareholders of the Company that the merger agreement be approved. Interests of the Company's directors and executive officers that may be different from or in addition to the interests of the Company's stockholders include:

  •
  The merger agreement provides for the cash out of all Company stock options, restricted shares of common stock and restricted stock units.

  •
  Each of the Company's executive officers are party to employment or service agreements with the Company or one of its affiliates, which provide for severance payments and/or benefits in the event of certain qualifying terminations of employment in connection with or following the merger.

  •
  The Company's directors and executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the merger agreement.

The Company's stockholders should take these interests into account in deciding whether to vote "FOR" the proposal to adopt the merger agreement and approve the merger. These interests are discussed in more detail in the section entitled see "The Merger—Interests of HCC's Directors and Executive Officers" beginning on page 55.

Security Ownership of Certain Beneficial Owners and Management (Page 94)

As of August 18, 2015, the directors and executive officers of HCC beneficially owned in the aggregate 1,142,954.48 of the shares of the Company's common stock entitled to vote at the special meeting or approximately 1.19% of the outstanding shares of the Company's common stock. We currently expect that each of these individuals will vote all of his or her shares of the Company's common stock in favor of each of the proposals to be presented at the special meeting, although none of them is obligated to do so.

Appraisal Rights (Page 88)

Under the DGCL, HCC stockholders who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares of the Company's common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they strictly comply with the procedures and requirements set forth in Section 262 of the DGCL. Any holder of record of shares of the Company's common stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to us prior to the vote on the proposal to adopt the merger agreement and approve the merger, must not vote in favor of the proposal to adopt the merger agreement and approve the merger, must continue to hold the shares of the Company's common stock through the effective time and must otherwise comply with all of the procedures required by Section 262 of the DGCL. The relevant provisions of the DGCL are included as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with these provisions will result in loss of the right of appraisal. You should be aware that the fair value of your shares of the Company's common stock as determined under Section 262 of the DGCL could be more than, the same as or less than the value that you are entitled to receive under the terms of the merger agreement.

Conditions to the Merger (Page 82)

Before the merger can be completed, a number of conditions must be satisfied or, to the extent permitted, waived. These include:

  •
  the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock at the stockholders meeting, or any adjournment or postponement thereof, in favor of the proposal to adopt the merger agreement and approve the merger;

  •
  early termination or expiration of any applicable waiting period (or any extension) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, which we refer to as the HSR Act and potentially a decision approving the merger by the European Commission;

  •
  the absence of any legal prohibitions against the merger;

  •
  receipt of certain specified approvals of governmental authorities, including approval of the Financial Services Agency of Japan, which we refer to as the JFSA, the insurance regulators of the states of California, Indiana, Maryland, Nevada, Oklahoma and Texas, and certain approvals of governmental authorities in the United Kingdom and Bermuda, and expiration or termination of all waiting periods required by applicable law with respect to such approvals;

  •
  accuracy of the Company's, Tokio Marine's and Merger Sub's respective representations and warranties, subject to certain materiality thresholds; and

  •
  material compliance by the Company, Tokio Marine and Merger Sub with their respective obligations under the merger agreement.

Termination of the Merger Agreement (Page 84)

HCC and Tokio Marine may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either Tokio Marine or HCC may terminate the merger agreement at any time before the consummation of the merger (absent willful or intentional breach in any material respect by the terminating party that proximately contributed to the occurrence of the failure of a condition to consummating the merger) if:

  •
  the merger has not been consummated on or before March 31, 2016, which we refer to as the termination date (unless the required governmental approvals have not been obtained at least four business days prior to March 31, 2016, but all other conditions to the consummation of the merger have been satisfied, in which case the termination date will automatically be extended to June 30, 2016);

  •
  the adoption of the merger agreement by the stockholders of the Company, which we refer to as the requisite Company vote, has not been obtained after a vote with respect thereto has been taken at the meeting of the Company's stockholders or at any adjournments or postponements thereof; or

  •
  any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger has become final and non-appealable.

Tokio Marine may also terminate the merger agreement if:

  •
  prior to the time the requisite Company vote is obtained, the Company's board of directors changes its recommendation to the Company's stockholders;

  •
  prior to the time the requisite Company vote is obtained, a tender offer or exchange offer for outstanding shares of the Company's common stock has been publicly disclosed by a third party, and the Company's board of directors has failed to recommend that the Company's stockholders reject such tender offer or exchange offer prior to the earlier of (i) the date of the stockholders meeting (if it is reasonably practicable to make such recommendation prior to the stockholders meeting, taking into account the amount of time between the disclosure of such offer and the stockholders meeting and HCC's ability to adjourn the stockholders meeting to facilitate such recommendation) and (ii) eleven business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Securities Exchange Act of 1934, which we refer to as the Exchange Act; or

  •
  there has been a breach of any representation, warranty, covenant or agreement made by the Company in the merger agreement, or any such representation and warranty shall have become untrue after June 10, 2015, such that the conditions under which Tokio Marine and Merger Sub are required to close the merger would not be satisfied and (i) such breach is not curable or, if curable, is not cured within the earlier of (a) 30 days after written notice thereof is given by Tokio Marine to the Company and (b) March 31, 2016 (or June 30, 2016, if applicable) and (ii) such condition is not satisfiable by March 31, 2016 (or June 30, 2016, if applicable); except that Tokio Marine will not have the right to terminate the merger agreement if either of Tokio Marine or Merger Sub is then in material breach of any of its respective representations, warranties, covenants or agreements under the merger agreement.

HCC may also terminate the merger agreement if:

  •
  there has been a breach of any representation, warranty, covenant or agreement made by Tokio Marine or Merger Sub in the merger agreement, or any such representation and warranty shall have become untrue after June 10, 2015, such that the conditions under which the Company is required to close the merger would not be satisfied and (i) such breach is not curable or, if curable, is not cured within the earlier of (a) 30 days after written notice thereof is given by the Company to Tokio Marine and (b) March 31, 2016 (or June 30, 2016, if applicable) and (ii) such condition is not satisfiable by March 31, 2016 (or June 30, 2016, if applicable); except that the Company will not have the right to terminate the merger agreement if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

  •
  prior to the time the requisite Company vote is obtained, the Company's board of directors authorizes the Company to enter into an alternative acquisition agreement with respect to a superior proposal and the Company pays Tokio Marine a termination fee equal to $187.5 million in immediately available funds (provided that, (i) the Company notifies Tokio Marine in writing that it intends to enter into such alternative acquisition agreement, attaching the most current version of such alternative acquisition agreement to such notice, (ii) Tokio Marine does not make, within five business days of receipt of such written notification an offer that the Company's board of directors determines, in good faith after consultation with its financial advisor, is at least as favorable to the stockholders of the Company as such superior proposal, (iii) the Company notifies Tokio Marine promptly if its intention to enter into the alternative acquisition agreement changes and (iv) during the five business day period the Company negotiates (and causes its financial advisor and outside counsel to negotiate) with Tokio Marine in good faith should Tokio Marine propose to make such adjustments in the terms and conditions of the merger agreement so that the superior proposal ceases to constitute (in the good faith judgment of the Company's board of directors) a superior proposal);

  •
  prior to the time the requisite Company vote is obtained, the Company's board of directors changes its recommendation in connection with an acquisition proposal and the Company, prior to or concurrently with such termination, pays to Tokio Marine a termination fee of $187.5 million in immediately available funds (provided that, (i) such acquisition proposal constitutes a superior proposal; (ii) the Company provides Tokio Marine with at least five business days' prior written notice of its intention to take such action (this notice shall specify the material terms and conditions of such proposal and attach the most current version of any documents evidencing such superior proposal) and (iii) during this five business day period the Company negotiates (and causes its financial advisor and outside counsel to negotiate) with Tokio Marine in good faith should Tokio Marine propose to make such adjustments in the terms and conditions of the merger agreement so that the superior proposal ceases to constitute (in the good faith judgment of the Company's board of directors) a superior proposal).

Termination Fees (Page 85)

HCC has agreed to pay Tokio Marine a termination fee of $187.5 million in cash in the event that:

  •
  the Company terminates the merger agreement because the Company's board of directors has authorized the Company to enter into an agreement with respect to a superior proposal;

  •
  the Company terminates the merger agreement because the Company's board of directors made a change in Company recommendation (as defined below) in connection with an acquisition proposal;

  •
  Tokio Marine terminates the merger agreement because the Company's board of directors made a change in Company recommendation to the Company's stockholders;

  •
  Tokio Marine terminates the merger agreement because the Company's board of directors has failed to recommend that the Company's stockholders reject a tender offer or exchange offer from a third party prior to the earlier of (1) the date of the Company's stockholder meeting (if it is reasonably practicable to make such recommendation prior to the stockholder meeting) and (2) eleven business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act;

  •
  The merger agreement is terminated by either Tokio Marine or the Company because the merger is not consummated on or before March 31, 2016 (or June 30, 2016, if applicable) (without the requisite Company vote having been obtained) and (a) after June 10, 2015, any person publicly makes or publicly announces an intention to make (whether or not conditional) an acquisition proposal and that acquisition proposal is not publicly withdrawn without qualification prior to March 31, 2016 (or June 30, 2016, if applicable) and (b) neither Tokio Marine nor Merger Sub has willfully or intentionally breached in any material respect their obligations under the merger agreement in any manner that has proximately contributed to the occurrence of the failure of a condition to the consummation of the merger; provided the termination fee will not be payable to Tokio Marine unless and until, within 12 months of such termination, the Company or any of our subsidiaries enters into a legally binding alternative acquisition agreement pursuant to which the Company or any of our subsidiaries has agreed to undertake, solicit stockholder approval for or consummate, or shall have consummated, an acquisition proposal to acquire at least 50% of the total voting power of any class of equity securities of the Company or 50% or more of the consolidated total assets (including equity securities of any subsidiary of the Company) or any acquisition proposal with respect to a merger or other transaction pursuant to which a third party (or the stockholders of a third party) would acquire, directly or indirectly, 50% or more of the total voting power or more than 50% of the number of outstanding shares of common stock of the Company, or, in the case of such an acquisition proposal by way of a tender offer or exchange offer, the Company does not recommend that the Company's stockholders reject such tender offer or exchange offer within the time period specified in Rule 14e-2(a) under the Exchange Act (any such acquisition proposal shall not be deemed to have been "publicly withdrawn" by any person if, within 12 months of such termination, the Company or any of its subsidiaries enters into a legally binding alternative acquisition agreement providing for the consummation of, or shall have consummated, an acquisition proposal made by or on behalf of such person or any of its affiliates or, in the case of an acquisition proposal made by way of a tender offer or exchange offer by or on behalf of such person or any of its affiliates, shall have not recommended that the Company's stockholders reject such tender offer or exchange offer within the period specified in Rule 14e-2(a) under the Exchange Act). We refer to the circumstances described in the foregoing proviso, collectively, as the tail condition;

  •
  The merger agreement is terminated by either Tokio Marine or the Company because the requisite Company vote is not obtained at the special meeting or any adjournment or postponement thereof and, after June 10, 2015, any person publicly makes or publicly announces an intention to make (whether or not conditional) an acquisition proposal prior to the Company obtaining the requisite Company vote and such acquisition proposal or publicly announced intention has not been publicly withdrawn without qualification at least five business days prior to the vote of the Company's stockholders with respect to the merger; provided the tail condition has occurred; or

  •
  The merger agreement is terminated by Tokio Marine because there has been a breach of any representation, warranty, covenant or agreement made by the Company in the merger agreement, or any representation and warranty shall have become untrue after June 10, 2015, such that the conditions under which Tokio Marine is required to close the merger would not be satisfied and (1) such breach is either not curable or is not cured within the earlier of (a) 30 days after written notice thereof is given by Tokio Marine to the Company and (b) March 31, 2016 (or June 30, 2016, if applicable), (2) such condition is not satisfiable by March 31, 2016 (or June 30, 2016, if applicable) and (3) after June 10, 2015, any person publicly makes or publicly announces an intention to make (whether or not conditional) an acquisition proposal and such acquisition proposal or publicly announced intention is not publicly withdrawn without qualification prior to the date when the relevant breach commenced or the relevant representation and warranty became untrue; provided the tail condition has occurred.

Acquisition Proposals (Page 78)

Under the terms of the merger agreement, subject to certain exceptions described below, the Company has agreed that neither it nor any of its subsidiaries nor any of the officers and directors of the Company or any of its subsidiaries will, and the Company will use its commercially reasonable efforts to cause its and its subsidiaries' employees, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly, nor shall it authorize any of the officers and directors of it or its subsidiaries to:

  •
  initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal; or

  •
  engage in or otherwise participate in any discussions or negotiations regarding an acquisition proposal, or provide any non-public information or data to any person that has made, or to the knowledge of the Company is reasonably likely to make or is considering (in each case whether alone or as part of a group), an acquisition proposal, except to notify such person of the restrictions in the merger agreement.

Under the merger agreement, an "acquisition proposal" means:

  •
  any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or any of our significant subsidiaries with any person other than the Company or any of our subsidiaries, Tokio Marine, Merger Sub or any controlled affiliate thereof, or

  •
  any proposal or offer by any third party for an acquisition which if consummated would result in such person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 20% or more of the total voting power or of any class of equity securities of the Company or 20% or more of the consolidated total assets (including equity securities of any subsidiary of the Company) of the Company and its subsidiaries, in each case other than the transactions contemplated by the merger agreement.

Notwithstanding the general restrictions above, if, at any time prior to obtaining the Company's stockholder approvals, the Company receives an unsolicited written acquisition proposal and the Company's board of directors determines in good faith, based on the information then available and after consultation with its financial advisor and outside counsel, that the acquisition proposal is, or could reasonably be expected to result in, a superior proposal and that the failure to take the actions described below would be inconsistent with the directors' fiduciary duties under applicable law, then the Company may:

  •
  provide information and data in response to a request by a person who has made the acquisition proposal, which proposal the Company's board of directors reasonably believes to be credible, if the Company receives from the person so requesting such information or data an executed confidentiality agreement on terms relating to confidentiality not less restrictive to the other party than those contained in the confidentiality agreement between Tokio Marine and the

    Company; and promptly discloses any such information and data to Tokio Marine to the extent not previously provided to Tokio Marine; or

  •
  engage in or otherwise participate in any discussions or negotiations with any person who has made the unsolicited written acquisition proposal.

Prior to obtaining the Company's stockholder approvals, the Company's board of directors may approve, recommend, or otherwise declare advisable or propose to approve, recommend or declare advisable (publicly or otherwise) an unsolicited written acquisition proposal that the Company's board of directors reasonably believes to be credible if and only to the extent that the Company's board of directors has determined in good faith, based on the information then available and after consultation with its financial advisor and outside counsel that such acquisition proposal constitutes a superior proposal and that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law.

A "superior proposal" is an unsolicited acquisition proposal that would result in any third party (or the stockholders of a third party) becoming the beneficial owner (or owners), directly or indirectly, of (a) more than 50% of the assets (on a consolidated basis) or (b) more than 50% of the total voting power and more than 50% of the number of outstanding shares of the Company's common stock (or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity) that the Company's board of directors has determined in its good faith judgment (x) would result in a transaction that, if consummated, would be more favorable to the stockholders of the Company than the merger, taking into account all of the terms and conditions of such proposal and of the merger agreement (including any proposal by Tokio Marine to amend the terms of the merger agreement) and the time likely to be required to consummate such acquisition proposal, and (y) is reasonably capable of being consummated on the terms so proposed, taking into account all financial, regulatory, legal and other aspects of such proposal, including the likelihood of termination and the existence of a financing contingency.

Changes in Company Recommendation (Page 79)

Subject to certain exceptions described below, under the merger agreement, the Company's board of directors and each committee of the Company's board of directors are not permitted to withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Tokio Marine, its recommendation with respect to the merger, or approve, recommend or otherwise declare advisable (or publicly propose to approve or recommend) any acquisition proposal. We refer to any of the foregoing as a change in Company recommendation.

Subject to certain exceptions described below, under the merger agreement, the Company and the Company's board of directors are not permitted to cause or permit the Company or any of our subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement, with the exception of confidentiality agreements on terms relating to confidentiality not less restrictive to the other party than those contained in the confidentiality agreement between Tokio Marine and the Company, relating to any acquisition proposal.

Notwithstanding the above, the Company's board of directors may, prior to the time the Company's stockholder approvals have been obtained, make a change in Company recommendation if the Company's board of directors has determined in good faith, based on the information then available and after consulting with its financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law. However, the Company's board of directors may not take any such action, unless (1) if such change in Company recommendation is in connection with an acquisition proposal, such acquisition proposal constitutes a superior proposal, (2) prior to making such change in Company recommendation, the Company provides prior written notice to Tokio Marine at least five business days in advance, which we refer to as the change in Company recommendation notice period, of its intention to make such change in Company recommendation, which notice must specify all material terms and conditions of the superior proposal (including the identity of the party making such superior proposal) and must attach the most current version of any documents evidencing such superior proposal and any material modifications to such superior proposal, and (3) during the change in Company recommendation notice period the Company will, and will cause our financial advisor and outside counsel to, negotiate with Tokio Marine in good faith should Tokio Marine propose to make adjustments in the terms and conditions of the merger agreement to obviate the need for a change in Company recommendation (as determined in the good faith judgment of the Company's board of directors after taking into account any amendments that Tokio Marine agrees to make prior to the end of the change in Company recommendation notice period). Any material amendment to any acquisition proposal will be deemed to be a new acquisition proposal, including for purposes of the change in Company recommendation notice period.

The Company has agreed that it will promptly (and, in any event, within two business days) notify Tokio Marine if any inquiries, proposals or offers with respect to an acquisition proposal are received by, any information or data in connection with an acquisition proposal is requested from, or any discussions or negotiation in connection with an acquisition proposal are sought to be initiated or continued with, the Company or any of its representatives, indicating, in connection with such notice, among other things, the name of the person making the proposal and the material terms and conditions of any proposals or offers. Thereafter, the Company is required to keep Tokio Marine reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations, including any change in the Company's intentions as previously notified.

Regulatory Approvals (Page 65)

Under the HSR Act, the merger may not be completed until certain information and documentary materials have been provided to the Antitrust Division of the U.S. Department of Justice, which we refer to as the Antitrust Division, and the Federal Trade Commission, which we refer to as the FTC, by Tokio Marine and HCC, and the applicable waiting period has expired or been terminated. The parties filed the required notifications with the Antitrust Division and the FTC on July 15, 2015, and the parties' request for early termination of the applicable waiting period was granted on July 31, 2015.

The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC or a state attorney general could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial businesses or assets of Tokio Marine or HCC or their subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

Completion of the merger is also subject to the adoption of a decision by the European Commission finding the merger to be compatible with the internal market and the EEA Agreement pursuant to Council Regulation (EU) No. 139/2004, which we refer to as the EUMR, or the compatibility having been deemed to exist pursuant to the EUMR. Under the EUMR, transactions meeting the prescribed turnover thresholds may not be completed until the European Commission has adopted a decision declaring the transaction compatible with the internal market and the EEA Agreement, or such compatibility is deemed to exist by the expiration of the applicable waiting period. Upon formal filing of the required notification, the European Commission has 25 working days in which to conduct its Phase 1 review of the transaction and to either adopt a clearance decision, or to refer the transaction for an in-depth Phase 2 review. Tokio Marine formally notified the merger to European Commission on August 14, 2015. The Phase 1 review period will end on or before September 18, 2015.

The insurance laws and regulations of the states of California, Indiana, Maryland, Nevada, Oklahoma and Texas, jurisdictions where insurance company subsidiaries of the Company are domiciled or "commercially domiciled," generally require that, prior to the acquisition of control of an insurance company domiciled or "commercially domiciled" in those respective jurisdictions, the acquiring company must obtain the approval of the insurance regulators of those jurisdictions.

The insurance laws and regulations of multiple states where insurance company subsidiaries of the Company are authorized require the filing of pre-acquisition notifications regarding potential competitive impact of an acquisition of control of an insurance company authorized in those jurisdictions in which the requirement to make such notifications is triggered (and not otherwise exempted) under applicable law. Such notifications generally must be made at least 30 days before completion of the acquisition (which period may be terminated earlier by the applicable state's insurance regulator or extended on a one time basis for up to an additional 30 days). On or about July 14, 2015, Tokio Marine made such notifications with the insurance regulators of the states of Alaska, Hawaii, Illinois, New Mexico, Nevada, Pennsylvania, Rhode Island and South Dakota.

The insurance law of the state of Texas provides that a person may not acquire control of an entity licensed as an insurance agency in Texas, unless it has filed certain information with the Texas Department of Insurance and received approval for such acquisition or such acquisition has not been disapproved before the 61st day after the date the Texas Department of Insurance receives all such required information.

The insurance laws and regulations of Bermuda, a jurisdiction where an insurance company subsidiary of the Company is domiciled, generally require that, prior to the acquisition of control of an insurance company domiciled in Bermuda, the acquiring company provide notice to the Bermuda Monetary Authority. Tokio Marine provided such notice on July 1, 2015.

Following the merger, members of the Tokio Marine group will become controllers of a number of United Kingdom regulated entities within the HCC group. Under United Kingdom regulatory rules, applications for approval of the change of control must be made to (i) the United Kingdom Prudential Regulation Authority, which we refer to as the PRA, in relation to those members of the HCC group who are regulated jointly by the PRA and the United Kingdom Financial Conduct Authority, which we refer to as the FCA, (ii) the FCA, in relation to those members of the HCC group who are regulated solely by the FCA, and (iii) the Society and Corporation of Lloyd's, which we refer to as Lloyd's, in relation to those members of the HCC group which are a Lloyd's underwriting agent or corporate member of Lloyd's. The PRA and FCA have 60 working days from filing of a complete application to either (i) approve the change of control unconditionally; (ii) approve the change of control subject to conditions; or (iii) object to the change of control. If, during its review, either the PRA or FCA decides it requires further information, the 60 working day timeline can be suspended by up to 30 working days while the information is sought. In relation to Lloyd's underwriting agents, Lloyd's has 3 working days to respond to an initial application for approval of a change of control and raise any immediate issues, or exercise its right to challenge the application. Lloyd's will then undertake detailed due diligence and provide written approval once satisfied with all aspects of the transaction. Tokio Marine and Tokio Marine & Nichido Fire Insurance Co., Ltd have submitted change of control applications to the PRA and FCA, respectively, which were confirmed by the PRA and FCA as being complete on July 30, 2015. HCC submitted a change of control notification to Lloyd's in respect of its Lloyd's underwriting agent on July 21, 2015, and Tokio Marine and Tokio Marine & Nichido Fire Insurance Co., Ltd submitted change of control notifications in respect of the HCC corporate member of Lloyd's on August 10, 2015.

In addition to the foregoing, the Company and Tokio Marine may be required to make certain other filings with governmental authorities in connection with the merger.

The Insurance Business Act of Japan requires Tokio Marine to file prior notification with, and Tokio Marine & Nichido Fire to obtain the prior approval of, the Japan Financial Services Agency, which we refer to as the JFSA, in connection with the merger.

If any objections are asserted with respect to the transactions contemplated hereby under any applicable laws or if any suit is instituted by any governmental entity or any private party challenging any of the transactions contemplated by the merger agreement as violative of any applicable laws, each of the Company, Merger Sub and Tokio Marine will use its reasonable best efforts to resolve any such objections or challenge as such governmental entity or private party may have to such transactions under such applicable laws so as to permit consummation of the merger. However, neither Tokio Marine nor the Company is required to take any action that would result in a negative regulatory action. For purposes of the merger agreement, a negative regulatory action is defined as any limitations, conditions, restrictions or actions that, individually or in the aggregate, would or would reasonably be expected to result (a) in the case of the Company and its subsidiaries, in a "material adverse effect" (as such term is defined in the merger agreement) or (b) in the case of Tokio Marine or its subsidiaries, in a material adverse effect on the business, financial condition or results of operations of Tokio Marine and its subsidiaries (not including the Company and its subsidiaries), taken as a whole.

Litigation Related to the Merger (Page 67)

HCC is aware of two putative stockholder class actions that have been filed since announcement of the merger: Albert Ari v. Christopher J.B. Williams, et al., No. 15-11159, filed June 16, 2015, and Susan Paskowitz v. Emmanuel T. Ballases et al., No. 15-11171, filed June 18, 2015, which we refer to collectively as the Complaints. The Complaints were filed in the Court of Chancery of the State of Delaware, which we refer to as the Court, and name as defendants HCC, Tokio Marine, Merger Sub, and each of the members of the Company's board of directors. The Complaints allege, among other things, that the Company's directors breached their fiduciary duties to the Company's public stockholders by approving the merger and failing to take steps to maximize the value of HCC. The Complaints also allege that Tokio Marine and Merger Sub aided and abetted the alleged breaches of fiduciary duties. The Complaints seek, among other things, an order enjoining the merger, compensatory damages and an award of attorneys' fees and costs. On July 9, 2015, the Court consolidated the actions and appointed lead plaintiffs and lead counsel. On July 24, 2015, Plaintiffs filed a consolidated amended complaint alleging, in addition, that the Company made materially false and misleading statements regarding the merger and the merger agreement, including in the preliminary proxy statement filed by the Company. On August 14, 2015, the Court granted Plaintiffs' request to dismiss voluntarily the consolidated action without prejudice.

Current Market Price of Common Stock (Page 92)

The Company's common stock is traded on the NYSE under the symbol "HCC." On August 18, 2015, there were 704 registered stockholders of the Company's common stock. Below is a summary of the NYSE high and low sales prices of shares of the Company's common stock on the NYSE, as reported in published financial sources as well as the cash dividend paid per share for the periods specified below. The closing sale price of the Company's common stock on the NYSE on June 9, 2015, the last full trading day before the release of media reports regarding Tokio Marine's offer to acquire HCC for $78.00 per share, was $56.69. On August 19, 2015, the closing price for the Company's common stock on the NYSE was $77.39 per share. You are encouraged to obtain current market quotations for the Company's common stock in connection with voting your shares.

	Common Stock Price
			Dividends Declared
	High	Low
2012
Quarter ended March 31	$31.71	$26.62	$0.155
Quarter ended June 30	$32.69	$29.91	$0.155
Quarter ended September 30	$34.46	$30.06	$0.165
Quarter ended December 31	$37.65	$33.74	$0.165
2013
Quarter ended March 31	$42.11	$37.37	$0.165
Quarter ended June 30	$43.69	$40.81	$0.165
Quarter ended September 30	$46.14	$41.85	$0.225
Quarter ended December 31	$46.38	$42.57	$0.225
2014
Quarter ended March 31	$46.14	$41.19	$0.225
Quarter ended June 30	$48.97	$44.17	$0.225
Quarter ended September 30	$50.76	$46.51	$0.295
Quarter ended December 31	$54.96	$47.11	$0.295
2015
Quarter ended March 31	$58.41	$51.90	$0.295
Quarter ended June 30	$77.40	$56.10	$0.295
Quarter ended September 30 (through August 19, 2015)	$77.44	$76.99	$0.295

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some commonly asked questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a holder of shares of the Company's common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:
What is the proposed transaction?

A:
The proposed transaction is the merger of Merger Sub with and into the Company, with the Company being the surviving entity. The Merger Sub is currently a wholly-owned indirect subsidiary of Tokio Marine. As a result of the merger, the Company will become a wholly-owned indirect subsidiary of Tokio Marine, the Company's common stock will cease to be listed on the NYSE, the Company will not be publicly traded and the Company's common stock will be deregistered under the Exchange Act.

Q:
When and where will the special meeting of stockholders be held?

A:
The special meeting of HCC stockholders will be held at HCC Headquarters, 13403 Northwest Freeway, Houston, Texas 77040, on September 18, 2015, at 9:30 a.m., Central Time. You should read the section entitled "The Special Meeting" beginning on page 24.

Q:
What are the proposals that will be voted on at the special meeting?

A:
You will be asked to consider and vote upon (1) the adoption of the merger agreement and approval of the merger, (2) on an advisory (non-binding) basis, the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, (3) the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting and (4) such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Q:
What will a HCC stockholder receive when the merger occurs?

A:
For every share of the Company's common stock held at the time of the merger, HCC stockholders will be entitled to receive $78.00 in cash, without interest, less any applicable withholding taxes. We refer to this amount in this proxy statement as the per share merger consideration. Holders of shares who perfect appraisal rights, if any, will not receive the per share merger consideration, but will instead be paid the fair value of their shares, as determined by the Delaware Court of Chancery, unless such holder subsequently withdraws or otherwise loses such holder's rights to demand for appraisal.

Q:
How do the Company's directors and executive officers intend to vote?

A:
Each of our directors and executive officers has informed us that he or she currently intends to vote all of his or her shares of the Company's common stock "FOR" the adoption of the merger agreement and approval of the merger and the other proposals to be considered at the special meeting, although none of them is obligated to do so.

Q:
What will happen in the merger to equity-based compensation awards that have been granted to employees, officers and directors of HCC?

A:
Equity-based awards held by the Company's directors, executive officers and employees as of the effective time will be treated at the effective time as follows:

  Options.    Each outstanding option to purchase shares of the Company's common stock granted under the Incentive Plan, whether vested or unvested, will, as of the effective time be canceled and will only entitle the holder of the option the right to receive an amount in cash equal to the product obtained by multiplying (1) the total number of shares of the Company's common stock subject to the option by (2) the excess, if any, of the merger consideration of $78.00 per share over the exercise price per share of that option, less any applicable tax withholdings.

  Restricted Shares.    Immediately prior to the effective time, the Company will waive any vesting or holding conditions or restrictions applicable to each outstanding restricted share of the Company's common stock granted under the Incentive Plan or the Company's 2014 Stock Promotion Plan, and at the effective time each share will be treated in the same manner as a share of the Company's common stock and will entitle the holder to an amount in cash equal to the merger consideration of $78.00 per share, less any applicable tax withholdings. With respect to any restricted shares of the Company's common stock subject to performance-based vesting, the performance criteria will be deemed to have been achieved based on 100% performance.

  Restricted Stock Units.    Each outstanding restricted stock unit granted under the Incentive Plan, whether vested or unvested, will, as of the effective time, be canceled and will entitle the holder of the restricted stock unit an amount in cash equal to the product of (1) the total number of shares of the Company's common stock subject to the restricted stock unit and (2) the merger consideration of $78.00 per share, less any applicable tax withholdings.

Q:
How does the per share merger consideration compare to the market price of the Company's common stock?

A:
The per share merger consideration represents approximately a 37.6% premium over $59.69, the closing price of the Company's common stock on the NYSE on June 9, 2015, the last full trading day before the release of media reports regarding the merger of Tokio Marine and HCC and approximately a 35.8% premium over the trailing one month average of the daily closing prices of the shares of the Company's common stock. The closing sale price of the Company's common stock on the NYSE on August 19, 2015 was $77.39. You are encouraged to obtain current market quotations for the Company's common stock in connection with voting your shares.

Q:
Who is entitled to attend and vote at the special meeting?

A:
The record date for the special meeting is August 18, 2015. If you own shares of the Company's common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were approximately 95,497,429 shares of the Company's common stock issued and outstanding.

Q:
What vote of our stockholders is required to adopt the merger agreement and approve the merger?

A:
Under Delaware law, the adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock.

Q:
What vote of our stockholders is required to approve on an advisory (non-binding) basis, the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger?

A:
The approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described below, requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock represented in person or by proxy at the special meeting and entitled to vote thereon. Because the vote is advisory only, if the proposal does not receive the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock, such a vote would not be binding on HCC or Tokio Marine.

Q:
What vote of our stockholders is required to adopt the proposal to adjourn the special meeting to a later time, if necessary or appropriate, to solicit additional proxies?

A:
The adoption of the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement and approve the merger requires the affirmative vote of the holders of at least a majority of the shares of the Company's common stock represented in person or by proxy at the special meeting and entitled to vote thereon. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may also adjourn the meeting under HCC's Fourth Amended and Restated Bylaws.

Q:
How does the Company's board of directors recommend that I vote on the proposals?

A:
The Company's board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of HCC and its stockholders and unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and approve the merger and "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled "The Merger—Interests of HCC's Directors and Executive Officers in the Merger—Compensation for HCC's Named Executive Officers." You should read the section entitled "The Merger—Reasons for the Merger; Recommendation of the Company's Board of Directors" beginning on page 41. The Company's board of directors also recommends that you vote "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement and approve the merger.

Q:
Do any of the Company's directors and executive officers have any interests in the merger that may differ from, or be in addition to, my interests as a stockholder?

A:
Yes. In considering the recommendation of the Company's board of directors to vote "FOR" the adoption of the merger agreement and approval of the merger, you should be aware that some of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. For descriptions of these interests, please see the section of this proxy statement entitled "The Merger—Interests of HCC's Directors and Executive Officers in the Merger."

Q:
How are votes counted?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count "FOR" and "AGAINST" votes and abstentions. Because under Delaware law the adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock, the failure to vote or the abstention from voting will have the same effect as a vote "AGAINST" the adoption of the merger agreement and approval of the merger. Because the approval, on an advisory (non-binding) basis, of the compensation that may be paid or payable to HCC's named executive officers in connection with the merger and the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement and approve the merger each requires the affirmative vote of the holders of at least a majority of the shares of the Company's common stock represented in person or by proxy at the special meeting and entitled to vote thereon, abstentions will count as a vote "AGAINST" each such proposal, but the failure to vote your shares will have no effect on the outcome of either of such proposals, unless the shares are counted as present at the special meeting.

Q:
What will happen if all of the proposals to be considered at the special meeting are not approved?

A:
As a condition to completion of the merger, the holders of at least a majority of the outstanding shares of the Company's common stock must vote to adopt the merger agreement and approve the merger. Completion of the merger is not conditioned or dependent on stockholder approval of any of the other proposals to be considered at the special meeting.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please ensure your shares are voted at the meeting by submitting a proxy in one of the ways described below. You have one vote for each share of the Company's common stock you own as of the record date.

Q:
How do I vote if I am a stockholder of record?

A:
You may vote by:

•
submitting your proxy by using the Internet voting instructions printed on each proxy card you receive;

•
submitting your proxy by using the telephone number printed on each proxy card you receive;

•
submitting your proxy by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or

•
by appearing in person at the special meeting.

  If you are submitting your proxy by telephone or via the Internet, your voting instructions must be received by 11:59 p.m., Central Time, on September 17, 2015.

  Submitting your proxy via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone, even if you plan to attend the special meeting in person to ensure that your shares of the Company's common stock are represented at the special meeting.

  If you return your signed proxy card without an indication as to how the shares of the Company's common stock represented thereby are to be voted with regard to a particular proposal, the Company's common stock represented by the proxy will be voted in accordance with the recommendation of the Company's board of directors, which, as of the date of this proxy statement, are "FOR" the adoption of the merger agreement and approval of the merger, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof. With respect to any other matter that properly comes before the special meeting or any adjournment or postponement thereof, the persons appointed as proxies will vote the shares of the Company's common stock represented by the proxy as directed by the Company's board of directors.

Q:
How do I vote if my shares of the Company's common stock are held by my brokerage firm, bank, trust or other nominee?

A:
If your shares of the Company's common stock are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares of the Company's common stock, with your shares being held in "street name." "Street name" holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares of the Company's common stock for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. Telephone and internet voting may be available; please follow the instructions on the enclosed voting instruction form. If you wish to vote in person at the special meeting, you must bring a legal proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting. Please contact your brokerage firm, bank, trust or other nominee for instruction on how to obtain a legal proxy.

  In addition, because any shares of the Company's common stock you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, shares held in "street name" will not be combined for voting purposes with shares you hold of record. To be sure your shares of the Company's common stock are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares of the Company's common stock held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:
What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:
Your brokerage firm, bank, trust or other nominee will not be able to vote your shares of the Company's common stock, unless you have properly instructed your nominee on how to vote. Because the adoption of the merger agreement and approval of the merger requires an affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock for approval, the failure to provide your nominee with voting instructions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement and approve the merger. Because the proposals to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger and to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement and approve the merger require the affirmative vote of the holders of at least a majority of the shares of common stock present or represented at the special meeting and entitled to vote thereon, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on these proposals, the failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of these proposals, unless the shares are otherwise counted as present at the special meeting.

Q:
What constitutes a quorum for the special meeting?

A:
The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of the Company's common stock entitled to vote at the special meeting will constitute a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card by mail, submit your proxy by telephone or via the Internet or vote in person at the special meeting, then your shares of the Company's common stock will be counted as part of the quorum. If you are a "street name" holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of the Company's common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:
What does it mean if I receive more than one proxy?

A:
If you receive more than one proxy from the Company and its representatives, it means that you hold shares of the Company's common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares, because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive by mail or submit your proxy by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:
May I change my vote after I have delivered my proxy?

A:
Yes. If you are the stockholder of record of the Company's common stock, you have the right to change or revoke your proxy at any time prior to it being voted at the special meeting:

•
if you submitted your proxy by telephone or the Internet, by submitting another proxy by telephone or the Internet in accordance with the instructions on the proxy card;

•
by delivering to HCC's Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•
by submitting a later-dated proxy card relating to the same shares of the Company's common stock; or

•
by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

  Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas 77040-6094
Attn: Secretary

  If you are a "street name" holder of the Company's common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your stock certificates or book-entry shares for the per share merger consideration. If your shares of the Company's common stock are held in "street name" by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your "street name" shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:
What happens if I sell my shares of the Company's common stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of the Company's common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time, you will not be eligible to exercise your appraisal rights in respect of such shares. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see "Appraisal Rights" on page 88 and Annex C.

Q:
Will I still be paid dividends prior to the merger?

A:
We have historically paid quarterly dividends to our stockholders. In accordance with the merger agreement, we may pay regular quarterly cash dividends with respect to shares of the Company's common stock not in excess of $0.295 per share, with the timing of declaration, record and payment dates thereof consistent with past practice. While the declaration and payment of dividends, including the amount and frequency of dividends, are at the discretion of the Company's board of directors and depend upon many factors, including the Company's consolidated financial position, liquidity requirements, operating results and such other factors as the Company's board of directors may deem relevant, we currently expect to continue to declare and pay quarterly dividends of $0.295 per share in accordance with past practice.

Q:
Am I entitled to appraisal rights in connection with the merger?

A:
Stockholders are entitled to appraisal rights under Section 262 of the DGCL, provided they follow the procedures precisely and satisfy the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see "Appraisal Rights" on page 88. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to, exercise appraisal rights.

Q:
Is the merger expected to be taxable to me?

A:
In general, the receipt of cash in exchange for shares of the Company's common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Please see the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 63. You should consult your own tax advisors about the tax consequences to you of the exchange of shares of the Company's common stock for cash pursuant to the merger in light of your particular circumstances.

Q:
Who can answer further questions?

A:
For additional questions about the merger, assistance in submitting proxies or voting shares of the Company's common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
hcc@dfking.com
Toll-Free: (877) 478-5041
All Others: (212) 269-5550

If your brokerage firm, bank, trust or other nominee holds your shares in "street name," you should also call your brokerage firm, bank, trust or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, includes forward-looking statements based on the Company's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure of Tokio Marine to obtain the necessary financing arrangements to consummate the transaction; (4) risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction; (5) the effect of the announcement of the proposed merger on the Company's relationships with its distributors, operating results and business generally; and (6) the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the merger agreement.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company's views as of the date on which such statements were made. The Company anticipates that subsequent events and developments will cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015 and its Quarterly Reports on Form 10-Q, which were filed with the SEC on May 5, 2015 and August 5, 2015, in each case under the heading "Item 1A—Risk Factors and Cautionary Factors that May Affect Future Results."

 THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to HCC stockholders as part of the solicitation of proxies by the Company's board of directors for use at the special meeting to be held at HCC Headquarters, 13403 Northwest Freeway, Houston, Texas 77040, on September 18, 2015, at 9:30 a.m., Central Time or at any postponement or adjournment thereof. The purpose of the special meeting is for HCC stockholders to consider and vote upon: the adoption of the merger agreement and approval of the merger; on an advisory (non-binding) basis, the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described below; the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement and approve the merger; and such other business as may properly come before the special meeting, or any adjournment or postponement of the special meeting. HCC stockholders must adopt the merger agreement and approve the merger in order for the merger to occur. If HCC stockholders fail to adopt the merger agreement and approve the merger, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A-1 and A-2. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

We have fixed the close of business on August 18, 2015 as the record date for the special meeting, and only holders of record of the Company's common stock on the record date are entitled to vote at the special meeting. As of the record date, there were 95,497,429 shares of the Company's common stock outstanding and entitled to vote. Once a share of the Company's common stock is represented at the special meeting, it will be counted for purposes of determining a quorum at the special meeting. However, if a new record date is set for an adjourned or postponed special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting.

Each share of the Company's common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of the Company's common stock issued, outstanding and entitled to vote present in person or represented by proxy at the special meeting constitutes a quorum for the purpose of considering the proposals. Shares of the Company's common stock represented at the special meeting but not voted, including shares of the Company's common stock for which proxies have been received but for which stockholders have abstained from voting, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Required Votes

Vote for Approval of the Merger

You may vote FOR or AGAINST, or you may ABSTAIN from voting on, the proposal to adopt the merger agreement and approve the merger. Consummation of the merger requires the adoption of the merger agreement and approval of the merger by the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock entitled to vote at the special meeting. Therefore, if you abstain or fail to vote, it will have the same effect as a vote "AGAINST" the adoption of the merger agreement and approval of the merger.

Advisory (Non-Binding) Vote on Compensation

In accordance with Section 14A of the Exchange Act, HCC is required to provide its stockholders with the opportunity to cast an advisory (non-binding) vote to approve certain compensation to HCC's named executive officers that may be paid or become payable in connection with the merger. This compensation is summarized in the Golden Parachute Compensation Table under "The Merger—Interests of HCC's Directors and Executive Officers in the Merger," including the footnotes to that table and the related narrative disclosure. As required by Section 14A of the Exchange Act, HCC is asking its stockholders to vote on the adoption of the following resolution:

  "RESOLVED, THAT THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO HCC'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER, AS DISCLOSED PURSUANT TO ITEM 402(T) OF REGULATION S-K IN THE GOLDEN PARACHUTE COMPENSATION TABLE, THE FOOTNOTES TO THAT TABLE AND THE RELATED NARRATIVE DISCLOSURE, IS HEREBY APPROVED."

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement and approve the merger. Accordingly, you may vote to adopt the merger agreement and approve the merger and vote not to approve the executive compensation and vice versa. Because the vote on executive compensation paid or that may become payable in connection with the merger is advisory only, it will not be binding on HCC or Tokio Marine. Accordingly, because HCC is contractually obligated to pay the compensation, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

The affirmative vote of the holders of at least a majority of the shares of the Company's common stock present in person or by proxy and entitled to vote on the matter will be required to approve the advisory resolution on executive compensation payable to HCC's named executive officers in connection with the merger. Therefore, if you abstain, it will have the same effect as a vote "AGAINST" the adoption of the proposal and, if you fail to vote, it will have no effect on the outcome of the proposal, unless the shares are counted as present at the special meeting.

Vote for Approval of an Adjournment of the Special Meeting

The Company's stockholders are being asked to approve a proposal that will give us authority to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement and approve the merger, if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger. If this adjournment proposal is approved, the special meeting could be adjourned by the Company's board of directors to any date. In addition, the Company's board of directors can postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. The Company does not intend to call a vote on this proposal if the proposal to adopt the merger agreement and approve the merger is approved at the special meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement and approve the merger. Accordingly, you may vote to approve the proposal to adopt the merger agreement and approve the merger and vote not to approve the adjournment proposal and vice versa.

The affirmative vote of the holders of at least a majority of the shares of the Company's common stock present in person or by proxy and entitled to vote on the matter will be required to approve the proposal to adjourn the special meeting. Therefore, if you abstain, it will have the same effect as a vote "AGAINST" the adoption of the proposal to adjourn the special meeting and, if you fail to vote, it will have no effect on the outcome of the proposal, unless the shares are counted as present at the special meeting.

Voting by HCC's Directors and Executive Officers

As of August 18, 2015, the directors and executive officers of HCC beneficially owned in the aggregate 1,142,954.48 shares of the Company's common stock entitled to vote at the special meeting or approximately 1.19% of the outstanding shares of the Company's common stock. We currently expect that each of these individuals will vote all of his or her shares of the Company's common stock in favor of each of the proposals to be presented at the special meeting, although none of them is obligated to do so.

Voting, Proxies and Revocation

Invitation to Special Meeting

All holders of shares of the Company's common stock as of the close of business on the record date, including stockholders of record and beneficial owners of the Company's common stock registered in the "street name" of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of the Company's common stock in "street name" through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

To ensure that your shares of the Company's common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Proxy Vote by Stockholders of Record

If you are a stockholder of record of your shares of the Company's common stock and you submit a proxy by telephone or the Internet or by returning a signed and dated proxy card by mail that is received by HCC at any time prior to the closing of the polls at the special meeting, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without an indication as to how the shares of the Company's common stock represented thereby are to be voted with regard to a particular proposal, the shares of the Company's common stock represented by the proxy will be voted in accordance with the recommendation of the Company's board of directors, which, as of the date of this proxy statement, are "FOR" the adoption of the merger agreement and approval of the merger, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement and approve the merger.

Vote of Shares of the Company's Common Stock Held in "Street Name"

If your shares of the Company's common stock are held in "street name," you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares of the Company's common stock voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Brokers who hold shares of the Company's common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are "non-routine," such as adoption of the merger agreement and approval of the merger, without specific instructions from the beneficial owner. If the broker or nominee cannot vote on the proposal because it is non-routine, there is a "broker non-vote" on that proposal. Broker non-votes will not be counted for quorum purposes, because all of the matters being considered at the meeting are "non-routine." Broker non-votes would count as votes "AGAINST" the proposal to adopt the merger agreement and approve the merger. Broker non-votes would not be counted as votes for or against the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger or (unless the related shares are otherwise counted as present at the special meeting) the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement and approve the merger. If your broker or other nominee holds your shares of the Company's common stock in "street name," your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.

Deadline to Vote by Proxy

Proxies received by HCC at any time prior to the closing of the polls at the special meeting, in the case of proxies submitted by using proxy cards, or 11:59 p.m., Eastern Time, on September 17, 2015, in the case of proxies submitted by telephone or Internet, that have not been revoked or superseded before being voted, will be voted at the special meeting.

Revocation of Proxy

If you are a stockholder of record of your shares of the Company's common stock, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting:

  •
  if you submitted your proxy by telephone or the Internet, by submitting another proxy by telephone or the Internet;

  •
  by delivering to HCC's Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  by submitting a later-dated proxy card relating to the same shares of the Company's common stock; or

  •
  by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas 77040-6094
Attn: Secretary

If you are a "street name" holder of the Company's common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of the Company's common stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the adoption of the merger agreement and approval of the merger, a vote "AGAINST" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to HCC's named executive officers in connection with the merger and a vote "AGAINST" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of the Company's board of directors on any other matters properly brought for a vote before the special meeting, or at any adjournment or postponement thereof to adopt the merger agreement and approve the merger.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to approve the proposal to adopt the merger agreement and approve the merger, the Company does not anticipate that it will adjourn or postpone the special meeting, unless it is advised by counsel that such adjournment or postponement is necessary under applicable law to allow additional time for any disclosure.

The special meeting may be adjourned by a resolution of the Company's board of directors or by the affirmative vote of the holders of at least a majority of the shares of the Company's common stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.

Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

This solicitation of proxies is being made by HCC and the cost of this solicitation is being borne by HCC. We have retained D.F. King & Co., Inc., which we refer to as D.F. King, a professional proxy solicitation firm, to assist in the solicitation of proxies for the special meeting for a fee of approximately $15,000, plus reimbursement of reasonable out-of-pocket expenses. D.F. King's employees and our directors, officers and employees may solicit the return of proxies by personal contact, mail, electronic mail, facsimile, telephone, the Internet or other means of communication. D.F. King expects that approximately 20 of its employees will assist in the solicitation. We may also issue press releases asking for your vote or post letters or notices to you on our website, www.HCC.com. Our directors, officers and employees will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the Company's common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, D.F. King & Co., Inc., toll-free at (877) 478-5041, all others at (212) 269-5550 or via email at hcc@dfking.com.

List of Stockholders

A list of our stockholders entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting at our principal executive offices at least ten days prior to the date of the special meeting and continuing through the special meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

THE COMPANIES

HCC Insurance Holdings, Inc.

HCC is a leading specialty insurer with offices in the United States, the United Kingdom, Spain and Ireland. HCC's principal offices are located at 13403 Northwest Freeway, Houston, TX 77040, and its telephone number is (713) 690-7300. HCC's home page on the Internet is www.hcc.com. The information provided on HCC's website is not part of this proxy statement and is not incorporated herein by reference.

Tokio Marine Holdings, Inc.

Tokio Marine, the ultimate holding company of the Tokio Marine Group, is incorporated in Japan and is listed on the Tokyo Stock Exchange. With a presence in approximately 40 countries, Tokio Marine Group ranks as one of the world's most globally diversified and financially secure insurance groups. The Tokio Marine Group has over Yen 20.8 trillion ($173 billion) in total assets, Yen 4.3 trillion ($36 billion) of total revenues (as at the end of March 2015) and approximately 40,000 employees. Tokio Marine Group's main operating subsidiary, Tokio Marine & Nichido Fire, was founded in 1879 and is the oldest and largest property and casualty insurer in Japan. Tokio Marine & Nichido Fire conducts business in the United States through its U.S. subsidiaries.

TMGC Investment (Delaware) Inc.

Merger Sub is a Delaware corporation that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It is an indirect wholly-owned subsidiary of Tokio Marine. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. We refer to Merger Sub together with Tokio Marine as the Tokio Marine Parties.

The Company's insurance company subsidiaries are parties to reinsurance agreements with affiliates of Tokio Marine and other reinsurers. These reinsurance agreements with affiliates of Tokio Marine were entered into in the ordinary course of business of the Company's insurance company subsidiaries and are on arm's-length terms.

 THE MERGER

Background of the Merger

Set forth below is a description of the material aspects of the background and history behind the merger. This description may not contain all of the information that is important to you. The Company encourages you to read carefully the entire proxy statement, including the merger agreement attached as Annex A-1 and A-2, for a more complete understanding of the merger.

The Company's board of directors and senior management regularly review and evaluate the Company's long-term strategic plans and competitive positioning in the marketplace with the goal of maximizing stockholder value. As part of the Company's regular, ongoing process of reviewing its long term strategic plans, the Company's board of directors and senior management of the Company from time to time consider a variety of strategic opportunities that might be available to the Company, including possible acquisitions, divestitures and business combination transactions.

In late June, 2014, Christopher J.B. Williams, the Company's chief executive officer, received an unsolicited phone call from an executive officer of a large insurance company, which we refer to as Party A, regarding Party A's interest in meeting with Mr. Williams to discuss their respective businesses. Affiliates of Party A are counterparties to contracts with the Company's insurance company subsidiaries.

On July 10, 2014, Mr. Williams and the executive officer of Party A met for dinner in New York City. At that meeting, Mr. Williams and the executive officer of Party A discussed various topics, including the state of the financial and insurance markets and challenges and opportunities facing their respective businesses. The executive officer of Party A expressed to Mr. Williams an interest in the possibility of the two companies engaging in a strategic transaction. The executive officer of Party A did not make any proposal for the Company or indicate that a proposal for the Company would be forthcoming. After the dinner, Mr. Williams informed Robert A. Rosholt, the chairman of the Company's board of directors, about the discussions with the executive officer of Party A.

On August 1, 2014, Mr. Williams had a telephone conversation with the chief executive officer of a company that operates in the insurance industry, which we refer to as the Acquisition Target, during which Mr. Williams expressed an interest in exploring the possibility that the Company enter into a business combination transaction with the Acquisition Target.

On August 18, 2014, a regular quarterly meeting of the Company's board of directors was held at which representatives of Goldman Sachs made presentations to the Company's board of directors regarding the Company. In addition, representatives of Barclays Capital, Inc., which we refer to as Barclays, who advised the Company solely with respect to a potential transaction with Acquisition Target and not with respect to the potential transaction with Tokio Marine, and Goldman Sachs discussed with the Company's board of directors, among other things, the property and casualty insurance industry in general and the environment for mergers and acquisitions in that industry. At that meeting, Mr. Williams updated the other directors on his conversation and meeting with the executive officer of Party A and his conversations with the chief executive officer of the Acquisition Target and one other potential acquisition target with which the Company might consider entering into a business combination transaction. The Company's board of directors also generally discussed potential acquirers of the Company and relevant financial considerations in connection with any potential sale of the Company. The Company's board of directors then considered and discussed with the financial advisers a potential stock-for-stock business combination transaction with the Acquisition Target.

On August 20, 2014, a meeting of the Company's board of directors was held at which the Company's board of directors continued to discuss a potential business combination transaction with the Acquisition Target. The Company's board of directors authorized the Company's management to continue discussions with representatives of the Acquisition Target and report back to the Company's board of directors on the results of such discussions.

Between August 20, 2014 and September 23, 2014, the Company's management engaged with representatives of the Acquisition Target to discuss the parameters of a potential business combination transaction between the Company and the Acquisition Target.

On September 8, 2014, Mr. Williams and the executive officer of Party A had a follow-up discussion regarding their respective businesses. Mr. Williams relayed to the executive officer of Party A that the Company's board of directors had made no determination that the Company was for sale and that the Company's board of directors was confident in the Company's long-term strategic plan. Mr. Williams further relayed that, if the Company were to entertain any strategic alternatives, the strategic alternative would have to involve a highly compelling premium price for the shares of the Company. At the end of the discussion, the executive officer of Party A expressed a desire to continue discussions with Mr. Williams. The executive officer of Party A did not make any proposal for the Company or indicate that a proposal for the Company would be forthcoming.

On September 23, 2014, a special meeting of the Company's board of directors was held to consider, among other things, a potential business combination transaction with the Acquisition Target. At that meeting, representatives of Goldman Sachs and Barclays reviewed with the Company's board of directors their financial analyses of the Company, the Acquisition Target and key metrics regarding the proposed merger consideration in a potential business combination transaction involving the Company and the Acquisition Target as well as certain pro forma metrics of such a combination. Representatives of Willkie Farr & Gallagher LLP, which we refer to as Willkie Farr, the Company's legal adviser, reviewed with the directors their fiduciary duties under applicable law and key legislative considerations relating to the proposed transaction with the Acquisition Target. The Company's board of directors discussed and considered the strategic rationale behind the proposed business combination transaction with the Acquisition Target and very recent legislative developments relating to such potential transaction. After such discussion and consideration, the Company's board of directors determined to defer pursuit of a business combination transaction with the Acquisition Target.

Also at that meeting, Mr. Williams reported on the follow-up discussion he had on September 8, 2014, with the executive officer of Party A and that no further discussions had been scheduled with representatives of Party A. The Company's board of directors authorized Mr. Williams to continue discussions with representatives of Party A and report back to the Company's board of directors regarding the results of such discussions.

On September 30, 2014, Mr. Williams and Brad T. Irick, the chief financial officer of the Company, met for dinner in New York City with the executive officer of Party A. At that meeting, Messrs. Williams and Irick continued discussions with the executive officer of Party A regarding their respective businesses. At the end of the meeting, the executive officer of Party A expressed a desire to continue discussions with Mr. Williams. The executive officer of Party A did not make any proposal for the Company or indicate that a proposal for the Company would be forthcoming.

On November 12, 2014, a regular quarterly meeting of the Company's board of the directors was held. At that meeting, Mr. Williams updated the Company's board of directors regarding the meeting on September 30, 2014 with the executive officer of Party A. The Company's board of directors authorized Mr. Williams to continue discussions with representatives of Party A.

On December 17, 2014, Mr. Williams and the executive officer of Party A met for dinner in New York City to continue discussions regarding their respective businesses generally and factors affecting the property and casualty insurance industry. At the end of the meeting, representatives of Party A orally expressed an interest in making a proposal to acquire the Company and suggested that such a proposal might be made at a price reflecting a valuation in the range of 2.0x the Company's tangible book value.

Mr. Williams relayed to the executive officer of Party A that the Company's board of directors had made no determination that the Company was for sale. At the end of the meeting, the executive officer of Party A expressed a desire to continue discussions with Mr. Williams and suggested that Mr. Williams have further discussions at Party A's headquarters with the executive officer and the chairman of the board and chief executive officer of Party A.

In January of 2015, Messrs. Rosholt and Williams discussed with representatives of Goldman Sachs the benefit, if opportunities presented themselves, of having informal discussions with other companies that had large market capitalizations and operated in the insurance industry to learn about such companies' businesses and strategic objectives, and understand whether they might be complementary to the Company's businesses. Later that month, at the direction of Messrs. Rosholt and Williams, representatives of Goldman Sachs approached a few companies that operate in the insurance industry in Japan to inquire whether any of them would be interested in having an introductory meeting with Mr. Williams in Asia in early February. Representatives of Tokio Marine indicated that they would be interested in such a meeting.

On February 3, 2015, Mr. Williams had an introductory meeting in Tokyo with Kunihiko Fujii, the senior managing director of Tokio Marine, and Kenji Okada, a general manager of Tokio Marine. Representatives of Goldman Sachs were also present at that meeting. At that meeting, Messrs. Williams and Fujii discussed, in general terms, aspects of the two companies' respective businesses. Representatives of Tokio Marine expressed a desire to continue discussions with Mr. Williams, but did not make any proposal for the Company or indicate that a proposal for the Company would be forthcoming.

On February 19, 2015, Mr. Williams travelled to Party A's headquarters to meet and continue discussions with both the executive officer and the chairman of the board and chief executive officer of Party A regarding their respective businesses. At the end of the meeting, the representatives of Party A orally expressed an interest in making a proposal to acquire the Company and suggested that such a proposal might be made at a price reflecting a valuation in the range of 2.0x the Company's tangible book value. Mr. Williams relayed to the executive officer and the chairman of the board and chief executive officer of Party A that the Company's board of directors had made no determination that the Company was for sale and advised them that he would report to the Company's board of directors regarding his meeting with them and their oral indication of interest.

On February 27, 2015, Mr. Williams met with two executive officers of another large insurance company, which we refer to as Party B, to discuss the Company and its business generally. Representatives of Goldman Sachs were also present at that meeting. At that meeting, Mr. Williams and the executive officers of Party B discussed their respective businesses and factors affecting the property and casualty insurance industry. Party B did not express an interest in continuing discussions with the Company and no further meetings were held with Party B.

During this period, Mr. Williams regularly updated Mr. Rosholt regarding the discussions and meetings with Party A, Party B and Tokio Marine.

On March 5, 2015, a regular quarterly meeting of the Company's board of directors was held. At that meeting, Mr. Rosholt updated the other directors regarding discussions with Party A relating to the Company and its business and that Party A had orally expressed an interest in making a proposal to acquire the Company. Mr. Rosholt noted that, other than Party A indicating that a potential proposal could be made at a price reflecting a valuation in the range of 2.0x the Company's tangible book value, the discussion did not include price negotiations or discussions of any specific terms of any potential transaction. Mr. Williams then provided the other directors with an update regarding his conversations with Party A, Party B and Tokio Marine. He also noted that, while no party had made a formal proposal to acquire the Company, it was possible that one or both of Party A and Tokio Marine would make one. Representatives of Goldman Sachs made a presentation to the Company's board of directors regarding the Company, and reviewed with the Company's board of directors the property and casualty insurance industry in general and current mergers and acquisitions activity in that industry. Representatives of Willkie Farr made a presentation to the Company's board of directors regarding the directors' fiduciary duties under applicable law when considering any proposal relating to a sale of the Company. The Company's board of directors authorized the Company's senior management to continue discussions with representatives of Tokio Marine and Party A.

On March 8, 2015, Messrs. Williams and Irick, along with William N. Burke, the president and chief operating officer of the Company, met in London with Tsuyoshi Nagano, the president of Tokio Marine, and Mr. Fujii, as well as Ian Brimecome, a senior managing executive officer of Tokio Marine, and Su Fen Lim, the senior vice president of global strategy of Tokio Marine, to continue discussions regarding the Company. Representatives of Goldman Sachs were also present at that meeting. Representatives of Tokio Marine did not make any proposal for the Company or indicate that a proposal for the Company would be forthcoming.

On March 18, 2015, Mr. Williams met for dinner with the executive officer of Party A in New York City to continue their discussions. At that meeting, Mr. Williams and the executive officer of Party A discussed, among other things, their respective businesses generally, factors affecting the property and casualty insurance industry, the potential for Party A to enter into a strategic transaction involving the Company and that such a proposal might be made at a price reflecting a valuation in the range of 2.0x the Company's tangible book value. Mr. Williams relayed to the executive officer of Party A that the Company's board of directors had made no determination that the Company was for sale.

On March 23, 2015, representatives of Goldman Sachs met with representatives of Tokio Marine in Tokyo to discuss the status of the discussions with the Company and Tokio Marine's interest in continuing discussions regarding the Company. Representatives of Tokio Marine emphasized that Tokio Marine's board of directors had not made any determination regarding whether Tokio Marine would make a proposal for the Company but indicated that, in order for Tokio Marine's board of directors to make such a determination, representatives of Tokio Marine would first need to have further meetings with representatives of the Company.

On March 30, 2015, a special meeting of the Company's board of directors was held. At that meeting, Mr. Williams updated the Company's board of directors regarding his recent meetings with Party A and Tokio Marine. He indicated that a follow-up meeting was scheduled with Party A for April 7, 2015 and that conversations with Tokio Marine would also continue.

On April 7, 2015, Messrs. Williams and Burke met the executive officer of Party A for dinner in New York City to continue their discussions regarding the respective businesses of the Company and Party A.

On April 9, 2015, Messrs. Williams, Burke and Irick met for dinner in New York City with Messrs. Fujii, Brimecome and Okada to continue their discussions regarding the respective businesses of the Company and Tokio Marine.

On April 10, 2015, Messrs. Williams, Burke and Irick met with Messrs. Fujii, Brimecome and Okada at the offices of Goldman Sachs in New York City to continue their general discussions regarding their respective companies. At that meeting, the representatives of Tokio Marine informed the representatives of the Company that Tokio Marine was considering whether to make an all-cash proposal to acquire the Company, and that such a proposal might be forthcoming on or around May 8, 2015. The parties did not discuss pricing or other specific terms of any potential transaction, but Mr. Williams relayed to the representatives of Tokio Marine that the Company's board of directors had made no determination that the Company was for sale and that any proposal to acquire the Company would likely need to involve a highly compelling premium price for the shares of the Company in order for the Company's board of directors to entertain it. The parties further discussed an overview of timing, structure, business considerations and potential synergies that would be relevant to an acquisition of the Company.

On April 13, 2015, a special telephonic meeting of the investment and finance committee of the Company's board of directors was held. At that meeting, Mr. Williams updated the committee on the developments with Party A and Tokio Marine. Mr. Williams reported on the discussions and dinner meeting with the executive officer of Party A and noted that Party A had not made any specific proposal with respect to a potential strategic transaction involving the Company, but continued to express an interest in engaging in such a transaction. Mr. Williams also reported on the dinner meeting with Tokio Marine on April 9, 2015 and the meeting with Tokio Marine at the offices of Goldman Sachs on April 10, 2015, including the potential receipt of a proposal from Tokio Marine on or around May 8, 2015. Mr. Williams suggested that a special meeting of the Company's board of directors be scheduled for May 11, 2015 to discuss any proposal that might be received from Tokio Marine.

On April 29, 2015, in furtherance of the matters discussed at the April 10, 2015 meeting, at the request of the Company, representatives of Goldman Sachs sent to representatives of Tokio Marine and Tokio Marine's financial advisers, Credit Suisse Group AG, which we refer to as Credit Suisse, and Evercore Group, L.L.C., which we refer to as Evercore, information derived from publicly available financial reports intended to help demonstrate to Tokio Marine the estimated financial benefits to Tokio Marine that might result from an acquisition of the Company by Tokio Marine, and representatives of Goldman Sachs and Credit Suisse subsequently discussed such information.

On May 1, 2015, Mr. Fujii called Mr. Williams to inform him that a proposal to acquire the Company might be forthcoming on or around May 4, 2015.

On May 2, 2015, representatives of Goldman Sachs had a telephone call with representatives of Credit Suisse to continue their discussions regarding the estimated financial benefits to Tokio Marine that might result from an acquisition of the Company by Tokio Marine.

On May 4, 2015, Mr. Williams received a letter from Mr. Fujii setting forth a non-binding indication of interest by Tokio Marine to acquire, through a merger transaction, all of the outstanding shares of the Company for $76.00 per share in cash, with limited conditionality. The $76.00 per share in cash proposal represented a 33% premium relative to the closing price of the Company's shares on May 1, 2015, the last trading day before the date of the letter. The letter recited assumptions on which such indication of interest was based and additional terms of Tokio Marine's proposal, including that: (i) the Company would pay only a regular dividend in the second quarter of 2015 of $0.295 per share, and that no further dividends would be paid prior to the closing of the merger; (ii) the proposal would expire on May 18, 2015; and (iii) Tokio Marine was willing to work expeditiously toward executing a definitive agreement, but only if the Company entered into a non-disclosure agreement and an exclusivity agreement providing, among other things, for a 30-day exclusivity period during which the Company would be prohibited from discussing alternative potential transactions with, or soliciting acquisition proposals from, third parties. In the letter, Tokio Marine also expressed its desire to retain intact and motivate the Company's existing management team following the closing of the transaction, and stated that it planned to establish appropriate management retention and multi-year compensation plans for the benefit of the Company's employees. Mr. Williams also received from Mr. Fujii drafts of a non-disclosure agreement and an exclusivity agreement.

Later that same day, Mr. Williams contacted Messrs. Fujii and Brimecome to request clarification with respect to some of the assumptions regarding the number of the Company's outstanding shares referenced in the letter received from Tokio Marine. Mr. Williams noted that certain of the assumptions made by Tokio Marine may have been based on outdated information, and asked whether, if updated information were taken into account, Tokio Marine's proposal price would be increased from the $76.00 per share noted in the letter.

Also on May 4, 2015, Mr. Williams called the executive officer of Party A to follow up on Party A's previous indication of interest in making a proposal to acquire the Company. The executive officer of Party A indicated that Party A was still interested in making a proposal to acquire the Company, but that its proposal would likely not be greater than $60.00 per share. The executive officer of Party A asked Mr. Williams whether Mr. Williams thought that the Company's board of directors would be receptive to such a proposal. Mr. Williams indicated that, in his view, it was unlikely that the Company's board of directors would find such a proposal sufficiently attractive. The executive officer of Party A then indicated that he would discuss the matter further with the chairman of the board and chief executive officer of Party A.

On May 5, 2015, representatives of Goldman Sachs and Tokio Marine held a discussion in response to a request from Tokio Marine to secure further information regarding certain assumptions made in Tokio Marine's initial proposal letter, and the Company, through Goldman Sachs, provided Tokio Marine with additional information regarding the facts underlying such assumptions.

Also on May 5, 2015, Mr. Williams and Mr. Brimecome spoke by telephone and Mr. Brimecome indicated to Mr. Williams that a revised proposal would be forthcoming from Tokio Marine.

Also on May 5, 2015, the executive officer of Party A and Mr. Williams spoke by telephone to continue the discussions regarding a potential strategic transaction involving the Company. The executive officer of Party A informed Mr. Williams that any proposal from Party A to acquire the Company would not likely be greater than $60.00 per share, and asked Mr. Williams whether, in his view, such a proposal would be appealing to the Company's board of directors. Mr. Williams indicated that, in his view, it would be unlikely that the Company's board of directors would find such a proposal sufficiently attractive.

On May 6, 2015, Mr. Fujii, on behalf of Tokio Marine, sent another letter to Mr. Williams. The letter stated that, following the discussions between the parties and based on Tokio Marine's updated assumptions, Tokio Marine was willing to increase its proposal to acquire the Company from $76.00 per share to $77.50 per share.

On May 6, 2015, Messrs. Fujii and Brimecome had a telephone call with representatives of Goldman Sachs regarding Tokio Marine's proposal. Representatives of Tokio Marine reiterated to representatives of Goldman Sachs that any proposal made by Tokio Marine was conditioned on the parties' entry into an exclusivity agreement. Representatives of Tokio Marine also orally revised their proposal to permit the Company to pay all regularly scheduled quarterly dividends on its shares of common stock in an amount not to exceed $0.295 per share, per quarter, between the execution of the merger agreement and the closing of the merger.

On May 7, 2015, a special meeting of the Company's board of directors was held. During that meeting, Mr. Williams updated the Company's board of directors on his recent conversations with Tokio Marine and Party A, noting that the most recent discussion with the representatives of Party A resulted in an oral indication of interest that was potentially around $60.00 per share. He then described the written proposals (and oral revisions) received from Tokio Marine. Representatives of Willkie Farr then reviewed with the directors their fiduciary duties under applicable law, relevant terms relating to potential deal protection provisions that might be requested by Tokio Marine in any definitive merger agreement relating to an acquisition of the Company and the terms of the non-disclosure agreement and exclusivity agreement proposed by Tokio Marine. Also during that meeting, representatives of Goldman Sachs reviewed with the Company's board of directors certain financial information relating to the possible transaction with Tokio Marine. Representatives of Goldman Sachs noted that Tokio Marine had conveyed to them, through Credit Suisse, that the entry by the Company into an exclusivity agreement was a pre-condition to Tokio Marine's further consideration of an acquisition of the Company. A discussion was held among representatives of Goldman Sachs, the Company's senior management and the Company's board of directors regarding other companies in the property and casualty insurance industry and the potential interest or ability of any such company to engage in or consummate a transaction with the Company at an attractive price. The Company's board of directors then discussed with representatives of Goldman Sachs and Willkie Farr strategic considerations involved in granting exclusivity, including deal protection provisions and a termination fee, to Tokio Marine. The Company's board of directors also discussed with representatives of Goldman Sachs and Willkie Farr the potential for negotiating an increase in the proposal price above $77.50 per share.

At the end of the discussion, the Company's board of directors unanimously determined to establish an ad hoc committee of the Company's board of directors, which we refer to as the transaction committee, comprising Frank J. Bramanti, John N. Molbeck, Mr. Rosholt and J. Mikesell Thomas, to review, analyze and negotiate the terms of any potential transaction with Tokio Marine, authorized the transaction committee and the Company's senior management to execute and deliver an exclusivity agreement with Tokio Marine if the transaction committee was satisfied with the responses received from Tokio Marine after any initial discussions between the financial and legal advisers to each party regarding the proposed merger consideration and the deal protection and other terms of any potential transaction, and authorized the transaction committee to delegate to the Company's management the power and authority to negotiate the terms and conditions of any potential transaction with Tokio Marine.

Later on May 7, 2015, Mr. Williams had separate telephone conversations with Messrs. Fujii and Brimecome. Mr. Williams advised each of Messrs. Fujii and Brimecome that the Company's board of directors had authorized the Company's financial and legal advisers to speak with Tokio Marine's financial and legal advisers regarding a potential path forward, and that the Company's advisers would contact Tokio Marine's advisers.

Also on May 7, 2015, representatives of Goldman Sachs spoke with representatives of Credit Suisse by telephone. During that conversation, at the direction of the Company, representatives of Goldman Sachs advised Credit Suisse that the Company's board of directors was prepared to authorize the Company to enter into an exclusivity arrangement with Tokio Marine if: (i) Tokio Marine increased its proposal price to $79.00 per share; and (ii) there was agreement between the parties on key transaction terms to be communicated by Willkie Farr to Sullivan & Cromwell LLP, which we refer to as Sullivan & Cromwell, Tokio Marine's legal adviser. Representatives of Credit Suisse advised Goldman Sachs that Tokio Marine believed that the $77.50 proposal price represented a full price for the Company's shares, but that Credit Suisse would discuss the matter with Tokio Marine.

Also on May 7, 2015, representatives of Willkie Farr spoke with representatives of Sullivan & Cromwell. Representatives of Willkie Farr informed Sullivan & Cromwell that, in order for the Company to enter into exclusive negotiations with Tokio Marine, the discussions between Goldman Sachs and Credit Suisse regarding the price offered by Tokio Marine would need to result in an outcome that the Company's board of directors deemed acceptable, and there would need to be agreement on the following key transaction terms: (i) the scope of and exceptions to the deal protection provisions to be included in the merger agreement; (ii) the definition of "material adverse effect" in the merger agreement to be used as the standard for determining when Tokio Marine might have a right under the merger agreement not to close the merger under certain circumstances; and (iii) the terms of the non-disclosure agreement and exclusivity agreement to be entered into by the Company and Tokio Marine.

Specifically, representatives of Willkie Farr requested a 45-day "go shop" period, during which the Company would be permitted actively to solicit acquisition proposals from third parties, with a lower termination fee payable to Tokio Marine in the event that the merger agreement were terminated in order for the Company to enter into a definitive agreement with a party that emerged as a result of such solicitation. Representatives of Sullivan & Cromwell indicated that Tokio Marine had already extensively discussed the prospect of a "go shop" covenant with Sullivan & Cromwell prior to making its initial proposal for the Company, and that Tokio Marine felt strongly that a "go shop" covenant should not be included in the merger agreement. Representatives of Willkie Farr indicated that the Company's board of directors believed that a "go shop" covenant was appropriate in this circumstance but that the Company's board of directors might agree to forego a "go shop" covenant if there were meaningful termination rights that would allow the Company to terminate the merger agreement to accept an unsolicited superior proposal, subject to paying a termination fee of 2.0% of the aggregate equity value of the transaction. Representatives of Willkie Farr and Sullivan & Cromwell also discussed the general framework for and approach to other potential deal protection terms to be included in the merger agreement. Representatives of Willkie Farr further indicated that they would send to Sullivan & Cromwell a proposed draft of the definition of "material adverse effect" that would be used in the merger agreement. Representatives of Willkie Farr and Sullivan & Cromwell also discussed the terms of the non-disclosure agreement and exclusivity agreement proposed by Tokio Marine. Representatives of Willkie Farr indicated that, if the parties were to proceed with exclusive negotiations, the Company would propose changes to such documents, including requiring Tokio Marine to confirm in writing at a "check in" time set for approximately two weeks after the execution of the exclusivity agreement that it did not intend to make any material modifications to its proposal with respect to a potential transaction with the Company, failing which written confirmation the exclusivity agreement would terminate at the check in time. Representatives of Willkie Farr further indicated that the non-disclosure agreement should include a customary "standstill" provision. Representatives of Sullivan & Cromwell indicated that it would discuss these matters with Tokio Marine before responding to Willkie Farr.

After the call between Willkie Farr and Sullivan & Cromwell on May 7, 2015, representatives of Willkie Farr sent a proposed draft of the definition of "material adverse effect" to Sullivan & Cromwell.

On May 8, 2015, a representative of Credit Suisse contacted a representative of Goldman Sachs by telephone and indicated that Tokio Marine had agreed to increase the merger consideration from $77.50 per share to $78.00 per share, and that the merger consideration would not be increased any further.

Also on May 8, 2015, a representative of Sullivan & Cromwell contacted a representative of Willkie Farr and informed Willkie Farr that Tokio Marine rejected the inclusion of a "go shop" covenant in the merger agreement but would be willing to agree to a termination fee equal to 2.5% of the aggregate equity value of the transaction. Representatives of Sullivan & Cromwell also indicated that all of the other terms discussed between Willkie Farr and Sullivan & Cromwell were generally acceptable to Tokio Marine, subject to some minor clarifications and agreement on specific language. After the call, a representative of Sullivan & Cromwell sent Willkie Farr some minor edits to the definition of "material adverse effect."

Later on May 8, 2015, the transaction committee met to discuss the responses received by the Company's advisers from Tokio Marine regarding the merger consideration and the termination fee. After discussion of the responses, the transaction committee indicated their approval of the merger consideration and termination fee and authorized further negotiation of the non-disclosure agreement and the exclusivity agreement with Tokio Marine.

After the transaction committee meeting on May 8, 2015, representatives of Willkie Farr, at the instruction of the transaction committee, sent to Sullivan & Cromwell revised drafts of the non-disclosure agreement and exclusivity agreement reflecting the terms that were previously discussed with Sullivan & Cromwell.

Also on May 8, 2015 and May 9, 2015, representatives of Willkie Farr and Sullivan & Cromwell exchanged drafts of the non-disclosure agreement and exclusivity agreement, and the Company and Tokio Marine each executed both of such agreements on May 9, 2015.

On May 10, 2015, at the direction of the Company, Goldman Sachs granted representatives of Tokio Marine and its advisers access to an electronic data room that had been established for the purpose of sharing information with Tokio Marine to facilitate Tokio Marine's due diligence review of the Company. During the period from May 9, 2015 to June 10, 2015, Tokio Marine, with the assistance of its legal and financial advisers, performed a due diligence review of the Company.

On May 17, 2015, a representative of Sullivan & Cromwell distributed an initial draft of the merger agreement to Willkie Farr.

On May 20, 2015, a regular quarterly meeting of the Company's board of directors was held. At that meeting, representatives of Goldman Sachs updated the Company's board of directors on the status of Tokio Marine's due diligence review of the Company. Representatives of Willkie Farr then summarized for the Company's board of directors the terms of the initial draft of the merger agreement proposed by Tokio Marine, and the Company's board of directors discussed the proposed draft merger agreement. Representatives of Goldman Sachs also participated in that discussion. Representatives of Willkie Farr then reviewed with the Company's board of directors the directors' fiduciary duties under applicable law in the context of a sale of the Company.

After the meeting of the Company's board of directors on May 20, 2015, the transaction committee met with representatives of the Company's senior management and Willkie Farr to discuss further the terms of the draft merger agreement proposed by Tokio Marine. At the end of the meeting, the transaction committee authorized Willkie Farr to complete a revised draft of the merger agreement reflecting the input received from the transaction committee and to send such revised draft to Sullivan & Cromwell.

On May 21, 2015 and May 22, 2015, representatives of the Company held due diligence sessions in Houston, Texas with representatives of Tokio Marine. Representatives of Goldman Sachs and of advisers to Tokio Marine were also present. During such meetings, the Company's senior management made presentations to Tokio Marine regarding the Company's business and operations and Tokio Marine asked questions of the Company's senior management in connection with its due diligence review of the Company.

On May 22, 2015, a representative of Willkie Farr sent a revised draft of the merger agreement to Sullivan & Cromwell.

During the period from May 22, 2015 to June 9, 2015, representatives of Willkie Farr, with the assistance of Goldman Sachs and under the direction of the transaction committee and the Company's senior management, negotiated the terms and conditions of the merger agreement with Tokio Marine's legal and financial advisers. In addition, during the period from May 22, 2015 to June 9, 2015, the Company's senior management held discussions and otherwise communicated with Tokio Marine regarding plans for the post-closing compensation of the Company's employees, including the implementation of a retention plan that would pay retention bonuses to certain of the Company's key employees.

On May 22, 2015, which was the "check in" date under the exclusivity agreement, Tokio Marine sent a confirmation letter to the Company pursuant to the exclusivity agreement. In the letter, Tokio Marine reaffirmed its interest in acquiring the Company at a price of $78.00 per share and confirmed that it did not intend to make any material modifications to its proposal with respect to a potential transaction with the Company.

During the period from May 26, 2015 through May 28, 2015, Messrs. Williams, Burke and Irick met in Tokyo with representatives of Tokio Marine to discuss further the Company and its business in connection with Tokio Marine's due diligence review of the Company, and to discuss plans with respect to the post-closing operation of the Company as a subsidiary of Tokio Marine, including the implementation of a retention plan that would pay retention bonuses to certain of the Company's key employees.

On May 28, 2015, the transaction committee held a telephonic meeting attended by members of the Company's senior management and representatives of Willkie Farr. At this meeting, representatives of Willkie Farr updated the transaction committee on the status of negotiations with Sullivan & Cromwell and discussed with the transaction committee the outstanding issues relating to the merger agreement. Mr. Williams then updated the transaction committee regarding the status of Tokio Marine's due diligence review of the Company, including the diligence sessions held on May 21 and 22, 2015 and on the receipt of the confirmation letter from Tokio Marine under the exclusivity agreement.

On June 1, 2015, a representative of Sullivan & Cromwell sent Willkie Farr a draft letter agreement proposing an extension of the exclusivity period under the exclusivity agreement to June 10, 2015.

Also on June 1, 2015, the transaction committee held a telephonic meeting, which was also attended by members of the Company's senior management team and representatives of Willkie Farr. At that meeting, Mr. Williams and representatives of Willkie Farr updated the transaction committee regarding the outstanding business and legal issues relating to the proposed merger agreement and received guidance from the transaction committee regarding the negotiation of such issues. At the end of this meeting, the transaction committee authorized the entry by the Company into the letter extending the exclusivity period under the exclusivity agreement to June 10, 2015.

On June 3, 2015, Tokio Marine again expressed its desire to retain intact the Company's existing management team. Tokio Marine and Mr. Williams discussed employment agreement addenda that Tokio Marine had requested that senior managers execute in order to provide that any closing of a transaction with Tokio Marine would not entitle the manager to resign for "good reason."

On June 4, 2015, the transaction committee held a telephonic meeting, which was also attended by members of the Company's senior management team and representatives of Willkie Farr. At that meeting, members of management and representatives of Willkie Farr updated the transaction committee regarding the outstanding business and legal issues relating to the proposed merger agreement, advised the transaction committee regarding the status of the discussions regarding the post-closing compensation arrangements for the Company's executive officers and received guidance from the transaction committee regarding the negotiation of such issues.

On June 5, 2015, the Company and Tokio Marine each delivered to the other an executed letter extending the exclusivity period under the exclusivity agreement to June 10, 2015.

On June 9, 2015, a special meeting of the Company's board of directors was held to consider the proposed transaction with Tokio Marine. Representatives of Goldman Sachs and Willkie Farr also attended the meeting. At that meeting, representatives of Willkie Farr discussed with the Company's board of directors the terms of the proposed merger agreement with Tokio Marine, including, among other things, the deal protection provisions and related exceptions, the parties' respective termination rights, the closing conditions and the terms relating to the interests of the Company's management team and other employees in connection with the proposed merger. A discussion was held regarding other companies in the property and casualty insurance industry and the potential interest or ability of any such company to engage in or consummate a transaction with the Company at an attractive price. Representatives of Goldman Sachs presented the Company's board of directors with its financial analyses of the Company and the merger consideration. After making its presentation and engaging in related discussions with the directors, Goldman Sachs delivered to the Company's board of directors its oral opinion (which was subsequently confirmed in writing as of June 10, 2015) to the effect that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken by Goldman Sachs, as set forth in its opinion, the $78.00 in cash per share merger consideration to be paid to the holders of shares of the

Company's common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. After further discussion and consideration, the Company's board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Company and its stockholders, and unanimously resolved to approve the merger agreement and the transactions contemplated by the merger agreement and to recommend that the stockholders of the Company adopt the merger agreement and approve the merger.

Later that same day, Mr. Williams informed Mr. Fujii that the Company's board of directors had unanimously approved the proposed transaction with Tokio Marine.

On June 10, 2015, Tokio Marine's board of directors approved the entry by Tokio Marine into the merger agreement with the Company. Promptly after the conclusion of the meeting of Tokio Marine's board of directors, Mr. Fujii notified Mr. Williams about the decision of Tokio Marine's board of directors.

At approximately 1:30 a.m., Eastern Time, on June 10, 2015, the parties entered into the merger agreement. In addition, on June 10, 2015, senior managers of the Company executed the employment agreement addenda that Tokio Marine had requested that they execute. The Company and Tokio Marine issued a joint press release announcing the transaction prior to the opening of the United States and United Kingdom financial markets, and following the closing of the Japanese financial markets, on June 10, 2015.

Effective August 6, 2015, the parties entered into an Amendment No. 1 to Agreement and Plan of Merger to modify certain terms of the merger agreement, including, without limitation, to provide that the Company may purchase and, following the effective time, the surviving company may maintain a tail policy to each of the current policies of directors' and officers' liability insurance and fiduciary liability insurance from the Company's current insurance carrier(s) or from another insurance carrier or carriers rated at least "A" by A.M. Best with respect to directors' and officers' liability insurance and fiduciary liability insurance.

Reasons for the Merger; Recommendation of the Company's Board of Directors

After consideration, the Company's board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Company and its stockholders, and unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The Company's board of directors unanimously recommends that the stockholders of the Company vote "FOR" the adoption of the merger agreement and approval of the merger.

In reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, the Company's board of directors consulted with the Company's management, as well as its independent financial adviser and legal adviser, and considered a number of factors that the Company's board of directors believed supported its decision, including the following:

  •
  the value to be received by the stockholders in the merger, including the fact that the cash consideration to be received by the stockholders represented a significant premium relative to the trading price of the Company's common stock. The merger consideration of $78.00 represented a 37.6% premium relative to the closing price of the Company's common stock on June 9, 2015 (the last trading day before the announcement of the merger agreement), a 35.8% premium to the Company's average share price relative to the trailing monthly average trading price of the Company's common stock as of June 9, 2015, and a 33.7% premium relative to its all-time and 52-week high closing trading price of $58.35 per share;

  •
  the fact that the terms of the merger agreement permit the Company to continue to pay regular quarterly cash dividends (not in excess of $0.295 per share, per quarter) consistent with past practice;

  •
  the fact that the merger consideration of $78.00 per share was 1.90x the Company's reported book value per share and 2.00x the Company's adjusted book value per share (adjusted book value excludes accumulated other comprehensive income);

  •
  the fact that the merger consideration of $78.00 per share was 20% greater than the highest research analyst price target for the Company and 22% greater than the median research analyst price target for the Company;

  •
  the fact that the merger consideration of $78.00 per share exceeded the present value of the Company's illustrative future share price, based on the various financial projections prepared by management, each of which is discussed under "The Merger—Financial Projections" beginning on page 52;

  •
  the possibility that, if the Company did not enter into the merger agreement, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of the Company's common stock would reach and sustain the $78.00 per share merger consideration, as adjusted for present value;

  •
  the fact that the amount Tokio Marine will pay to the Company's stockholders was the result of negotiations and price increases by Tokio Marine from its original proposed valuation of $76.00 per share;

  •
  the fact that the merger consideration is to be paid entirely in cash, which will allow the Company's stockholders to realize, upon the closing, a certainty of value and liquidity in light of the risks and uncertainties inherent in the Company's prospects and the market, economic and other risks that arise from owning an equity interest in a public company;

  •
  the strategic alternatives available to the Company other than a sale of the Company (including continuing to pursue the Company's strategy as a standalone enterprise) were less favorable to the Company's stockholders than the merger, given the potential risks, rewards, likely value creation and uncertainties associated with these alternatives;

  •
  the belief of the Company's board of directors that, as a result of the negotiations between the parties, the merger consideration of $78.00 per share was the highest price per share for the Company's common stock that Tokio Marine was willing to pay at the time of those negotiations, and that Tokio Marine's agreement to pay that price would result in a sale of the Company at the highest price per share for the common stock that was reasonably attainable;

  •
  the possibility that, if the Company did not enter into the merger agreement, there would not be another opportunity for the Company's stockholders to receive as high a price as a result of a sale of the Company, in light of the belief of the Company's board of directors that there are likely to be few, if any, parties interested in purchasing the Company in a transaction that would require a significant amount of goodwill to be recorded, and the belief of the Company's board of directors that, in any event, it was unlikely that there would be other parties that would be willing to offer more than Tokio Marine's current offer;

  •
  the oral opinion of Goldman Sachs rendered to the Company's board of directors on June 9, 2015, which opinion was subsequently confirmed in writing, to the effect that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken by Goldman Sachs, as set forth in its opinion, the $78.00 in cash per share merger consideration to be paid to the holders of shares of the Company's common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described under "The Merger—Opinion of Goldman, Sachs & Co." beginning on page 45;

  •
  the availability of appraisal rights under Delaware law to holders of the Company's common stock who do not vote in favor of the adoption of the merger agreement and comply with all of the required procedures under Delaware law for the perfection of such appraisal rights, which rights provide eligible stockholders with an opportunity to have the Delaware Court of Chancery determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the merger agreement;

  •
  the fact that the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties, the conditions to closing, and the form and structure of the merger consideration, are reasonable;

  •
  the fact that the terms of the merger agreement provide that, under certain circumstances, the Company is permitted to entertain acquisition proposals, withdraw its approval or recommendation with respect to the merger agreement, or terminate the merger agreement, subject, in each case, to compliance with certain procedural requirements, which may include the payment of the $187,500,000 termination fee;

  •
  the fact that the $187,500,000 termination fee is equal to approximately 2.5% of the equity value of the Company and the belief of the Company's board of directors that the $187,500,000 termination fee would not preclude other parties from making an acquisition proposal for the Company;

  •
  the absence of any financing condition or contingency to the merger;

  •
  the belief of the Company's board of directors that the conditions to the consummation of the merger as set forth in the merger agreement are reasonable;

  •
  the fact that Tokio Marine is a strong, well capitalized company with ample resources to consummate the transaction;

  •
  the high likelihood that Tokio Marine will proceed to complete the merger without significant delay, given its financial resources and high credit ratings, its history of completing two prior acquisitions of U.S. public companies in recent years and the absence of any material regulatory barriers to the merger;

  •
  Tokio Marine's commitments in the merger agreement to use its reasonable best efforts to consummate the proposed merger (subject to the terms and conditions of the merger agreement); and

  •
  the ability of the parties to consummate the merger.

The Company's board of directors also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by the merger agreement, including the following:

  •
  the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effects on business relationships, including with customers, potential customers, policyholders, reinsurers and agents and other producers;

  •
  the possibility that not all conditions to the closing of the merger, including the receipt of the necessary stockholder approval and regulatory approvals, may be satisfied or waived such that the merger may not be consummated;

  •
  the absence of a broad pre-signing market check by the Company as to the availability of alternative proposals, even though the Company's board of directors determined that forgoing a broad pre-signing market check was in the best interests of the stockholders because (1) Tokio Marine was offering a significant premium to the stockholders; (2) it seemed unlikely that there would be other parties that would be willing to offer more than Tokio Marine's current offer; and (3) initial discussions with alternative potential acquirers and substantive discussions with one or more alternative potential acquirers might not remain confidential and a leak might disrupt the Company's discussions with Tokio Marine, jeopardize any potential transaction with Tokio Marine, or adversely impact the Company's ongoing operations;

  •
  the possibility that the following factors, either individually or in combination, could discourage potential acquirers from making a competing bid to acquire the Company: (1) the restrictions in the merger agreement on the Company's ability to solicit or engage in discussions or negotiations with any third parties regarding acquisition proposals; and (2) the requirement that, in connection with a termination of the merger agreement in certain circumstances and subject to the terms and conditions of the merger agreement, the Company is required to pay Tokio Marine a $187,500,000 termination fee;

  •
  the amount of time it could take to complete the merger, including the risk that the Company and Tokio Marine might not receive the necessary regulatory approvals or clearances to complete the merger or that governmental authorities attempt to condition their approvals or clearances of the merger on one or more parties' compliance with certain conditions, which may result in a negative regulatory action;

  •
  the fact that the all-cash merger consideration, while providing certainty of value and liquidity upon consummation, would not allow the Company's stockholders to participate in any future earnings growth of the Company or benefit from any future increase in its value;

  •
  the possible effect of the public announcement, pendency or consummation of the transactions contemplated by the merger agreement, including any suit, action or proceeding in respect of the merger agreement or the transactions contemplated by the merger agreement;

  •
  the fact that the receipt of the merger consideration in exchange for shares of common stock pursuant to the merger would be a taxable transaction for U.S. federal income tax purposes;

  •
  the fact that restrictions on the conduct of the Company's business prior to completion of the merger could delay or prevent the Company from undertaking business opportunities that arise pending completion of the merger, which opportunities might be lost to the Company even if the merger could not be completed; and

  •
  the fact that some of the Company's directors and executive officers have other interests in the merger that are in addition to their interests as stockholders of the Company, including as a result of employment and compensation arrangements with the Company and the manner in which they would be affected by the merger (see "The Merger—Interests of the Company's Directors and Executive Officers in the Merger").

The foregoing discussion of the factors considered by the Company's board of directors is not intended to be exhaustive, but rather includes the material factors considered by the Company's board of directors. In reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, the Company's board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Company's board of directors considered all these factors as a whole, including discussions with, and questioning of, the Company's management and the Company's independent financial adviser and legal adviser, and overall considered the factors to be favorable to, and to support, its determination.

For the reasons set forth above, the Company's board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Company and its stockholders, and unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The Company's board of directors unanimously recommends that the Company's stockholders vote "FOR" the adoption of the merger agreement and approval of the merger.

Opinion of Goldman, Sachs & Co.

On June 9, 2015, at a meeting of the Company's board of directors, Goldman Sachs rendered to the Company's board of directors its oral opinion, subsequently confirmed in writing, that, as of the date of its written opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Goldman Sachs, the $78.00 in cash per share of the Company's common stock to be paid to the holders (other than Tokio Marine and its affiliates) of shares of the Company's common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated June 10, 2015, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken in connection with the opinion, is attached as Annex B. This summary of the Goldman Sachs opinion is qualified in its entirety by reference to the full text of the written opinion. Goldman Sachs provided its opinion for the information and assistance of the Company's board of directors in connection with its consideration of the merger agreement. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of shares of the Company's common stock should vote with respect to the merger agreement, the merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2014;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

  •
  certain other communications from the Company to its stockholders;

  •
  certain publicly available research analyst reports for the Company; and

  •
  certain internal financial analyses and forecasts for the Company prepared by its management as discussed under "The Merger—Financial Projections" beginning on page 52, as approved for Goldman Sachs' use by the Company, which we refer to as the Forecasts.

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the shares of the Company's common stock; compared certain financial and stock market information for the Company with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the property and casualty insurance industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering the opinion described above, Goldman Sachs, with the consent of the Company, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Goldman

Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Company that the Forecasts were reasonably prepared on a basis reflecting the best then-currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs is not an actuary and its services did not include any actuarial determination or evaluation by Goldman Sachs or any attempt to evaluate actuarial assumptions, and Goldman Sachs relied on the Company's actuaries with respect to reserve adequacy. In that regard, Goldman Sachs made no analysis of, and expressed no opinion as to, the adequacy of the loss and loss adjustment expense reserves of the Company. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs' opinion does not address the underlying business decision of the Company to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the holders (other than Tokio Marine and its affiliates) of the shares of the Company's common stock, as of the date of the opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Goldman Sachs, of the $78.00 in cash per share of the Company's common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs did not express any view on, and its opinion does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the merger, whether relative to the $78.00 in cash per share of the Company's common stock to be paid to the holders (other than Tokio Marine and its affiliates) of shares of the Company's common stock pursuant to the merger agreement or otherwise. Goldman Sachs did not express any opinion as to the impact of the merger on the solvency or viability of the Company or Tokio Marine or the ability of the Company or Tokio Marine to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' advisory services and the opinion expressed in its opinion were provided for the information and assistance of the Company's board of directors in connection with its consideration of the merger agreement and such opinion does not constitute a recommendation as to how any holder of shares of the Company's common stock should vote with respect to the merger agreement, the merger, or any other matter. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Company's board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 3, 2015, and is not necessarily indicative of current market conditions.

Implied Premia and Multiples Analysis

Premia Analysis.    Goldman Sachs calculated that the $78.00 in cash per share of the Company's common stock to be paid to the holders of shares of the Company's common stock pursuant to the merger agreement represented premia to the historical prices for the shares of the Company's common stock as follows:

  •
  35.1% to the closing price of $57.75 on June 3, 2015;

  •
  33.7% to $58.35, the highest closing price during the 52-week period ending June 3, 2015;

  •
  33.7% to $58.35, the all-time high closing price as of June 3, 2015;

  •
  35.5% to $57.56, the volume weighted average price of the Company's common stock, which we refer to as VWAP, during the 1-month period ended June 3, 2015;

  •
  36.1% to $57.32, the VWAP during the 3-month period ended June 3, 2015; and

  •
  39.7% to $55.84, the VWAP during the 6-month period ended June 3, 2015.

Multiples Analysis.    Goldman Sachs calculated that the $78.00 in cash per share of the Company's common stock to be paid to the holders of shares of the Company's common stock pursuant to the merger agreement represented the following multiples of diluted book value per share, diluted operating earnings per share based on the median estimates from Institutional Brokers' Estimate System, which we refer to as IBES, and diluted operating earnings per share based on the Forecasts.

The results of these analyses are summarized as follows:

Price to Book Value Per Share (which we refer to as the P/BV Multiple)
P/BV Multiple (including accumulated other comprehensive income, which we refer to as AOCI)	1.91x
P/BV Multiple (excluding AOCI)	2.00x
Tangible P/BV Multiple (including AOCI)	2.52x
Tangible P/BV Multiple (excluding AOCI)	2.67x

The P/BV Multiples are calculated based on the total number of fully diluted outstanding shares of the Company's common stock as of March 31, 2015 (as provided by the management of the Company).

Price to Diluted Operating Earnings Per Share (based on the median estimates from IBES)
2015E	19.3x
2016E	18.8x

Price to Diluted Operating Earnings Per Share (based on the Forecasts)
2015E	18.1x
2016E	16.7x
2017E	14.5x

Selected Public Comparable Companies Analysis

Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples to corresponding financial information, ratios and public market multiples for the following selected companies in the property and casualty insurance industry:

  •
  The Travelers Companies, Inc.

  •
  The Chubb Corporation

  •
  Markel Corporation

  •
  Arch Capital Group Ltd.

  •
  W. R. Berkley Corporation

  •
  American Financial Group, Inc.

  •
  Old Republic International Corporation

  •
  RLI Corp.

  •
  OneBeacon Insurance Group, Ltd.

  •
  Argo Group International Holdings, Ltd.

  •
  The Navigators Group, Inc.

Although none of the selected companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of the Company.

The multiples and ratios of the selected companies were based on the closing prices of their respective common shares on June 3, 2015; financial data obtained from SEC filings, Bloomberg, IBES, and SNL Financial; and estimates of the Company from IBES.

With respect to each of the selected companies and the Company, Goldman Sachs calculated, among other things:

  •
  price as a multiple of estimated earnings per share, which we refer to as the P/E Multiple (calendarized to December 31) for 2015;

  •
  P/E Multiple (calendarized to December 31) for 2016;

  •
  P/BV Multiple (excluding AOCI); and

  •
  P/BV Multiple (including AOCI).

The results of these analyses are summarized as follows:

	The Company		Selected Companies
	IBES	Forecasts	Median	Range
Calendarized P/E Multiples 2015E	14.3x	13.4x	14.8x	10.8x - 24.6x
Calendarized P/E Multiples 2016E	13.9x	12.3x	14.1x	10.6x - 31.2x

Selected Companies
The Company
		Median	Range
P/BV Multiple (excluding AOCI)	1.48x	1.40x	0.98x - 3.17x
P/BV Multiple (including AOCI)	1.41x	1.32x	0.92x - 2.56x

Illustrative Dividend Discount Model Analysis

Goldman Sachs performed an illustrative dividend discount model analysis on the Company using the Forecasts. Goldman Sachs calculated indications of the net present value of estimated dividend streams and share repurchases for the period beginning with the second quarter of 2015 through 2019 and a range of terminal values, which were calculated using terminal P/BV Multiples (excluding AOCI) of 1.30x to 1.70x and the Company's projected book value as of December 31, 2019 according to the Forecasts, using discount rates ranging from 7.1% to 9.1%, reflecting Goldman Sachs' estimates of the Company's cost of equity. Goldman Sachs then divided such net present values by the total number of fully diluted outstanding shares of the Company's common stock as of March 31, 2015 (as provided by the management of the Company) to calculate the per-share present values. This analysis resulted in illustrative present value indications per share of the Company's common stock ranging from $55.09 to $71.72.

Illustrative Present Value of Future Stock Price Analysis

Goldman Sachs performed illustrative analyses of the present value of the future price per share of the Company's common stock, using the Forecasts. Goldman Sachs calculated an illustrative range of implied present values per share of the Company's common stock as of March 31, 2015 based on hypothetical future share prices for the Company's common stock as of the end of each of the years 2015 through 2019. For purposes of this analysis, Goldman Sachs derived hypothetical future share prices for the Company's common stock by applying P/BV Multiples ranging from 1.30x to 1.70x to the Company's diluted book value per share (excluding AOCI) for each year-end estimated book value as from 2015 through 2019, as reflected in the Forecasts. Goldman Sachs then discounted these future share prices to March 31, 2015 using a discount rate of 8.11%, reflecting an estimate of the Company's cost of equity. This analysis resulted in a range of illustrative present values per share of the Company's common stock of $50.94 to $67.62.

Goldman Sachs also derived hypothetical future share prices for the Company's common stock by applying next twelve month P/E Multiples ranging from 11.0x to 15.0x to the Company's estimated one-year forward earnings per share for each of the years ending December 31, 2015 through 2019, as reflected in the Forecasts. Goldman Sachs then discounted these future share prices to March 31, 2015 using a discount rate of 8.11%, reflecting an estimate of the Company's cost of equity. This analysis resulted in a range of illustrative present values per share of the Company's common stock of $49.45 to $74.70.

The above present value analyses resulted in a range of illustrative present values per share of the Company's common stock of $49.45 to $74.70.

Selected Precedent Transactions Analysis

Goldman Sachs analyzed certain publicly available information relating to the following acquisitions in the property and casualty insurance industry involving aggregate consideration greater than $1 billion:

Announced	Acquiror	Target
March 2015	Endurance Specialty Holdings Ltd.	Montpelier Re Holdings Ltd.
January 2015	XL Group plc	Catlin Group Limited
November 2014	RenaissanceRe Holdings Ltd.	Platinum Underwriters Holdings, Ltd.
December 2012	Markel Corp.	Alterra Capital Holdings Ltd.
December 2011	Tokio Marine	Delphi Financial Group, Inc.
November 2011	Alleghany Corporation	Transatlantic Holdings, Inc., which we refer to as the Alleghany transaction.
September 2011	Nationwide Mutual Insurance Company	Harleysville Mutual Insurance Company and Harleysville Group Inc., which we refer to as the Nationwide transaction.
February 2010	Fairfax Financial Holdings Limited	Zenith National Insurance Corp.
July 2009	Validus Holdings, Ltd.	IPC Holdings Ltd.
July 2008	Tokio Marine	Philadelphia Consolidated Holding Corp.
April 2008	Liberty Mutual Group	Safeco Corp.
October 2007	Mapfre S.A.	The Commerce Group Inc.
October 2007	Munich Re Group	The Midland Company
May 2007	Liberty Mutual Group Inc.	Ohio Casualty Corp.

While none of the selected transactions is directly comparable to the proposed merger, the target companies in the selected transactions are such that, for purposes of analysis, the selected transactions may be considered similar to the proposed merger.

For each of the selected transactions for which relevant information was publicly available and based on information obtained from Thomson Reuters, Goldman Sachs calculated and reviewed the following:

  •
  the multiples of the implied consideration to GAAP book value per share, which we refer to as GAAP P/BV (excluding AOCI); and

  •
  the multiples of the implied consideration to GAAP tangible book value per share, which we refer to as GAAP P/TBV (excluding AOCI).

The following table presents the results of this analysis:

	Low	Median	Mean	High
GAAP P/BV (excluding AOCI)	0.92x	1.49x	1.61x	2.75x
GAAP P/TBV (excluding AOCI)	0.92x	1.52x	1.66x	2.79x

From the transactions above, Goldman Sachs, based on its professional judgment, excluded the transactions that were announced prior to 2010, as well as the Alleghany transaction and the Nationwide transaction, and derived a range of multiples of GAAP P/BV (excluding AOCI) of 1.15x to 1.58x and applied that range to the Company's diluted book value per share (excluding AOCI) as of March 31, 2015 of $39.07, as provided by the management of the Company, to derive a range of implied values per share of the Company's common stock of $44.84 to $61.83. Using this same approach, Goldman Sachs derived a range of multiples of GAAP P/TBV (excluding AOCI) of 1.20x to 1.67x and applied that range to the Company's diluted tangible book value per share (excluding AOCI) as of March 31, 2015 of $29.21, as provided by the management of the Company, to derive a range of implied values per share of the Company's common stock of $34.92 to $48.89.

Historical Premium Analysis

Goldman Sachs reviewed publicly available data relating to transactions announced between January 1, 2004 and June 3, 2015 with U.S. targets, involving only cash consideration and having a value in excess of $1 billion and less than $10 billion. For each of the transactions, Goldman Sachs compared, based on information it obtained from Thomson Reuters, the implied premium paid in such transaction to the target company's closing share price one day prior to announcement of the relevant transaction.

The following table represents the results of this analysis:

Year	Number of Transactions	Median Announced Premium to 1-Day Prior Price
2004	26	24%
2005	44	24%
2006	78	21%
2007	93	21%
2008	24	37%
2009	16	38%
2010	43	34%
2011	39	32%
2012	39	33%
2013	41	28%
2014	37	25%
2015 YTD	15	17%
Median		27%

Goldman Sachs, based on its professional judgment, applied a selected range of premia from 25% to 35% to the closing price of the Company's common stock on June 3, 2015 of $57.75 to derive a range of implied values per share of the Company's common stock of $72.19 to $77.96.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the transactions contemplated by the merger agreement.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the Company's board of directors that, as of June 10, 2015, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Goldman Sachs, the $78.00 in cash per share of the Company's common stock to be paid to the holders (other than Tokio Marine and its affiliates) of shares of the Company's common stock pursuant to the merger agreement was fair, from a financial point of view to such holders. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisers, none of the Company, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arm's-length negotiations between Tokio Marine and the Company and was approved by the Company's board of directors. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transactions contemplated by the merger agreement.

As described above, Goldman Sachs' opinion to the Company's board of directors was one of many factors taken into consideration by the Company's board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with its opinion and is qualified in its entirety by reference to the full text of the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management, and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold, or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Tokio Marine, any of their respective affiliates, and third parties or any currency or commodity that may be involved in the transactions contemplated by the merger agreement. Goldman Sachs acted as financial adviser to the Company in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation. During the two-year period ended June 10, 2015, Goldman Sachs provided financial advisory and/or underwriting services to the Company and/or its affiliates for which the Investment Banking Division of Goldman Sachs received aggregate compensation of approximately $250,000. Goldman Sachs has also provided certain financial advisory and/or underwriting services to Tokio Marine and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation. During the two-year period ended June 10, 2015, Goldman Sachs provided financial advisory and/or underwriting services to Tokio Marine and/or its affiliates for which the Investment Banking Division of Goldman Sachs received aggregate compensation of approximately $200,000. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Tokio Marine, and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The Company's board of directors selected Goldman Sachs as its financial adviser because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the merger agreement. Pursuant to a letter agreement, effective as of May 8, 2015, the Company engaged Goldman Sachs to act as its financial adviser in connection with the transactions contemplated by the merger agreement. The engagement letter between the Company and Goldman Sachs provides for a transaction fee that is estimated to be approximately $48.5 million, all of which is contingent upon consummation of the transactions contemplated by the merger agreement. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financial Projections

The Company does not, as a matter of course, disclose financial projections or other forward-looking information about the Company's future financial performance, earnings or other results. However, the Company's management prepared certain financial projections in connection with the merger and provided such financial projections to Goldman Sachs in connection with its evaluation of the fairness of the merger consideration. The projections set forth below are included in this proxy statement solely because this information was provided to Goldman Sachs, and not to influence your decision as to whether to vote for the proposal to adopt the merger agreement and approve the merger. The inclusion of the financial projections in this proxy statement should not be regarded as an indication that the Company, the Company's board of directors, Goldman Sachs or any other recipient of the financial projections considered, or now considers, them to be reliable predictions of future results, and they should not be relied upon as such. No person has made or makes any representation or warranty to any stockholder regarding the information included in these financial projections or forecasts.

The financial projections are subjective in many respects and reflect numerous judgments, estimates and assumptions that are inherently uncertain, many of which are beyond the Company's control, including estimates and assumptions regarding general economic conditions, the effects of catastrophe losses, volatility in crop prices and crop yields, inherent uncertainties in the loss estimation process, which can adversely impact the adequacy of loss reserves, premium rate levels, loss ratios, loss cost trends and other financial metrics. Important factors that may affect actual results and cause the financial projections not to be accurate include, but are not limited to, risks and uncertainties relating to the Company's business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions, competition and other factors described under "Cautionary Statement Concerning Forward-Looking Information" beginning on page 23 of this proxy statement. In addition, the financial projections do not reflect any events that could affect the Company's prospects, changes in general business or economic conditions or any other transaction or event that has occurred since, or that may occur and that was not anticipated at, the time the financial projections were prepared. The financial projections also cover multiple years and by their nature become subject to greater uncertainty with each successive year. Furthermore, and for the same reasons, the financial projections should not be construed as commentary by the Company's management as to how the Company's management expects the Company's actual results to compare to Wall Street research analysts' estimates, as to which the Company expresses no view. There can be no assurance that the financial projections are or will be accurate or that the Company's future financial results will not vary, even materially, from the financial projections. None of the Company, its affiliates, representatives or agents undertakes any obligation to update or otherwise to revise the financial projections to reflect circumstances existing or arising after the date such projections were generated or to reflect the occurrence of future events, even if any or all of the underlying estimates and assumptions are shown to be in error.

Set forth below is a summary of the financial projections prepared by the Company's management and provided to Goldman Sachs in connection with its evaluation of the fairness of the merger consideration.

	2015	2016	2017	2018	2019
	($ in millions)
Gross Written Premium	$3,699.7	$4,023.8	$4,297.0	$4,425.9	$4,558.7
Net Written Premium	2,959.1	3,208.9	3,431.6	3,534.5	3,640.6
Net Earned Premium	2,867.5	3,138.8	3,360.8	3,461.7	3,565.5
Pretax Net Investment Income	223.5	232.3	249.3	253.7	266.0
Net Earnings	430.7	425.4	465.4	479.3	498.1
Diluted Earnings per Share	$4.53	$4.68	$5.37	$5.81	$6.35
Loss Ratio	62.3%	62.7%	62.8%	62.8%	62.8%
Expense Ratio	24.0%	23.8%	23.3%	23.3%	23.3%

Combined Ratio	86.3%	86.5%	86.1%	86.1%	86.1%

Shareholders' Equity	$3,878.8	$3,901.7	$3,948.7	$4,009.4	$4,084.7
Rollforward of Shareholders' Equity (excluding AOCI)(1):
Beginning of Year	$3,728.3	$3,790.9	$3,866.4	$3,948.6	$4,034.5
(+) Net Earnings	430.7	425.4	465.4	479.3	498.1
(–) Dividends	(112.9)	(111.4)	(109.6)	(107.5)	(105.2)
(–) Share Repurchases	(278.3)	(266.9)	(302.4)	(316.0)	(334.0)
(+) Other	23.1	28.4	28.8	30.1	28.3

End of Year	$3,790.9	$3,866.4	$3,948.6	$4,034.5	$4,121.7

(1)
AOCI primarily relates to unrealized gains or losses on our investments.

The financial projections should be read together with the historical financial statements of the Company, which have been filed with the SEC. See "Where You Can Find More Information" on page 97. The financial projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC, the Public Company Accounting and Oversight Board or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm nor any other independent accountant has compiled, examined or performed any procedures with respect to the prospective financial information contained in the financial projections, nor have they expressed any opinion or given any form of assurance on the financial projections or their achievability, and accordingly assume no responsibility for them. The report of the Company's independent registered public accounting firm incorporated into this proxy statement by reference relates to the Company's historical financial information. It does not extend to the projections above or to any other prospective financial information and should not be read to do so.

There can be no assurance that any projections will be, or are likely to be, realized, or that the assumptions on which the projections are based will prove to be, or are likely to be, correct. You are cautioned not to place undue reliance on this information in making a decision as to whether to vote for the proposal to adopt the merger agreement and approve the merger.

Merger Financing

The merger is not conditioned upon receipt of financing by Tokio Marine. Tokio Marine has informed us that it expects to use cash on hand together with borrowings to fund the merger.

Interests of HCC's Directors and Executive Officers in the Merger

In considering the recommendation of the Company's board of directors that you vote to adopt the merger agreement and approve the merger, you should be aware that, aside from their interests as stockholders of the Company, the Company's directors and executive officers have interests in the merger that are different from, or in addition to, those of other stockholders of the Company generally. Members of the Company's board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the stockholders of the Company that the merger agreement be adopted and the merger approved. The Company's stockholders should take these interests into account in deciding whether to vote "FOR" the proposal to adopt the merger agreement and approve the merger. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Treatment of Company Equity Awards

As described under "The Merger Agreement—Treatment of Company Equity Awards—" below, equity-based awards held by the Company's directors and executive officers as of the effective time of the merger, which we refer to as the effective time, will be treated at the effective time as follows:

Options.    Each outstanding option to purchase shares of the Company's common stock granted under the Company's 2008 Flexible Incentive Plan, as amended, which we refer to as the Incentive Plan, whether vested or unvested, will, as of the effective time be canceled and will only entitle the holder of the option the right to receive an amount in cash equal to the product obtained by multiplying (1) the total number of shares of the Company's common stock subject to the option by (2) the excess, if any, of the merger consideration of $78.00 per share over the exercise price per share of that option, less any applicable tax withholdings.

Restricted Shares.    Immediately prior to the effective time, the Company will waive any vesting or holding conditions or restrictions applicable to each outstanding restricted share of the Company's common stock granted under the Incentive Plan or the Company's 2014 Stock Promotion Plan, and at the effective time each share will be treated in the same manner as a share of the Company's common stock and will entitle the holder to an amount in cash equal to the merger consideration of $78.00 per share, less any applicable tax withholdings. With respect to any restricted shares of the Company's common stock subject to performance-based vesting, the performance criteria will be deemed to have been achieved based on 100% performance.

Restricted Stock Units.    Each outstanding restricted stock unit granted under the Incentive Plan, whether vested or unvested, will, as of the effective time be canceled and will entitle the holder of the restricted stock unit an amount in cash equal to the product of (1) the total number of shares of the Company's common stock subject to the restricted stock unit and (2) the merger consideration of $78.00 per share, less any applicable tax withholdings.

Quantification of Payments.    For an estimate of the amounts that would be payable to each of the Company's named executive officers on settlement of their unvested equity-based awards, see "—Quantification of Payments and Benefits to the Company's Named Executive Officers" below. The estimated aggregate amount that would be payable to the Company's five other executive officers who are not named executive officers in settlement of their unvested equity-based awards if the merger were completed on July 31, 2015 is $10,883,229. We estimate that the aggregate amount that would be payable to the Company's eleven non-employee directors for their unvested equity-based awards if the merger were completed on July 31, 2015 is $0.00.

Treatment of ESPP

The Company will take all actions necessary to cause the Company's 2013 Employee Stock Purchase Plan, which we refer to as the ESPP, not to (a) commence an offering period to purchase the shares of the Company's common stock that would otherwise begin after the end of the offering period in effect as of the date of the merger agreement or (b) accept payroll deductions to be used to purchase shares of the Company's common stock under the ESPP after the end of the offering period in effect as of the date of the merger agreement. Immediately prior to the effective time, in the case of any outstanding purchase rights under the ESPP, the offering period under the ESPP will end, and each participant's accumulated payroll deduction will be used to purchase newly-issued shares of the Company's common stock in accordance with the terms of the ESPP. These purchased shares will be treated in the same manner as shares of the Company's common stock and will entitle the holder to the merger consideration of $78.00 per share, less any applicable tax withholdings. The Company will take all actions necessary to cause the ESPP to terminate immediately after the purchases described in the foregoing sentence, if any, and immediately prior to the effective time.

Employment Agreements

The Company or one of its affiliates is party to an employment or service agreement, which we refer to as an employment agreement, with each of the Company's executive officers. Certain of these employment agreements provide for severance payments and/or benefits in connection with a termination by the Company without "cause" or by the executive for "good reason," each of which we refer to as a qualifying termination, or, in the event of a termination by the executive as a result of a material diminishment of the executive's authority, duties or responsibilities within 12 months of a change in control, which we refer to as a termination in connection with a change in control. For purposes of each of the employment agreements, the merger will constitute a change in control. The following is a summary of the severance payments and/or benefits that would be provided to each of our executive officers, including our named executive officers, in connection with a qualifying termination, a termination in connection with a change in control or a similar termination of employment.

Named Executive Officers

Christopher J.B. Williams.    Mr. Williams is party to an employment agreement with the Company, effective May 1, 2011, as amended. Mr. Williams' employment agreement is scheduled to expire on May 1, 2016. In the event of a qualifying termination, Mr. Williams will be entitled to receive a lump-sum cash severance payment equal to (i) the discounted amount of base salary and deferred compensation that would have been due to him for the greater of 12 months or through the scheduled expiration date of his employment agreement plus (ii) the average annual bonus that was paid to Mr. Williams for the prior two years, or, in the event Mr. Williams terminates his employment for "good reason" (a) prior to the effective time, as a result of him being terminated or replaced as Chief Executive Officer of the Company, including after a change in control or (b) following the effective time, as a result of a change in his position or titles, the aggregate of the base salary and bonus received by Mr. Williams' for the two full calendar years prior to his termination.

Brad T. Irick.    Mr. Irick is party to an employment agreement with the Company, effective May 10, 2010, as amended. Mr. Irick's employment agreement is scheduled to expire on December 31, 2019. In the event of either a qualifying termination or a termination in connection with a change in control, Mr. Irick will be entitled to receive a lump-sum cash severance payment equal to the discounted amount of base salary that would have been due to him through the scheduled expiration date of his employment agreement.

William N. Burke.    Mr. Burke is party to an employment agreement with the Company, effective March 24, 2012. Mr. Burke's employment agreement is scheduled to expire on March 24, 2016. In the event of a qualifying termination, Mr. Burke will be entitled to receive a lump-sum cash severance payment equal to (i) the discounted amount of base salary that would have been due to him through the scheduled expiration date of his employment plus (ii) the average annual bonus that was paid to Mr. Burke for the prior two years, or, in the event Mr. Burke terminates his employment for "good reason" (a) prior to the effective time, as a result of him being terminated or replaced as President of the Company, including after a change in control or (b) following the effective time, as a result of a change in his position or titles, the aggregate of the base salary and bonus received by Mr. Burke for the two full calendar years prior to his termination. In the event of a termination in connection with a change in control, Mr. Burke will be entitled to receive a lump-sum cash severance payment equal to the discounted amount of base salary due for the greater of 12 months or the remainder of the term of his employment and will be eligible to receive, at the discretion of the Company's Chief Executive Officer, a bonus payment pursuant to the terms of the Incentive Plan.

Michael J. Schell.    Mr. Schell is party to an employment agreement with the Company, effective June 1, 2007, as amended. Mr. Schell's employment agreement is scheduled to expire on December 31, 2016. In the event of a qualifying termination or a termination in connection with a change in control, Mr. Schell will be entitled to receive (i) a lump-sum cash severance payment equal to (a) the discounted amount of base salary that would have been due to him through the scheduled expiration date of his employment agreement plus (b) an amount, in lieu of benefits other than medical that cease on the date of his termination, equal to $1,600 multiplied by the number of months remaining through the scheduled expiration date of his employment agreement and (ii) any bonus Mr. Schell would have been entitled to receive pursuant to the terms of the Incentive Plan. In addition, Mr. Schell and/or his qualified beneficiaries will be entitled to receive (x) continued health coverage through COBRA at the Company's expense, for as long as such coverage is available and (y) following the period in which continued health coverage through COBRA is available, health benefits that are comparable in the aggregate to those provided under the Company's group health plans in which Mr. Schell and/or his qualified beneficiaries participated at the time of his termination of employment, through reimbursement for the cost of premiums of either an individual health insurance policy or for coverage under an employer plan, through the period ending on, (A) in the case of Mr. Schell or his spouse, the dates he or she becomes eligible for Medicare coverage or (B) in the case of Mr. Schell's qualified beneficiaries, the dates they would have ceased to be eligible for coverage under the Company's group health plan had Mr. Schell remained employed by the Company.

Other Executive Officers

Mark W. Callahan.    Mr. Callahan is party to an employment agreement with the Company, effective April 1, 2015. Mr. Callahan's employment agreement is scheduled to expire on March 31, 2018. In the event of either a qualifying termination or a termination in connection with a change in control, Mr. Callahan will be entitled to receive a lump-sum cash severance payment equal to the discounted amount of base salary that would have been due to him through the scheduled expiration date of his employment agreement.

Barry Cook.    Mr. Cook is party to a service agreement with HCC Service Company Limited (UK) Branch, which we refer to as HCC Service Company UK, effective May 7, 2009, as amended. Mr. Cook's service agreement expires on March 31, 2016. Either party may terminate the service agreement by providing the other with six months' notice in writing. In the event HCC Service Company UK terminates the agreement, other than in connection with Mr. Cook's serious misconduct or other events specified in the agreement, Mr. Cook will be entitled to receive his base salary and benefits for the greater of (i) six months or (ii) for the remainder of the term of his employment.

Pamela J. Penny.    Ms. Penny is party to an employment agreement with the Company, effective January 1, 2012, as amended. Ms. Penny's employment agreement expires on March 15, 2016. In the event of either a qualifying termination or a termination in connection with a change in control, Ms. Penny will be entitled to receive a lump-sum cash severance payment equal to the discounted amount of base salary that would have been due to her through the scheduled expiration date of her employment agreement.

Randy D. Rinicella.    Mr. Rinicella is party to an employment agreement with the Company, effective June 1, 2010, as amended. Mr. Rinicella's employment agreement is scheduled to expire on May 31, 2017. In the event of a qualifying termination, Mr. Rinicella will be entitled to receive a lump-sum cash severance payment equal to the discounted amount of base salary that would have been due to him through the scheduled expiration date of his employment agreement. In the event of a termination in connection with a change in control, Mr. Rinicella will be entitled to receive a lump-sum cash severance payment equal to the discounted amount of base salary due for the greater of 12 months or the remainder of the term of his employment.

Daniel A. Strusz.    Mr. Strusz is party to an employment agreement with the Company, effective October 1, 2012, as amended. Mr. Strusz's employment agreement is scheduled to expire on December 31, 2018. In the event of a qualifying termination, Mr. Strusz will be entitled to receive a lump-sum cash severance payment equal to the discounted amount of base salary that would have been due to him through the scheduled expiration date of his employment agreement. In the event of a termination in connection with a change in control, Mr. Strusz will be entitled to receive a lump-sum cash severance payment equal to the discounted amount of base salary due for the greater of 12 months or the remainder of the term of his employment.

Pursuant to each of their respective employment agreements, following a termination of their employment for any reason, each of the Company's executive officers will be subject to a covenant regarding non-competition for a period of two years (or one year, with respect to Messrs. Irick and Cook), a covenant regarding non-solicitation of customers and employees for a period of two years (or one year, with respect to Mr. Cook) and a provision regarding the disclosure of confidential and proprietary information.

Addenda to Employment Agreements

Concurrently with the execution of the merger agreement, at the request of Tokio Marine, each of Messrs. Williams, Irick, Burke, Schell, Callahan and Cook have entered into addenda to their existing employment agreements with the Company that will become effective only upon the closing of the merger. Tokio Marine requested the addenda because it intended to keep existing management in place immediately after the closing of the merger. The addenda provide, among other things, that such executives will continue to serve in their current roles with the Company from and after the effective time, that "good reason" will not be triggered solely as a result of the merger without subsequent action by the Company or Tokio Marine, and that the prong of "good reason" in the existing employment agreements of Messrs. Williams and Burke (which provides for "good reason" in the situation where the applicable executive is terminated or removed from the office he occupies, including following a change in control) will be interpreted to mean a change in the applicable executive's position or titles.

Craig J. Kelbel Employment Agreement.    Mr. Kelbel is party to an employment agreement with the company, effective March 1, 2007, as amended. Mr. Kelbel's employment agreement expired on January 31, 2015 and Mr. Kelbel retired as of such date. Mr. Kelbel currently serves as a consultant to the Company and, pursuant to the terms of his employment agreement, will serve as a consultant to the Company for a period equal to the number of whole years after January 1, 2002 in which Mr. Kelbel was a full time employee of the Company and will receive an annual consulting fee of $300,000 for the first year that he serves as a consultant and $75,000 for each year thereafter. Mr. Kelbel is subject to a covenant regarding non-competition and non-solicitation of customers and employees for a period of two years after his retirement and a provision regarding the disclosure of confidential and proprietary information.

Quantification of Payments

For an estimate of the value of the severance payments and/or benefits described above that would be payable to each of the Company's named executive officers in connection with a qualifying termination or a termination in connection with a change in control, see "—Quantification of Payments and Benefits to the Company's Named Executive Officers" below. The estimated aggregate amount of severance payments and/or benefits that would be payable to the Company's five other executive officers under their employment or service agreements if the merger were to be completed and they were to experience a qualifying termination, a termination in connection with a change in control or a similar termination of employment on July 31, 2015 is $4,869,750.

Deferred Compensation

Non-Employee Directors

Our non-employee directors are entitled to defer all or a portion of their cash or stock compensation under the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Non-Employee Directors, which we refer to as the Director DCP. All amounts deferred under the Director DCP are fully vested. Payment of a participant's account balance will be paid at the time and in the form set forth in the participant's deferral election. Certain participant's deferral elections specify for payments of their accounts to be made upon the occurrence of a "change in control," which would include the merger. No separate trust or fund has been created, and all benefits payable under the plan will be paid from the Company's general assets.

Mr. Williams

Mr. Williams is entitled to receive deferred compensation pursuant to the terms of his employment agreement. The Company maintains the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Mr. Williams under which this deferred compensation is paid. Mr. Williams remains eligible to participate in the plan for so long as he remains an employee of the Company. All amounts deferred under the plan are fully vested. Payment of Mr. Williams' account balance will occur within 30 days of his "separation from service" with the Company and will be payable to him in a single lump sum. No separate trust or fund has been created, and all benefits payable under the plan will be paid from the Company's general assets.

Other Interests

Tokio Marine and the Company have agreed that the Company may establish one or more cash retention programs for employees of the Company and its subsidiaries prior to the effective time. Participants in the retention program will be selected by, and the amounts of each award will be determined by, the Chief Executive Officer of the Company (or his designee) on the date of the merger agreement in consultation with Tokio Marine, subject to certain agreed upon limitations. The cash retention payments will generally be paid to each participant in equal installments upon each of the first, second and third anniversaries of the effective time, in each case, subject to the participant's continued employment by Tokio Marine, the Company or their subsidiaries through the relevant date, except that the retention awards may, in certain circumstances, provide for earlier payment in connection with a participant's qualifying termination. As of the date of this proxy statement, no awards under the cash retention program have been granted, and no determination has been made as to any executive officer who will receive awards or the amounts of such awards.

Indemnification and Insurance

In the merger agreement, Tokio Marine and the Company agreed that, from and after the effective time, each of Tokio Marine and the surviving corporation of the merger will jointly and severally, and Tokio Marine will cause the surviving corporation of the merger to, (1) indemnify and hold harmless, to the fullest extent permitted under applicable law, all past or present directors or officers of the Company or the Company's subsidiaries against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the effective time or relating to the enforcement of the indemnification provision in the merger agreement or any other indemnification, exculpation or advancement right of any such directors and officers, and pertaining to the fact that any such director and officer is or was a director or officer of the Company or its subsidiaries, whether asserted or claimed prior to, at or after the effective time and (2) advance expenses as incurred to such persons to the fullest extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

At the effective time, the Company will have purchased (to the extent funds from Tokio Marine are advanced to the Company for such purpose) and, following the effective time, the surviving company will maintain a "tail" insurance policy for the extension of the existing directors' and officers' liability insurance policy maintained by the Company as of the date of the merger agreement for a period of at least six years from the effective time. Such "tail" insurance policy will have terms, conditions, retentions and limits of liability that are substantially the same as the Company's existing policies with respect to any matter claimed against a director or officer of the Company or any of our subsidiaries by reason of such director or officer's service at or prior to the effective time (including in connection with the merger agreement or the transactions contemplated thereby) and with respect to claims arising from facts or events that existed or occurred prior to the effective time. Such "tail policy" will contain substantially the same coverage and amount as, and contain terms and conditions no less advantageous, in the aggregate, than, the coverage currently provided by the Company's existing directors' and officers' liability insurance as of the date of the merger agreement. Tokio Marine and the Company will not be required to spend an aggregate amount to purchase such "tail" insurance policy that would be in excess of an amount equal to 300% of the annual premium currently paid by the Company at the date of the merger agreement for such insurance.

Quantification of Payments and Benefits to the Company's Named Executive Officers

The table below, along with its footnotes, shows the information required by Item 402(t) of Regulation S-K regarding the amount of compensation for each of the Company's named executive officers that is based on or otherwise related to the merger, and assumes, among other things, that each named executive officer will experience a termination in connection with the change in control (or, if otherwise indicated below, a qualifying termination), as indicated below, immediately following the consummation of the merger. Please note that the amounts described and quantified below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date and do not reflect certain compensation actions that may occur before the effective time. For purposes of calculating the amounts included in the table below, we have assumed July 31, 2015 as the closing date of the merger and a termination of each named executive officer's employment on July 31, 2015 immediately following the effective time.

Golden Parachute Compensation

Name	Cash ($)		Equity($)(6)	Pension/ NQDC($)	Perquisites/ Benefits($)		Other($)	Total($)
Christopher J.B. Williams	6,500,000	(2)	19,605,924	—	—		—	26,105,924
Brad T. Irick	2,650,000	(3)	3,241,446	—	—		—	5,891,446
William N. Burke	2,130,000	(4)	6,036,740	—	—		—	8,166,740
Michael J. Schell	2,081,367	(5)	2,241,018	—	114,413	(7)	—	4,436,798
Craig J. Kelbel(1)	—		—	—	—		—	—

(1)
Mr. Kelbel retired on January 31, 2015 and he did not receive any compensation or benefits that will or may be paid or provided in connection with the merger.

(2)
Represents a lump-sum cash severance payment equal to (i) the discounted amount of base salary and deferred compensation that would have been due for 12-months following the termination date ($1,950,000), payable within 30-days following the termination date, plus (ii) the average annual bonus that was paid to Mr. Williams for the prior two years ($4,550,000), payable before March 15 of the year following the year in which the termination date occurs. In the event Mr. Williams terminates his employment for "good reason" as a result of a change in his position or titles, in lieu of the amount described in (ii), Mr. Williams would be entitled to receive the aggregate of the base salary and bonus received by him for the two full calendar years prior to his termination ($11,100,000). The amount included in the table above includes the total amount, with no discount applied and assumes that the termination qualifies as a qualifying termination (the closing of the merger is not a condition to receiving the payments).

(3)
Represents a lump-sum cash severance payment equal to the discounted amount of base salary that would have been due through the scheduled expiration date of his employment agreement, payable within 90 days of the termination date. This severance is payable on a qualifying termination (in which case the closing of the merger is not a condition to receiving the payment) or on a termination in connection with a change in control (in which the payment is a "double-trigger" payment (i.e., it is conditioned upon both the closing of the merger and a qualifying termination of employment)). The amount included in the table above includes the total amount, with no discount applied, and assumes the termination qualifies as a termination in connection with the change in control.

(4)
Represents a lump-sum cash severance payment, equal to the discounted amount of base salary that would have been due for 12-months following the termination date, payable within 30-days following the termination date ($1,000,000). The amount also represents the bonus Mr. Burke would have been entitled to receive under the Incentive Plan had he remained employed by the Company ($1,130,000), payable by March 15, 2016. The estimate of the potential bonus that could be due to Mr. Burke is based on his actual bonus for 2014. This severance payment is a "double-trigger" payment. In the event of a qualifying termination, Mr. Burke is instead entitled to receive a cash severance payment, equal to (i) the discounted amount of base salary that would have been due through the scheduled expiration date of his employment agreement ($649,315), payable within 90 days of the termination date plus (ii) the average annual bonus that was paid to Mr. Burke for the prior two years ($1,115,000), payable before March 15 of the year following the year in which the termination date occurs. In the event Mr. Burke terminates his employment for "good reason" as a result of a change in his position or titles, in lieu of the amount described in

  (ii), Mr. Burke would be entitled to receive the aggregate of the base salary and bonus received by him for the two full calendar years prior to his termination ($4,230,000). The amount included in the table above includes the total amount, with no discount applied and assumes the termination qualifies as a termination in connection with the change in control.

(5)
Represents a lump-sum cash severance payment equal to (i) the discounted amount of base salary that would have been due through the scheduled expiration date of his employment agreement ($1,204,167), payable within 30-days of the termination date, plus (ii) an amount, in lieu of benefits other than medical, equal to $1,600 multiplied by the number of months remaining through the scheduled expiration date of his employment agreement ($27,200), payable within 30-days of the termination date. The amount also represents the bonus Mr. Schell would have been entitled to receive under the Incentive Plan had he remained employed by the Company ($850,000), payable by March 15, 2016. The estimate of the potential bonus that could be due to Mr. Schell is based on his actual bonus for 2014. This severance is payable on a qualifying termination (in which case the closing of the merger is not a condition to receiving the payments) or on a termination in connection with a change in control (in which the payments are "double-trigger" payments). The amount included in the table above includes the total amount, with no discount applied, and assumes the termination qualifies as a termination in connection with the change in control.

(6)
Amount represents the value attributed to unvested stock options, restricted shares and restricted stock units that will be cashed-out in connection with the merger. As described above, (i) prior to the effective time, the Company will waive any vesting or holding conditions or restrictions applicable to each outstanding restricted share of the Company's common stock granted under the Incentive Plan or the Company's 2014 Stock Promotion Plan (assuming 100% performance for any performance-vesting shares), and at the effective time each share will be treated in the same manner as a share of the Company's common stock and will entitle the named executive officer to an amount in cash equal to the merger consideration of $78.00 per share, less applicable tax withholdings, (ii) each outstanding unvested option to purchase shares of the Company's common stock granted under the Incentive Plan will, as of the effective time, be canceled and will entitle the holder of such option the right to receive an amount in cash equal to the product obtained by multiplying (x) the total number of shares of the Company's common stock subject to the option by (y) the excess, if any, of the merger consideration of $78.00 per share over the exercise price per share of that option, less any applicable tax withholdings, and (iii) each outstanding unvested restricted stock unit granted under the Incentive Plan will, as of the effective time, be canceled and will entitle the holder of such restricted stock unit to an amount in cash equal to the product of (x) the total number of shares of the Company's common stock subject to the restricted stock unit and (y) the merger consideration of $78.00 per share, less any applicable tax withholdings.

Name	Restricted Shares ($)	Stock Options ($)	Restricted Stock Units ($)
Christopher J.B. Williams	19,605,924	—	—
Brad T. Irick	3,241,446	—	—
William N. Burke	4,167,540	1,869,200	—
Michael J. Schell	2,241,018	—	—
(7)
Represents continued health coverage through COBRA, for Mr. Schell and/or his qualified beneficiaries, at Company expense for as long as coverage is available and thereafter reimbursement for a comparable individual policy or for coverage through an employer plan for a period commencing on the date COBRA coverage ends and ending on (i) in the case of Mr. Schell or his spouse, the dates he or she becomes eligible for Medicare coverage or (ii) in the case of Mr. Schell's qualified beneficiaries, the dates they would have ceased to be eligible for coverage under the Company's health plans had Mr. Schell remained an employee. The following assumptions have been used to calculate the value of expected benefits: coverage is provided for health care premiums for Mr. Schell and his spouse until Mr. Schell becomes eligible for Medicare, initial average annual cost of coverage of $17,119 for two adults or $8,910 for individual coverage, and 4.48% health insurance premium trend.

Material U.S. Federal Income Tax Consequences of the Merger

  The following is a general discussion of the material U.S. federal income tax consequences to "U.S. holders" and "non-U.S. holders" (in each case, as defined below) of the Company's common stock whose shares are exchanged for cash in the merger. The following discussion is based upon the Internal Revenue Code, which we refer to as the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the U.S. federal income tax. Also note that this summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. This discussion is not binding on the Internal Revenue Service, which we refer to as the IRS, or the courts and, therefore, could be subject to challenge, which could be sustained. We will not seek any ruling from the IRS with respect to the merger.

  The following discussion applies only to holders of shares of the Company's common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances and does not apply to holders subject to special treatment under the U.S. federal income tax laws (such as, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships, S corporations or other pass-through entities or investors in such partnerships, S corporations or other pass-through entities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, holders whose functional currency is not the U.S. dollar, holders who hold shares of the Company's common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired the Company's common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, or holders who exercise appraisal rights).

  If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of the Company's common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of the Company's common stock, you should consult your tax advisor regarding the tax consequences of exchanging the shares of the Company's common stock for cash pursuant to the merger.

  Holders of the Company's common stock should consult their tax advisors as to the specific tax consequences to them of the receipt of cash in exchange for shares of the Company's common stock pursuant to the merger, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws.

  U.S. Holders

  For purposes of this discussion, the term "U.S. holder" means a beneficial owner of shares of the Company's common stock that is:

  •
  a citizen or resident of the United States;

  •
  a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it was in existence on August 20, 1996 and it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

  •
  an estate that is subject to U.S. federal income tax on its worldwide income from all sources.

The receipt of cash by U.S. holders in exchange for shares of the Company's common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, a U.S. holder who receives cash in exchange for shares of the Company's common stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received in such exchange and (2) the U.S. holder's adjusted tax basis in such shares. Gain or loss must be determined separately for each block of shares of the Company's common stock (i.e., shares acquired for the same cost in a single transaction) disposed of pursuant to the merger. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder's holding period for such shares is more than one year as of the date of the merger. Long-term capital gains of certain non-corporate U.S. holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

In addition to regular U.S. federal income tax, a U.S. holder that is an individual, estate or trust and whose income exceeds certain thresholds is subject to a 3.8% Medicare tax on all or a portion of such U.S. holder's "net investment income," which may include all or a portion of such U.S. holder's gain from the disposition of shares of the Company's common stock. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to gain from the disposition of shares of the Company's common stock.

Non-U.S. Holders

The term "non-U.S. holder" means a beneficial owner of shares of the Company's common stock that is not a U.S. holder or an entity that is treated as a partnership for U.S. federal income tax purposes.

Payments made to a non-U.S. holder in exchange for shares of the Company's common stock pursuant to the merger will generally not be subject to U.S. federal income tax unless:

  •
  The gain, if any, on such shares is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder's permanent establishment in the United States), in which event (a) the non-U.S. holder will be subject to U.S. federal income tax in the same manner as if it were a U.S. holder and (b) if the non-U.S. holder is a corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty); or

  •
  The non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the exchange of shares of the Company's common stock for cash pursuant to the merger and certain other conditions are met, in which event the non-U.S. holder will be subject to tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of such shares net of applicable U.S. capital losses from sales or exchanges of capital assets recognized during the year.

  •
  HCC is or has been a U.S. real property holding corporation, which we refer to as a USRPHC, as defined in Section 897 of the Code at any time within the five-year period preceding the merger, the non-U.S. holder owned more than five percent of the Company's common stock at any time within that five-year period, and certain other conditions are satisfied. We believe that, as of the effective date of the merger, we will not have been a USRPHC at any time within the five-year period ending on the date thereof.

Information Reporting and Backup Withholding

Payments made to U.S. holders in exchange for shares of the Company's common stock pursuant to the merger will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, U.S. holders should timely complete and return IRS Form W-9 (or its successor form), certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. Certain holders (including, with respect to certain types of payments, corporations) generally are not subject to backup withholding. In general, a non-U.S. holder will not be subject to U.S. federal backup withholding and information reporting with respect to payments made to the non-U.S. holder in exchange for shares of the Company's common stock pursuant to the merger if the non-U.S. holder (i) certifies under penalties of perjury that it is not a United States person (by providing a properly executed IRS Form W-8BEN or other applicable IRS Form W-8BEN-E or W-8BEN, as applicable, or any of the successor forms) and the payor does not have actual knowledge or reason to know that the holder is a "United States person" as defined under the Code, or (ii) such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Regulatory Approvals

Completion of the merger is subject to certain governmental or regulatory clearance procedures, including the early termination or expiration of the waiting period under the HSR Act, adoption of a decision by the European Commission finding the merger to be compatible with the internal market and the EEA Agreement pursuant to Council Regulation (EU) No. 139/2004, which we refer to as the EUMR, or the compatibility having been deemed to exist pursuant to the EUMR, and the approval of the insurance regulators of certain jurisdictions.

United States Antitrust Filing

Under the provisions of the HSR Act, transactions such as the merger may not be completed until the expiration of a 30-day waiting period following the filing of completed notification reports with the Antitrust Division and the FTC, unless a request for additional information or documentary material is received from the Antitrust Division or the FTC, or unless early termination of the waiting period is granted by the reviewing agencies. The Company and Tokio Marine filed notification reports under the HSR Act with the Antitrust Division and the FTC on July 15, 2015. On July 31, 2015, the FTC notified the Company and Tokio Marine that early termination of the waiting period under the HSR Act had been granted.

At any time before or after the merger, the Antitrust Division or the FTC could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of the Company or Tokio Marine or their subsidiaries. Private parties, foreign competition authorities and state attorneys general also may bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.

European Union Merger Control Approval

Under the EUMR, transactions meeting the prescribed turnover thresholds may not be completed until the European Commission has adopted a decision declaring the transaction compatible with the internal market and the EEA Agreement, or such compatibility is deemed to exist by the expiration of the applicable waiting period. Upon formal filing of the required notification, the European Commission has 25 working days in which to conduct its Phase 1 review of the transaction and to either adopt a clearance decision, or to refer the transaction for an in-depth Phase 2 review. Tokio Marine formally notified the merger to European Commission on August 14, 2015. The Phase 1 review period will end on or before September 18, 2015.

Insurance Laws and Regulations

The insurance laws and regulations of the states of California, Indiana, Maryland, Nevada, Oklahoma and Texas, jurisdictions where insurance company subsidiaries of the Company are domiciled or "commercially domiciled," generally require that, prior to the acquisition of control of an insurance company domiciled or "commercially domiciled" in those respective jurisdictions, the acquiring company must obtain the approval of the insurance regulators of those jurisdictions. On or about July 9, 2015, Tokio Marine made the filings requesting such approval with the insurance regulators of the states of California, Indiana, Maryland, Nevada, Oklahoma and Texas.

The insurance law of the state of Texas provides that a person may not acquire control of an entity licensed as an insurance agency in Texas, unless it has filed certain information with the Texas Department of Insurance and received approval for such acquisition or such acquisition has not be disapproved before the 61st day after the date the Texas Department of Insurance receives all such required information. The insurance laws and regulations of multiple states where insurance company subsidiaries of the Company are authorized require the filing of pre-acquisition notifications regarding potential competitive impact of an acquisition of control of an insurance company authorized in those jurisdictions in which the requirement to make such notifications is triggered (and not otherwise exempted) under applicable law. Such notifications generally must be made at least 30 days before completion of the acquisition (which period may be terminated earlier by the applicable state's insurance regulator or extended on a one time basis for up to an additional 30 days). On or about July 14, 2015, Tokio Marine made such notifications with the insurance regulators of the states of Alaska, Hawaii, Illinois, New Mexico, Nevada, Pennsylvania, Rhode Island and South Dakota.

Following the merger, members of the Tokio Marine group will become controllers of a number of United Kingdom regulated entities within the HCC group. Under United Kingdom regulatory rules, applications for approval of the change of control must be made to (i) the United Kingdom Prudential Regulation Authority, which we refer to as the PRA, in relation to those members of the HCC group who are regulated jointly by the PRA and the United Kingdom Financial Conduct Authority, which we refer to as the FCA, (ii) the FCA, in relation to those members of the HCC group who are regulated solely by the FCA, and (iii) the Society and Corporation of Lloyd's, which we refer to as Lloyd's, in relation to those members of the HCC group which are a Lloyd's underwriting agent or corporate member of Lloyd's. The PRA and FCA have 60 working days from filing of a complete application to either (i) approve the change of control unconditionally; (ii) approve the change of control subject to conditions; or (iii) object to the change of control. If, during its review, either the PRA or FCA decides it requires further information, the 60 working day timeline can be suspended by up to 30 working days while the information is sought. In relation to Lloyd's underwriting agents, Lloyd's has 3 working days to respond to an initial application for approval of a change of control and raise any immediate issues, or exercise its right to challenge the application. Lloyd's will then undertake detailed due diligence and provide written approval once satisfied with all aspects of the transaction. Tokio Marine and Tokio Marine & Nichido Fire Insurance Co., Ltd have submitted change of control applications to the PRA and FCA, respectively, which were confirmed by the PRA and FCA as being complete on July 30, 2015. HCC submitted a change of control notification to Lloyd's in respect of its Lloyd's underwriting agent on July 21, 2015, and Tokio Marine and Tokio Marine & Nichido Fire Insurance Co., Ltd submitted change of control notifications in respect of the HCC corporate member of Lloyd's on August 10, 2015.

The insurance laws and regulations of Bermuda, a jurisdiction where an insurance company subsidiary of the Company is domiciled, generally require that, prior to the acquisition of control of an insurance company domiciled in Bermuda, the acquiring company provide notice to the Bermuda Monetary Authority. Tokio Marine provided such notice on July 1, 2015.

The Insurance Business Act of Japan requires Tokio Marine to file a prior notification with, and Tokio Marine & Nichido Fire Insurance Co., Ltd. to obtain the prior approval of, the Japan Financial Services Agency, which we refer to as the JFSA, in connection with the merger. Each of Tokio Marine and Tokio Marine & Nichido Fire Insurance Co., Ltd. intends to file the necessary notification or application, as applicable, with the JFSA promptly after all other necessary regulatory approvals are obtained.

Although the Company and Tokio Marine do not expect these regulatory authorities to disapprove of the merger, there is no assurance that the Company and Tokio Marine will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on the Company or Tokio Marine.

Other than the filings described above, neither the Company nor Tokio Marine is aware of any regulatory approvals required to be obtained, or waiting periods required to expire, to complete the merger. If the parties discover that other approvals or waiting periods are necessary, they will seek to obtain or comply with them. If any additional approval or action is needed, however, the Company or Tokio Marine may not be able to obtain it, as is the case with respect to the other necessary approvals. Even if the Company or Tokio Marine obtain all necessary approvals, and the merger agreement is adopted by the Company's stockholders and approved by the unaffiliated stockholders, conditions may be placed on any such approval that could cause either the Company or Tokio Marine to abandon the merger.

Litigation Related to the Merger

HCC is aware of two putative stockholder class actions that have been filed since announcement of the merger: Albert Ari v. Christopher J.B. Williams, et al., No. 15-11159, filed June 16, 2015, and Susan Paskowitz v. Emmanuel T. Ballases et al., No. 15-11171, filed June 18, 2015, which we refer to collectively as the Complaints. The Complaints were filed in the Court of Chancery of the State of Delaware, which we refer to as the Court, and name as defendants HCC, Tokio Marine, Merger Sub, and each of the members of the Company's board of directors. The Complaints allege, among other things, that Company's directors breached their fiduciary duties to the Company's public stockholders by approving the merger and failing to take steps to maximize the value of HCC. The Complaints also allege that Tokio Marine and Merger Sub aided and abetted the alleged breaches of fiduciary duties. The Complaints seek, among other things, an order enjoining the merger, compensatory damages and an award of attorneys' fees and costs. On July 9, 2015, the Court consolidated the actions and appointed lead plaintiffs and lead counsel. On July 24, 2015, the Plaintiffs filed a consolidated amended complaint alleging, in addition, that the Company made materially false and misleading statements regarding the merger and the merger agreement, including in the preliminary proxy statement filed by the Company. On August 14, 2015, the Court granted Plaintiffs' request to dismiss voluntarily the consolidated action without prejudice.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A-1 and A-2. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read carefully the merger agreement in its entirety as it is the legal document governing the merger and as the rights and obligations of the parties to the merger agreement are governed by the terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A-1 and A-2 to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about the Company or modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The merger agreement contains representations and warranties by each of the parties to the merger agreement that were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect that differ from those applicable to investors. Investors are not third-party beneficiaries under the merger agreement and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of HCC, either of the Tokio Marine Parties, or any of their respective subsidiaries or affiliates. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in HCC's public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and instead should be read in conjunction with the other information contained in the reports, statements and filings that HCC publicly files with the SEC.

The Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL at the effective time, Merger Sub will be merged with and into HCC and, as a result of the merger, the separate corporate existence of Merger Sub will cease, and HCC will continue as the surviving corporation and will become a wholly-owned indirect subsidiary of Tokio Marine. HCC will continue to be governed by the DGCL, and all of its rights, privileges, immunities, powers and franchises will continue unaffected by the merger.

The closing of the merger will occur on the date when the effective time is to occur. The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties.

Effects of the Merger

At the effective time, Tokio Marine will become the sole owner of HCC and its business. Therefore, current HCC stockholders will cease to have direct or indirect ownership interests in HCC or rights as HCC stockholders, will not participate in any future earnings or growth of HCC, will not benefit from any appreciation in value of HCC and will not bear the future risks of HCC's operations.

Following completion of the merger, the Company's common stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, there will be no public market for shares of the Company's common stock. This will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders' meetings, no longer applicable to HCC. After the effective time, HCC will also no longer be required to file periodic reports with the SEC on account of shares of the Company's common stock. However, HCC will continue to make securities filings with respect to its publicly-held debt to the extent such filings are required under SEC regulations following the completion of the merger.

The directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation, each to hold office from the effective time until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation or as otherwise provided by applicable law. The officers of the Company immediately prior to the effective time will be the initial officers of the surviving corporation and will, from and after the effective time, hold office until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation or as otherwise provided by applicable law.

At the effective time, the certificate of incorporation of HCC will be amended and restated in its entirety to be in the form of the certificate of incorporation attached as Exhibit A to the merger agreement, and, as so amended and restated, shall be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with its terms or by applicable law. Tokio Marine and the surviving corporation will cause the bylaws of Merger Sub as in effect immediately prior to the effective time to become, in all substantive respects, the bylaws of the surviving corporation, until thereafter amended in accordance with its terms or by applicable law.

When the Merger Becomes Effective

The closing of the merger will take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 9:00 a.m., local time, on a date to be specified by the parties that will be no later than the sixth business day after all of the closing conditions set forth in the merger agreement have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the fulfillment or waiver of those conditions), unless another date or place is agreed to in writing by Tokio Marine and HCC.

The Merger Consideration and the Conversion of HCC Capital Stock

At the effective time, by virtue of the merger and without any action on the part of the Company, Tokio Marine or the Company's shareholders, each share of the Company's common stock issued and outstanding immediately prior to the effective time will be cancelled and converted into the right to receive $78.00 in cash, without interest, less any applicable withholding taxes, other than:

  •
  shares of the Company's common stock owned by Tokio Marine or HCC or their respective direct or indirect wholly-owned subsidiaries, which will, immediately prior to the effective time, be cancelled without conversion into the right to receive the merger consideration and no merger consideration will be paid with respect thereto; and

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  shares of the Company's common stock for which appraisal rights have been properly exercised in accordance with Delaware law, which will be entitled to receive in lieu of the merger consideration payment of the appraised value of such shares determined in accordance with the provisions of Section 262 of the DGCL, unless and until the holders thereof fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL (see "Appraisal Rights" section below).

The price to be paid for each share of the Company's common stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of capital stock of HCC, including if HCC pays a dividend in, splits, combines into a smaller number of shares or issues by reclassification any shares of the Company's common stock (or undertakes any similar act) prior to the effective time.

Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one fully paid and nonassessable share of common stock of the surviving corporation.

Payment Procedures

Prior to the effective time, Tokio Marine will engage a U.S.-based commercial bank or trust company reasonably acceptable to HCC, which we refer to as the paying agent, for the purpose of exchanging stock certificates for the per share merger consideration. At or prior to the effective time, Tokio Marine will cause to be deposited with the paying agent an amount of cash sufficient for the paying agent to pay an aggregate amount equal to the per share merger consideration multiplied by the number of shares of the Company's common stock (other than restricted shares) issued and outstanding immediately prior to the effective time, which we refer to as the aggregate share consideration, to be paid to HCC stockholders.

Promptly after the effective time (and in no event more than three business days thereafter), Tokio Marine will or will cause the paying agent to send you a letter of transmittal and instructions advising you how to surrender your stock certificates or book-entry shares to the paying agent in exchange for the per share merger consideration.

You will be paid for each of your shares of the Company's common stock that are converted into the right to receive the per share merger consideration after you have surrendered your stock certificates or book-entry shares to the paying agent together with a properly completed letter of transmittal and any other documents that may be reasonably required by the paying agent. The per share merger consideration will be paid as promptly as practicable following the surrender of your stock certificates or book-entry shares to the paying agent.

Interest will not be paid or accrue in respect of any cash payments of the per share merger consideration. Tokio Marine, the surviving corporation and the paying agent will be entitled to reduce the amount of any per share merger consideration paid to you by any applicable withholding taxes.

If you hold stock certificates and the paying agent is to pay some or all of your per share merger consideration to a person other than you, you must have your stock certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other similar taxes payable by reason of the transfer or establish to the surviving corporation's satisfaction that the taxes have been paid or are not required to be paid.

You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

If you have lost your stock certificate, or if it has been stolen or destroyed, you will have to provide an affidavit to that fact and, if required by Tokio Marine, post a bond in an amount that Tokio Marine may reasonably direct as indemnity against any claim that may be made against it in respect of the stock certificate in order for you to receive the per share merger consideration from the paying agent in exchange for your lost, stolen or destroyed stock certificate.

Upon demand, the paying agent will return to the surviving corporation all funds in its possession one year after the effective time. After that time, if you have not received payment of the per share merger consideration, you may look only to the surviving corporation for payment of the merger consideration.

Treatment of Equity Compensation Awards

Options.    At the effective time, each outstanding option to purchase shares of the Company's common stock granted under the Incentive Plan, whether vested or unvested, will be canceled and will only entitle the holder of the option the right to receive an amount in cash equal to the product obtained by multiplying (1) the total number of shares of the Company's common stock subject to the option by (2) the excess, if any, of the merger consideration of $78.00 per share over the exercise price per share of that option, less any applicable tax withholdings.

Restricted Shares.    Immediately prior to the effective time, the Company will waive any vesting or holding conditions or restrictions applicable to each outstanding restricted share of the Company's common stock granted under the Incentive Plan or the Company's 2014 Stock Promotion Plan and, at the effective time, each restricted share will be treated in the same manner as a share of the Company's the Company's common stock and will entitle the holder to an amount in cash equal to the merger consideration of $78.00 per share, less any applicable tax withholdings. With respect to any restricted shares of the Company's common stock subject to performance-based vesting, the performance criteria will be deemed to have been achieved based on 100% performance.

Restricted Stock Units.    At the effective time, each outstanding restricted stock unit granted under the Incentive Plan, whether vested or unvested, will be canceled and will entitle the holder of the restricted stock unit an amount in cash equal to the product of (1) the total number of shares of the Company's common stock subject to the restricted stock unit and (2) the merger consideration of $78.00 per share, less any applicable tax withholdings.

Representations and Warranties

In the merger agreement, HCC has made customary representations and warranties to the Tokio Marine Parties, subject to certain exceptions in the merger agreement and HCC's disclosure letter that accompanied the merger agreement, with respect to, among other things:

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  due organization, valid existence, good standing, corporate structure, qualification and corporate power, and licenses and permits to conduct the Company's business;

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  the capital structure of the Company;

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  corporate authority to enter into and perform its obligations under the merger agreement, enforceability of the merger agreement, and approval and recommendation to the stockholders of the merger agreement by the Company's board of directors;

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  the Company's board of directors' receipt of a fairness opinion from Goldman Sachs;

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  required governmental filings or approvals;

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  absence of conflicts of the merger agreement and the transactions contemplated by the merger agreement with organizational documents, certain agreements or applicable law;

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  financial statements and filings with the SEC;

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  statutory financial statements, and reserving practices, of insurance subsidiaries;

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  absence of certain changes or events and conduct of business since December 31, 2014;

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  absence of litigation that would reasonably be expected to result in a material adverse effect on the Company or prevent, materially delay or materially impair the consummation of the transactions contemplated by the merger agreement;

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  employee benefit plan matters, post-employment compensation and deferred compensation matters;

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  compliance with applicable laws, including insurance laws, and permits;

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  material contracts;

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  real property;

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  inapplicability to the merger or the other transactions contemplated by the merger agreement of certain anti-takeover laws and absence of anti-takeover provisions in the Company's organizational documents;

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  environmental matters;

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  tax matters, including payment of taxes and filing of returns;

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  employees and labor matters;

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  intellectual property rights;

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  insurance policies;

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  conduct of and matters related to insurance agents and producers of the Company and its subsidiaries, and actuarial analyses;

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  conduct of insurance operations through, and compliance with insurance regulatory requirements relating to, subsidiaries;

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  reinsurance and coinsurance matters;

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  insurance contracts and policies issued, and premium rates established, by the Company's insurance subsidiaries;

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  reports of examinations relating to the Company's insurance subsidiaries;

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  investment assets;

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  disclaimer of "investment advisor" status; and

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  broker and finders' fees due in connection with the merger.

The representations and warranties of Tokio Marine and Merger Sub are more limited and relate, among other things, to the following:

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  due organization, valid existence, good standing, corporate structure, qualification and corporate power, and licenses and permits to conduct business;

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  corporate authority to enter into and perform its obligations under the merger agreement and enforceability of the merger agreement;

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  required governmental filings or approvals;

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  absence of conflicts of the merger agreement and the transactions contemplated by the merger agreement with its organizational documents, material contracts, permits or applicable law;

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  absence of litigation that would reasonably be expected to prevent or materially delay the ability of Tokio Marine and Merger Sub to consummate the merger and the transactions contemplated by the merger agreement;

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  availability of funds to make all required payments in connection with the merger;

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  capitalization, ownership and operations of Merger Sub;

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  accuracy of information supplied by Tokio Marine or Merger Sub for inclusion in this proxy statement; and

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  finders' fees due in connection with the merger.

Certain of the representations and warranties of the Company and of Tokio Marine and Merger Sub are qualified as to "materiality" or "material adverse effect." For purposes of the merger agreement, "material adverse effect" means, with respect to the Company, a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole. In determining whether there has been or would be a material adverse effect on the Company, there are specified exceptions, including (a) changes in the economy or credit, securities, financial or other capital markets generally, (b) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), armed hostilities, sabotage, terrorism or man-made disaster, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), armed hostilities, sabotage, terrorism or man-made disaster; (c) any volcano, tsunami, pandemic, epidemic, hurricane, tornado, windstorm, flood, earthquake or other natural disaster; (d) changes that are the result of factors generally affecting the industries in which the Company and its subsidiaries operate in the geographic areas and product markets in which the Company or any of its subsidiaries operate or underwrite insurance, (e) any loss of, or adverse change in, the relationship, contractual or otherwise, of the Company or any of its subsidiaries with its customers, policyholders, reinsurers, producers, lenders, employees, agents or suppliers caused by the pendency or the announcement of the transactions contemplated by the merger agreement, or the identity of or facts relating to Tokio Marine or any of its affiliates; (f) changes in generally accepted accounting principles in the United States or generally accepted accounting principles in Japan, statutory accounting principles, the rules or policies of the Public Company Accounting Oversight Board or any statute, rule, regulation or other law, or the interpretation of any of the foregoing; (g) any failure by the Company to meet any internal or published estimates, projections, forecasts or predictions of revenues, earnings or other financial or operating metrics for any period ending after the date of the merger agreement and prior to the closing (provided that this exception does not preclude a determination that any change, effect, circumstance or development underlying such failure has resulted in or contributed to a material adverse effect), (h) the suspension of trading in securities on the NYSE or a decline in the price, or change in trading volume, of the Company's common stock on the NYSE (provided that this exception does not preclude a determination that any change, effect, circumstance or development underlying such decline has resulted in or contributed to a material adverse effect), (i) any change or announcement of a potential change in the Company's credit, financial strength or any other rating of the Company or any of its subsidiaries or any of their securities (provided that this exception does not preclude a determination that any change, effect, circumstance or development underlying such change or announcement has resulted in or contributed to a material adverse effect), and (j) the entry into or announcement of the merger agreement or compliance by the Company with its terms or any action taken by or at the written request of Tokio Marine or any of its affiliates; provided that, with respect to (a), (b), (c) and (d) above, to the extent that such change, event, circumstance or development has a materially disproportionate effect on the Company and the Company subsidiaries, taken as a whole, relative to other participants in the specialty insurance industry operating in the same or similar geographic regions in which the Company and its subsidiaries operate or underwrite insurance.

The representations and warranties in the merger agreement do not survive the closing of the merger or the termination of the merger agreement.

Covenants Regarding Conduct of Business by HCC Pending the Merger

The Company has agreed to covenants in the merger agreement that affect the conduct of its business between the date the merger agreement was signed and the closing date of the merger. Prior to the closing date of the merger (unless Tokio Marine otherwise approves in writing (such approval not to be unreasonably withheld, delayed or conditioned)), subject to specified exceptions, the Company will use its commercially reasonable efforts to cause its business and the business of its subsidiaries to be conducted in the ordinary and usual course and, to the extent consistent therewith, use commercially reasonable efforts to preserve their business organizations intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, third-party payors, agents, distributors, creditors, lessors, employees, reinsurers, "Agents" (as defined in the merger agreement), rating agencies and business associates and use commercially reasonable efforts to keep available the services of its and its subsidiaries' present employees, reinsurers, Agents (as defined in the merger agreement), rating agencies and agents. In addition, absent the written approval of Tokio Marine (such approval not to be unreasonably withheld, delayed or conditioned) and subject to specified exceptions, the Company will not, and will not permit any of its subsidiaries to:

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  adopt or propose any change in the certificate of incorporation or by-laws or other applicable governing instruments;

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  merge or consolidate with any other person, except for any such transactions among wholly owned subsidiaries of the Company, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on the Company's assets, operations or businesses;

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  acquire assets from any other person with a value or purchase price in the aggregate in excess of $5,000,000 in any transaction or series of related transactions, other than (a) acquisitions pursuant to contracts in effect as of the date of the merger agreement and (b) acquisitions of investment assets in the ordinary course of the Company's or any of its subsidiaries' investment operations that are in accordance with the investment guidelines of the Company or such subsidiary, as applicable, as in effect as of the date of the merger agreement;

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  issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of the Company or any of our subsidiaries (other than the issuance of shares by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, other than issuances in connection with the exercise or settlement of stock awards outstanding as of the date of the merger agreement in accordance with their terms;

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  create or incur any lien material to the Company or any of our subsidiaries on any assets of the Company or any of our subsidiaries having a value in excess of $1,000,000, other than liens created or incurred in the ordinary course of the Company's or any of its subsidiaries' investment operations consistent with past practice;

  •
  make any loans, advances, guarantees or capital contributions to or investments in any person (other than the Company or any direct or indirect wholly owned subsidiary of the Company) in excess of $5,000,000 in the aggregate, other than loans, advances, guarantees or capital contributions to or investments in any Person made in the ordinary course of the Company's or any of its subsidiaries' investment operations consistent with past practice;

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  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (a) dividends paid by any direct or indirect wholly owned subsidiary to the Company or to any other direct or indirect wholly owned subsidiary and (b) regular quarterly cash dividends with respect to shares not in excess of $0.295 per share, per quarter, with the timing of declaration, record and payment dates thereof consistent with past practice), or enter into any agreement with respect to the voting of our capital stock;

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  reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of our capital stock or securities convertible or exchangeable into or exercisable for any shares of our capital stock, except for any such transactions with regard to and among any of the wholly owned subsidiaries of the Company;

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  incur any indebtedness for borrowed money or guarantee such indebtedness of another person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of our subsidiaries, except for (a) indebtedness owed by the Company or any of its subsidiaries to the Company or any of its wholly owned subsidiaries, and (b) indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice (i) not to exceed $5,000,000 in the aggregate, (ii) in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced, or (iii) under the Company's existing revolving loan facility, and (c) guarantees incurred by the Company of indebtedness of wholly owned subsidiaries of the Company;

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  except as provided in our disclosure letter, make or authorize any capital expenditures in excess of $5,000,000 in the aggregate during any 12 month period;

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  (a) enter into any contract that would have been a "Restricted Contract" (as defined in the merger agreement) had it been entered into prior to the merger agreement, or (b) other than in the ordinary course of business consistent with past practice, enter into any contract that would have been a "Material Contract" (as defined in the merger agreement) had it been entered into prior to the merger agreement;

  •
  make any changes with respect to accounting policies or procedures, except as required by changes in generally accepted accounting principles, statutory accounting principles or by applicable law;

  •
  settle any litigation or other proceedings before a governmental entity that would require payment by the Company or any of its subsidiaries of an amount that, or the incurrence by the Company or any of its subsidiaries of an obligation or liability of an amount that, (a) is not subject to indemnification from a third party and (b) is in excess of $5,000,000 individually or $7,500,000 in the aggregate, other than (i) ordinary course policy claim matters for amounts that are within policy limits, (ii) the payment, discharge or satisfaction of obligations or liabilities in accordance with the terms of contracts in effect as of the date of the merger agreement, (iii) settlement of any liability for which reserves with respect to such liability that are equal to or less than the amount of such settlement have been established on the Company's financial statements, or (iv) stockholder litigation, which shall only be settled in accordance with the terms set forth in the merger agreement;

  •
  (a) amend or modify in a manner adverse to the Company any "Restricted Contract" (as defined in the merger agreement), (b) except in the ordinary course of business consistent with past practice, amend, modify or terminate any "Material Contract" (as defined in the merger agreement), or (c) other than with respect to any debts, claims or rights owed by the Company or any of its subsidiaries, on the one hand, to the Company or any of its subsidiaries, on the other hand, cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value in excess of $1,000,000;

  •
  make, change or revoke any material tax election, file any amended tax return, change or consent to any change in any method of accounting for tax purposes, enter into or agree to any private letter ruling, closing agreement or similar ruling or agreement with any tax authority, extend the statute of limitations for any material taxable period, settle any tax claim or assessment, or surrender any right to claim a refund of taxes;

  •
  transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of (a) except in the ordinary course of business consistent with past practice, any material assets, licenses, operations, rights, product lines, businesses or interests therein of the Company or its subsidiaries, other than pursuant to contracts in effect prior to the date of the merger agreement or (b) any capital stock of any of our subsidiaries;

  •
  except as required pursuant to existing binding agreements in effect prior to the date of the merger agreement or any benefit plans set forth in our disclosure letter, (a) grant, provide or promise to grant or provide any severance, retention, termination or similar payments or benefits to any director or employee, (b) increase or promise to increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director or employee, other than issuances in connection with the exercise or settlement of stock awards outstanding as of the date of the merger agreement in accordance with their terms, (c) except as otherwise required by the merger agreement, establish, adopt, amend or terminate any benefit plan, amend the terms of any outstanding stock awards or grant any new awards of compensation or benefits, (d) except as otherwise provided in the merger agreement, take any action to accelerate the vesting or payment, or fund or in any way secure the payment, of compensation or benefits under any benefit plan, (e) change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan, or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, (f) forgive or promise to forgive any loans to directors or employees or (g) hire any employee or engage any independent contractor who is a natural person with an annual salary or wage rate or consulting fee in excess of $250,000;

  •
  permit any participant in the ESPP to increase his or her payroll deductions during the offering period in effect as of the date of the merger agreement or permit any employee who is not a participant in the ESPP as of the date of the merger agreement to participate in the ESPP;

  •
  become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

  •
  (a) grant, extend, amend (except as required in the diligent prosecution of the Company's intellectual property), waive or modify any material rights in or to, nor sell, assign, lease, transfer, license, let lapse, abandon, cancel, or otherwise dispose of, or extend or exercise any option to sell, assign, lease, transfer, license, or otherwise dispose of, any material intellectual property, other than in the ordinary course of business consistent with past practice, (b) fail to diligently prosecute the Company's and its subsidiaries' material patent applications, if any, other than in the ordinary course of business consistent with past practice, or (c) fail to exercise a right of renewal or extension under any material intellectual property contract, other than in the ordinary course of business consistent with past practice;

  •
  except in the ordinary course of business consistent with past practice and except between or among the Company and its subsidiaries, enter into any new reinsurance agreement or other reinsurance transaction (this does not restrict or prohibit the Company or any of its subsidiaries from modifying, terminating or extending, in the ordinary course of business consistent with past practice, any reinsurance agreement that is in effect as of the date of the merger agreement);

  •
  make any filings with any governmental entity relating to the withdrawal or surrender of any license held by the Company or any of its subsidiaries, or the withdrawal by any of the Company or any of its subsidiaries from any lines or kinds of business;

  •
  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any of the Company's insurance subsidiaries;

  •
  except in the ordinary course of business consistent with past practice, alter or amend in any material respect any existing underwriting, reserving, hedging, marketing, pricing, risk management, reinsurance, claim handling, loss control, investment, actuarial practice guideline or policy of the Company or any of the Company insurance subsidiaries, or any material assumption underlying an actuarial practice or policy, except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) generally accepted accounting principles, applicable statutory accounting principles, any governmental entity or applicable law; or

  •
  agree, authorize or commit to do any of the foregoing.

Acquisition Proposals

Under the terms of the merger agreement, subject to certain exceptions described below, the Company has agreed that neither it nor any of its subsidiaries nor any of the officers or directors of the Company and its subsidiaries will, and the Company shall use its commercially reasonable efforts to cause its and its subsidiaries' employees, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly, nor shall it authorize any of the officers and directors of it or its subsidiaries to:

  •
  initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal; or

  •
  engage in or otherwise participate in any discussions or negotiations regarding an acquisition proposal, or provide any non-public information or data to any person that has made, or to the knowledge of the Company is reasonably likely to make or is considering (in each case whether alone or as part of a group), an acquisition proposal, except to notify such person of the restrictions in the merger agreement.

Under the merger agreement, an "acquisition proposal" means:

  •
  any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or any of our significant subsidiaries with any person other than the Company or any of our subsidiaries, Tokio Marine, Merger Sub or any controlled affiliate thereof, or

  •
  any proposal or offer by any third party for an acquisition which if consummated would result in such person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 20% or more of the total voting power or of any class of equity securities of the Company or 20% or more of the consolidated total assets (including equity securities of any subsidiary of the Company) of the Company and its subsidiaries, in each case other than the transactions contemplated by the merger agreement.

Notwithstanding the general restrictions above, if, at any time prior to obtaining the Company's stockholder approvals, the Company receives a written and unsolicited acquisition proposal and the Company's board of directors determines in good faith, based on the information then available and after consultation with its financial advisor and outside counsel, that the acquisition proposal is, or could reasonably be expected to result in, a superior proposal and that the failure to take the actions described below would be inconsistent with the directors' fiduciary duties under applicable law, then the Company may:

  •
  provide information and data in response to a request by a person who has made the acquisition proposal that the Company's board of directors reasonably believes to be credible, if the Company receives from the person so requesting such information or data an executed confidentiality agreement on terms relating to confidentiality not less restrictive to the other party than those contained in the confidentiality agreement between Tokio Marine and the Company; and promptly discloses any such information and data to Tokio Marine to the extent not previously provided to Tokio Marine; or

  •
  engage in or otherwise participate in any discussions or negotiations with any person who has made the unsolicited written acquisition proposal.

Prior to obtaining the Company's stockholder approvals, the Company's board of directors may approve, recommend, or otherwise declare advisable or propose to approve, recommend or declare advisable (publicly or otherwise) an unsolicited written acquisition proposal that the Company's board of directors reasonably believes to be credible if and only to the extent that the Company's board of directors has determined in good faith, based on the information then available and after consultation with its financial advisor and outside counsel, that such acquisition proposal constitutes a superior proposal and that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law.

A "superior proposal" is an unsolicited acquisition proposal that would result in any third party (or the stockholders of a third party) becoming the beneficial owner (or owners), directly or indirectly, of (a) more than 50% of the assets (on a consolidated basis) or (b) more than 50% of the total voting power and more than 50% of the number of outstanding shares of the Company's common stock (or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity) that the Company's board of directors has determined in its good faith judgment (x) would result in a transaction that, if consummated, would be more favorable to the stockholders of the Company than the merger, taking into account all of the terms and conditions of such proposal and of the merger agreement (including any proposal by Tokio Marine to amend the terms of the merger agreement) and the time likely to be required to consummate such acquisition proposal, and (y) is reasonably capable of being consummated on the terms so proposed, taking into account all financial, regulatory, legal and other aspects of such proposal, including the likelihood of termination and the existence of a financing contingency.

Change in Company's Recommendation

Subject to certain exceptions described below, under the merger agreement, the Company's board of directors and each committee of the Company's board of directors are not permitted to withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Tokio Marine, its recommendation with respect to the merger, or approve, recommend or otherwise declare advisable (or publicly propose to approve or recommend) any acquisition proposal. We refer to any of the foregoing as a change in Company recommendation.

Subject to certain exceptions described below, under the merger agreement, the Company and the Company's board of directors are not permitted to cause or permit the Company or any of our subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement, with the exception of confidentiality agreements on terms relating to confidentiality not less restrictive to the other party than those contained in the confidentiality agreement between Tokio Marine and the Company, relating to any acquisition proposal.

Notwithstanding the above, the Company's board of directors may, prior to the time the Company's stockholder approvals have been obtained, make a change in Company recommendation if the Company's board of directors has determined in good faith, based on the information then available and after consulting with its financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law. However, the Company's board of directors may not take any such action, unless (1) if such change in Company recommendation is in connection with an acquisition proposal, such acquisition proposal constitutes a superior proposal, (2) the Company provides written notice to Tokio Marine at least five business days prior to making such change in Company recommendation, which we refer to as the change in Company recommendation notice period, which notice must, in the case of a superior proposal, specify all material terms and conditions of the superior proposal (including the identity of the party making such superior proposal) and must attach the most current version of any documents evidencing such superior proposal and any material modifications to such superior proposal, and, in any other case, specify in reasonable detail the reasons for such action, and (3) during the change in Company recommendation notice period the Company will, and will cause our financial advisor and outside counsel to, negotiate with Tokio Marine in good faith should Tokio Marine propose to make adjustments in the terms and conditions of the merger agreement to obviate the need for a change in Company recommendation (as determined in the good faith judgment of the Company's board of directors after taking into account any amendments that Tokio Marine agrees to make prior to the end of the change in Company recommendation notice period). Any material amendment to any acquisition proposal will be deemed to be a new acquisition proposal, including for purposes of the change in Company recommendation notice period.

The Company has agreed that it will promptly (and, in any event, within two business days) notify Tokio Marine if any inquiries, proposals or offers with respect to an acquisition proposal are received by, any information or data in connection with an acquisition proposal is requested from, or any discussions or negotiation in connection with an acquisition proposal are sought to be initiated or continued with, the Company or any of its representatives, indicating, in connection with such notice, among other things, the name of the person making the proposal and the material terms and conditions of any proposals or offers. Thereafter, the Company is required to keep Tokio Marine reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations, including any change in the Company's intentions as previously notified.

Employee Benefits and Plans

From and after the effective time, Tokio Marine will, or will cause the surviving corporation to, honor all benefit plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the effective time. Tokio Marine will or will cause the surviving corporation to provide, during the period commencing at the effective time and ending on the later of (i) the 12-month anniversary of the effective time and (ii) December 31, 2016, which we refer to as the protected period, to each employee of the Company and its subsidiaries as of the effective Time, each of whom we refer to as a continuing employee, with (i) base salary or regular wages and short-term incentive compensation opportunities (including cash incentive opportunities of equivalent value with respect to any short-term incentive, or portion thereof, that is paid in the form of equity) that, in each case, are no less favorable than those provided to the continuing employee as of immediately prior to the effective time and (ii) pension, welfare and fringe benefits that are no less favorable in the aggregate than those provided to the continuing employee as of immediately prior to the effective time. Tokio Marine will or will cause the surviving corporation to provide to each continuing employee whose employment terminates during the protected period severance benefits that are no less favorable than the severance benefits provided to the continuing employee under the Company's and its subsidiary's severance arrangements in effect immediately prior to the effective time. To the extent applicable,

Tokio Marine will cause any employee benefit plans that the employees of the surviving corporation and its subsidiaries are entitled to participate in after the effective time to take into account for purposes of eligibility, vesting, and level of benefits (other than with respect to determining the level of benefits under a defined benefit pension plan), thereunder, except for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits, service with the Company and its subsidiaries as if such service were with the surviving corporation, to the same extent such service was credited under a comparable plan of the Company or the applicable subsidiary. With respect to any plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA) adopted by the surviving corporation after the effective time, Tokio Marine will cause to be waived any restrictions with respect to any pre-existing condition, actively at work requirements and waiting periods (except to the extent such restrictions were applicable and not satisfied by the continuing employee as of the effective time under the Company's or any of its subsidiaries' then current welfare benefit plan), and any eligible expenses incurred by any continuing employees and their respective covered dependents during the portion of the plan year prior to the commencement of participation by any continuing employee (or covered dependent) shall be taken into account for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such person for the applicable plan year as if such amounts had been paid in accordance with such plan.

Prior to the effective time, if requested by Tokio Marine in writing at least 20 business days prior to the effective time, to the extent permitted by applicable laws and the terms of the applicable plan or arrangement, the Company will cause the benefit plans to be amended to the extent necessary to provide that no employees of Tokio Marine and its subsidiaries (excluding the Company and its subsidiaries) will commence participation therein following the effective time, unless Tokio Marine explicitly authorizes such participation.

If the effective time occurs prior to the time that the Company makes annual short-term incentive payments in respect of 2015 performance, Tokio Marine will or will cause the surviving corporation to make such payments in the ordinary course of business consistent with past practice.

Other Covenants and Agreements

HCC and Tokio Marine have made certain other covenants to and agreements with each other regarding various other matters, including:

  •
  Access to information:  the Company will, and will cause its subsidiaries to, afford to Tokio Marine and its representatives reasonable access during normal business hours to the respective properties, books, records, contracts, commitments and personnel of the Company and all other information as Tokio Marine and its representatives may reasonably request;

  •
  Stockholder litigation:  the Company will promptly advise Tokio Marine of any proceedings brought by any of the Company's stockholders against the Company or its directors or officers relating to the merger agreement or the transactions contemplated by the merger agreement, will keep Tokio Marine fully informed regarding any such litigation, will give Tokio Marine the opportunity to participate in the defense or settlement of any such litigation and consider in good faith Tokio Marine's views with respect to such litigation and will not settle any such litigation without the prior written consent of Tokio Marine, such consent not to be unreasonably withheld, delayed or conditioned; and

  •
  Fees and expenses:  whether or not the merger is consummated, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, except for the termination fee described in "—Termination Fees".

Consents and Approvals

The merger agreement provides that Tokio Marine and the Company will cooperate with each other and use their respective reasonable best efforts to take, or to cause to be taken, all actions and do all things reasonably necessary, proper or advisable on its part under the merger agreement and applicable laws to consummate the merger and the other transactions contemplated by the merger agreement as soon as reasonably practicable. The merger agreement provides that each of Tokio Marine and the Company shall, in consultation and cooperation with the other and as promptly as possible following the date of the merger agreement, file (a) with the Antitrust Division the notification and report for, if any, required under the HSR Act with respect to the transactions contemplated by the merger agreement, (b) all appropriate documents, forms, filings or submissions required under any other applicable laws relating to antitrust or anti-competition matters or to the restraint of trade, (iii) all required approval applications to and notification filings with the JFSA and (iv) with applicable insurance regulators, all documents, forms, filings or other submissions required under applicable insurance laws, in each case with respect to the transactions contemplated by the merger agreement.

Conditions to the Merger

The obligations of Tokio Marine, Merger Sub and the Company to complete the merger are subject to the satisfaction or waiver (except where waiver is not permitted by the merger agreement or applicable law) of the following conditions:

  •
  adoption of the merger agreement and approval of the merger by the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's common stock at the stockholders meeting, or any adjournment or postponement thereof;

  •
  early termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, which we refer to as the HSR Act and potentially a decision approving the merger by the European Commission;

  •
  receipt of certain specified approvals of governmental authorities, including approval of the Financial Services Agency of Japan, which we refer to as the JFSA, the insurance regulators of the states of California, Indiana, Maryland, Nevada, Oklahoma and Texas, and certain approvals of governmental authorities in the United Kingdom and Bermuda, and expiration or termination of all waiting periods required by applicable law with respect to such approvals; and

  •
  no laws having been adopted and no injunction, order, judgment, decision, opinion or decree (whether temporary, preliminary or permanent) having been issued by a court or other governmental entity that has the effect of restraining, enjoining or otherwise prohibiting the completion of the merger.

Tokio Marine's and Merger Sub's obligation to close is also conditioned on the satisfaction or waiver of the following conditions:

  •
  (1) the representations and warranties of the Company set forth in the merger agreement that are qualified by reference to material adverse effect being true and correct as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), (2) the representations and warranties of the Company set forth in the merger agreement that are not qualified by reference to material adverse effect being true and correct as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that, notwithstanding the foregoing, this condition will be deemed to have been satisfied even if any representations and warranties of the Company (other than (A) the Company's representations relating to the Company's corporate authority, which must be true and correct in all material respects, (B) the Company's representation that there has not been any event, occurrence, development or circumstance that has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect with respect to the Company since December 31, 2014, which must be true and correct in all respects, and (C) the Company's representation relating to the Company's capitalization, which must be true and correct in all respects other than any failure to be so true and correct that would not cause the aggregate merger consideration to be increased by more an a de minimis amount (relative to the size the aggregate merger consideration would have been had such representations and warranties been true and correct in all respects)), except to the extent that the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has resulted in or would reasonably be expected to result in a material adverse effect, and (3) Tokio Marine shall have received at the closing a certificate signed on behalf of the Company by an executive officer of the Company to such effect;

  •
  the Company's performance in all material respects of all obligations required to be performed by the Company under the merger agreement, and the Company shall have provided an officer's certificate signed by an executive officer of the Company to Tokio Marine to that effect; and

  •
  the regulatory approvals referred to in Tokio Marine's disclosure letter to the merger agreement have been obtained without the imposition of any conditions or restrictions that constitute a negative regulatory action.

The Company's obligation to close is also conditioned on the satisfaction or waiver of the following conditions:

  •
  (1) the representations and warranties of Tokio Marine and Merger Sub set forth in the merger agreement being true and correct in all material respects as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (2) the Company shall have received at the closing a certificate signed on behalf of Tokio Marine by an executive officer of Tokio Marine to such effect; and

  •
  Tokio Marine's and Merger Sub's performance in all material respects of all agreements and covenants required to be performed by Tokio Marine and Merger Sub under the merger agreement (other than with respect to Tokio Marine's obligation to transfer the exchange fund to the paying agent and transfer to the paying agent any amounts required to be funded by Tokio Marine to any holders of stock awards pursuant to the merger agreement, which must be performed in all aspects), and each of Tokio Marine and Merger Sub shall have provided an officer's certificate signed by an executive officer of Tokio Marine or Merger Sub, as applicable, to the Company to that effect.

Before the closing of the merger, the Company (and, to the extent required by applicable law, the Company's board of directors) or Tokio Marine may each waive any of the conditions to closing of the other party and complete the merger even though one or more of these conditions has not been met, and except where waiver is not permitted by applicable law.

Neither the Company nor Tokio Marine may rely, either as a basis for not consummating the merger or terminating the merger agreement and abandoning the merger, on the failure of the closing conditions if such failure was caused by such party's willful or intentional breach in any material respect of any provision of the merger agreement or the failure to use reasonable best efforts to consummate the merger and the other transactions contemplated by the merger agreement.

Termination of the Merger Agreement

HCC and Tokio Marine may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either Tokio Marine or HCC may terminate the merger agreement at any time before the consummation of the merger (absent willful or intentional breach in any material respect by the terminating party that proximately contributed to the occurrence of the failure of a condition to consummating the merger) if:

  •
  the merger has not been consummated on or before March 31, 2016, which we refer to as the termination date (unless the required governmental approvals have not been obtained at least four business days prior to March 31, 2016, but all other conditions to the consummation of the merger have been satisfied, in which case the termination date will automatically be extended to June 30, 2016);

  •
  the adoption of the merger agreement by the stockholders of the Company, which we refer to as the requisite Company vote, has not been obtained after a vote with respect thereto has been taken at the meeting of the Company's stockholders or at any adjournments or postponements thereof; or

  •
  any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger has become final and non-appealable.

Tokio Marine may also terminate the merger agreement if:

  •
  prior to the time the requisite Company vote is obtained, the Company's board of directors changes its recommendation to the Company's stockholders;

  •
  prior to the time the requisite Company vote is obtained, a tender offer or exchange offer for outstanding shares of the Company's common stock has been publicly disclosed by a third party, and the Company's board of directors has failed to recommend that the Company's stockholders reject such tender offer or exchange offer prior to the earlier of (i) the date of the stockholders meeting (if it is reasonably practicable to make such recommendation prior to the stockholders meeting, taking into account the amount of time between the disclosure of such offer and the stockholders meeting and HCC's ability to adjourn the stockholders meeting to facilitate such recommendation) and (ii) eleven business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Securities Exchange Act of 1934, which we refer to as the Exchange Act; or

  •
  there has been a breach of any representation, warranty, covenant or agreement made by the Company in the merger agreement, or any such representation and warranty shall have become untrue after June 10, 2015, such that the conditions under which Tokio Marine and Merger Sub are required to close the merger would not be satisfied and (i) such breach is not curable or, if curable, is not cured within the earlier of (a) 30 days after written notice thereof is given by Tokio Marine to the Company and (b) March 31, 2016 (or June 30, 2016, if applicable) and (ii) such condition is not satisfiable by March 31, 2016 (or June 30, 2016, if applicable); except that Tokio Marine will not have the right to terminate the merger agreement if either of Tokio Marine or Merger Sub is then in material breach of any of its respective representations, warranties, covenants or agreements under the merger agreement.

HCC may also terminate the merger agreement if:

  •
  there has been a breach of any representation, warranty, covenant or agreement made by Tokio Marine or Merger Sub in the merger agreement, or any such representation and warranty shall have become untrue after June 10, 2015, such that the conditions under which the Company is required to close the merger would not be satisfied and (i) such breach is not curable or, if curable, is not cured within the earlier of (a) 30 days after written notice thereof is given by the Company to Tokio Marine and (b) March 31, 2016 (or June 30, 2016, if applicable) and (ii) such condition is not satisfiable by March 31, 2016 (or June 30, 2016, if applicable); except that the Company will not have the right to terminate the merger agreement if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

  •
  prior to the time the requisite Company vote is obtained, the Company's board of directors authorizes the Company to enter into an alternative acquisition agreement with respect to a superior proposal and the Company pays Tokio Marine a termination fee equal to $187.5 million in immediately available funds (provided that, (i) the Company notifies Tokio Marine in writing that it intends to enter into such alternative acquisition agreement, attaching the most current version of such alternative acquisition agreement to such notice, (ii) Tokio Marine does not make, within five business days of receipt of such written notification, an offer that the Company's board of directors determines, in good faith after consultation with its financial advisor, is at least as favorable to the stockholders of the Company as such superior proposal, (iii) the Company notifies Tokio Marine promptly if its intention to enter into the alternative acquisition agreement changes and (iv) during the five business day period the Company negotiates (and causes its financial advisor and outside counsel to negotiate) with Tokio Marine in good faith should Tokio Marine propose to make such adjustments in the terms and conditions of the merger agreement so that the superior proposal ceases to constitute (in the good faith judgment of the Company's board of directors) a superior proposal); and

  •
  prior to the time the requisite Company vote is obtained, the Company's board of directors changes its recommendation in connection with an acquisition proposal and the Company, prior to or concurrently with such termination, pays to Tokio Marine a termination fee of $187.5 million in immediately available funds (provided that, (i) such acquisition proposal constitutes a superior proposal; (ii) the Company provides Tokio Marine with at least five business days' prior written notice of its intention to take such action (this notice shall, in the case of a superior proposal, specify the material terms and conditions of such proposal and attach the most current version of any documents evidencing such superior proposal and, in any other case, specify in reasonable detail the reasons for such action) and (iii) during this five business day period the Company negotiates (and causes its financial advisor and outside counsel to negotiate) with Tokio Marine in good faith should Tokio Marine propose to make such adjustments in the terms and conditions of the merger agreement so that the superior proposal ceases to constitute (in the good faith judgment of the Company's board of directors) a superior proposal).

Termination Fees

HCC has agreed to pay Tokio Marine a termination fee of $187.5 million in cash in the event that:

  •
  the Company terminates the merger agreement because the Company's board of directors has authorized the Company to enter into an agreement with respect to a superior proposal;

  •
  the Company terminates the merger agreement because the Company's board of directors made a change in Company recommendation in connection with an acquisition proposal;

  •
  Tokio Marine terminates the merger agreement because the Company's board of directors made a change in Company recommendation to the Company's stockholders;

  •
  Tokio Marine terminates the merger agreement because the Company's board of directors has failed to recommend that the Company's stockholders reject a tender offer or exchange offer from a third party prior to the earlier of (1) the date of the Company's stockholder meeting (if it is reasonably practicable to make such recommendation prior to the stockholder meeting) and (2) eleven business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act;

  •
  The merger agreement is terminated by either Tokio Marine or the Company because the merger is not consummated on or before March 31, 2016 (or June 30, 2016, if applicable) (without the requisite Company vote having been obtained) and (a) after June 10, 2015, any person publicly makes or publicly announces an intention to make (whether or not conditional) an acquisition proposal and that acquisition proposal is not publicly withdrawn without qualification prior to March 31, 2016 (or June 30, 2016, if applicable) and (b) neither Tokio Marine nor Merger Sub has willfully or intentionally breached in any material respect their obligations under the merger agreement in any manner that has proximately contributed to the occurrence of the failure of a condition to the consummation of the merger; provided the termination fee will not be payable to Tokio Marine unless and until, within 12 months of such termination, the Company or any of our subsidiaries enters into a legally binding alternative acquisition agreement pursuant to which the Company or any of our subsidiaries has agreed to undertake, solicit stockholder approval for or consummate, or shall have consummated, an acquisition proposal to acquire at least 50% of the total voting power of any class of equity securities of the Company or 50% or more of the consolidated total assets (including equity securities of any subsidiary of the Company) or any acquisition proposal with respect to a merger or other transaction pursuant to which a third party (or the stockholders of a third party) would acquire, directly or indirectly, 50% or more of the total voting power or more than 50% of the number of outstanding shares of common stock of the Company, or, in the case of such an acquisition proposal by way of a tender offer or exchange offer, the Company does not recommend that the Company's stockholders reject such tender offer or exchange offer within the time period specified in Rule 14e-2(a) under the Exchange Act (any such acquisition proposal shall not be deemed to have been "publicly withdrawn" by any person if, within 12 months of such termination, the Company or any of its subsidiaries enters into a legally binding alternative acquisition agreement providing for the consummation of, or shall have consummated, an acquisition proposal made by or on behalf of such person or any of its affiliates or, in the case of an acquisition proposal made by way of a tender offer or exchange offer by or on behalf of such person or any of its affiliates, shall have not recommended that the Company's stockholders reject such tender offer or exchange offer within the period specified in Rule 14e-2(a) under the Exchange Act). We refer to the circumstances described in the foregoing proviso, collectively, as the tail condition;

  •
  The merger agreement is terminated by either Tokio Marine or the Company because the requisite Company vote is not obtained at the special meeting or any adjournment or postponement thereof and, after June 10, 2015, any person publicly makes or publicly announces an intention to make (whether or not conditional) an acquisition proposal prior to the Company obtaining the requisite Company vote and such acquisition proposal or publicly announced intention has not been publicly withdrawn without qualification prior to the vote of the Company's stockholders with respect to the merger; provided the tail condition has occurred; or

  •
  The merger agreement is terminated by Tokio Marine because there has been a breach of any representation, warranty, covenant or agreement made by the Company in the merger agreement, or any representation and warranty shall have become untrue after June 10, 2015, such that the conditions under which Tokio Marine is required to close the merger would not be satisfied and (1) such breach is either not curable or is not cured within the earlier of

    (a) 30 days after written notice thereof is given by Tokio Marine to the Company and (b) March 31, 2016 (or June 30, 2016, if applicable), (2) such condition is not satisfiable by March 31, 2016 (or June 30, 2016, if applicable) and (3) after June 10, 2015, any person publicly makes or publicly announces an intention to make (whether or not conditional) an acquisition proposal and such acquisition proposal or publicly announced intention is not publicly withdrawn without qualification prior to the date when the relevant breach commenced or the relevant representation and warranty became untrue; provided the tail condition has occurred.

Amendment of the Merger Agreement

Subject to applicable law, Tokio Marine, Merger Sub and the Company have agreed that the merger agreement may be modified or amended by the parties at any time prior to the effective time.

Governing Law and Jurisdiction

The merger agreement is governed by the law of the State of Delaware and provides that any litigation relating to the merger agreement or the transactions contemplated by the merger agreement will be maintained in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

Specific Performance

The parties have agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties have agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of the terms and provisions of the merger agreement in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), without proof of actual damages (and each party waived any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Additionally, if prior to March 31, 2016 (or June 30, 2016, if applicable), any party to the merger agreement brings any proceeding to enforce specifically the performance of the terms and provisions of the merger agreement by any other party, the termination date under the merger agreement shall be automatically extended (a) for the period during which such action is pending, plus ten business days or (b) by such other time period established by the court presiding over such action, as the case may be.

 APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of the Company's common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply precisely with the provisions of Section 262 of the DGCL, which we refer to as Section 262, in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a HCC stockholder in order to dissent from the merger and perfect appraisal rights. All references in this summary to a "stockholder" are to the record holder of shares of the Company's common stock, unless otherwise indicated.

THIS SUMMARY, HOWEVER, IS NOT A COMPLETE STATEMENT OF ALL APPLICABLE REQUIREMENTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262, THE FULL TEXT OF WHICH APPEARS IN ANNEX C TO THIS PROXY STATEMENT. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN SECTION 262 COULD RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS. MOREOVER, DUE TO THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL, STOCKHOLDERS WHO ARE CONSIDERING EXERCISING SUCH RIGHTS ARE ENCOURAGED TO SEEK THE ADVICE OF LEGAL COUNSEL.

Only a holder of record of shares of the Company's common stock is entitled to demand an appraisal of the shares registered in that holder's name. Accordingly, to be effective, a demand for appraisal by a stockholder of the Company's common stock must be made by, or on behalf of, the record stockholder. The demand cannot be made by the beneficial owner if he or she does not also hold shares of the Company's common stock of record. Beneficial owners of shares of the Company's common stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of the Company's common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of the Company's common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of the Company's common stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of the Company's common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of the Company's common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of the Company's common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 requires that stockholders for whom appraisal rights are available be notified of the availability of appraisal rights not less than 20 days before the stockholders' meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to HCC stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of

Section 262 and a copy of the full text of Section 262 is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

  •
  You must not vote in favor of, or consent in writing to, the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy holder to vote against the merger agreement or abstain from voting on the merger agreement.

  •
  You must continue to hold your shares of the Company's common stock from the date of the making of a demand through the effective time. Therefore, a stockholder who is the record holder of shares of the Company's common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of the Company's common stock.

All demands for appraisal pursuant to Section 262 should be addressed to HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040, Attn: Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock.

Within 10 days after the effective time, the surviving corporation must give written notice of the date that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder's demand for appraisal and to accept the cash payment specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective time, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of the Company's common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon HCC, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal. There is no present intent on the part of HCC to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that HCC will file such a petition or that HCC will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of the Company's common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262.

When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company."

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

You should be aware that the fair value of your shares of the Company's common stock as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of the Company's common stock is less than the per share merger consideration.

Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment of dividends or other distributions payable to stockholders of record as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time or thereafter with the written approval of HCC, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective time.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

CURRENT MARKET PRICE OF COMMON STOCK

The Company's common stock is traded on the NYSE under the symbol "HCC." On August 18, 2015, there were 704 registered stockholders of the Company's common stock. Below is a summary of the NYSE high and low sales prices of shares of the Company's common stock on the NYSE, as reported in published financial sources as well as the cash dividend paid per share for the periods specified below. The closing sale price of the Company's common stock on the NYSE on June 9, 2015, the last full trading day before the release of media reports regarding Tokio Marine's offer to acquire HCC for $78.00 per share, was $56.69. On August 19, 2015, the closing price for the Company's common stock on the NYSE was $77.39 per share. You are encouraged to obtain current market quotations for the Company's common stock in connection with voting your shares.

	Common Stock Price
			Dividends Declared
	High	Low
2012
Quarter ended March 31	$31.71	$26.62	$0.155
Quarter ended June 30	$32.69	$29.91	$0.155
Quarter ended September 30	$34.46	$30.06	$0.165
Quarter ended December 31	$37.65	$33.74	$0.165
2013
Quarter ended March 31	$42.11	$37.37	$0.165
Quarter ended June 30	$43.69	$40.81	$0.165
Quarter ended September 30	$46.14	$41.85	$0.225
Quarter ended December 31	$46.38	$42.57	$0.225
2014
Quarter ended March 31	$46.14	$41.19	$0.225
Quarter ended June 30	$48.97	$44.17	$0.225
Quarter ended September 30	$50.76	$46.51	$0.295
Quarter ended December 31	$54.96	$47.11	$0.295
2015
Quarter ended March 31	$58.41	$51.90	$0.295
Quarter ended June 30	$77.40	$56.10	$0.295
Quarter ended September 30 (through August 19, 2015)	$77.44	$76.99	$0.295

Under the merger agreement, HCC is prohibited from paying dividends other than quarterly cash dividends not to exceed $0.295 per share.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated prior to our 2016 annual meeting of stockholders, we will not have public stockholders, and there will be no public participation in any future meetings of stockholders. However, if the merger is not consummated prior to our 2016 annual meeting of stockholders, we will hold such meeting and will provide notice of or otherwise publicly disclose the date on which such meeting will be held. If we have public stockholders at the time of our 2016 meeting, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2016 annual meeting of the stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below, and the following deadlines apply to the submission of stockholder proposals to be considered at our 2016 annual meeting of stockholders.

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Company's board of directors proposals to be considered for submission to the stockholders at, and included in the proxy materials for, our 2016 annual meeting of stockholders. In order to be considered for inclusion in the proxy materials to be disseminated by the Company's board of directors, your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be received at HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040 no later than December 12, 2015.

Under HCC's Fourth Amended and Restated Bylaws, no matter may be brought before, or acted upon at, any meeting of stockholders except (a) pursuant to the notice of meeting, given by or at the direction of the Company's board of directors, the Chief Executive Officer or the Secretary, (b) otherwise properly brought before the meeting by or at the direction of the Company's board of directors or (c) otherwise properly brought before the meeting by a HCC stockholder who was a stockholder of record at the time of giving of the notice of meeting, who is entitled to vote on such matter at the meeting and who has given timely written notice to the Secretary. To be timely, a stockholder's notice must be delivered or mailed to, and received by, the Secretary at 13403 Northwest Freeway, Houston, Texas 77040 not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual stockholder meeting; provided that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with HCC's Amended and Restated Bylaws, and if he or she should do so determine, such presiding officer shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

HOUSEHOLDING ISSUES

The SEC has adopted rules that permit companies and intermediaries (such as a broker, bank or other nominee) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including this proxy statement and other proxy materials, unless the affected stockholder has provided contrary instructions to HCC or its broker, bank or other nominee, as applicable. This procedure provides extra convenience for stockholders and cost savings for companies.

Some banks, brokers and other nominees may be participating in the practice of "householding" proxy statements, including this proxy statement. This means that only one notice or one set of proxy materials may have been sent to multiple stockholders in your household. The bank, broker or other nominee will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. HCC also will promptly deliver a separate copy of the notice or proxy materials to you if you contact us at the following address or telephone number: Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040, telephone (205) 268-3912, fax (205) 268-5547. If you would like to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee.

DELISTING OF COMPANY COMMON STOCK

If the merger is completed, we expect that the Company's common stock will be delisted from the NYSE and we will no longer file periodic reports with the SEC on account of the Company's common stock. However, we will continue to make securities filings with respect to our publicly-held debt to the extent such filings are required under SEC regulations following the completion of the merger.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of the Company's common stock and the Company's common stock equivalents beneficially owned as of August 18, 2015 (unless otherwise noted) by each current director, each of the executive officers named in the Summary Compensation Table, all current directors and executive officers of HCC as a group, and persons we believe to beneficially own 5% or more of the Company's common stock.

Name	Shares Beneficially Owned(2)		Percent Beneficially Owned(3)
Directors and Named Executive Officers(1)
Emmanuel T. Ballases	11,379		*
Lydia I. Beebe	2,016	(4)	*
Frank J. Bramanti	342,012	(5)	*
William N. Burke	91,157	(6)	*
Walter M. Duer	27,512.48	(7)	*
Barbara J. Duganier	1,889		*
James C. Flagg, Ph. D.	15,117	(8)	*
Thomas M. Hamilton	4,000	(9)	*
Brad T. Irick	54,340	(10)	*
Craig J. Kelbel	16,202		*
John N. Molbeck, Jr.	22,133		*
Susan Rivera	4,252		*
Hans D. Rohlf	—	(11)	*
Robert A. Rosholt	47,575		*
Michael J. Schell	55,303		*
J. Mikesell Thomas	8,679		*
Christopher J.B. Williams	210,440		*
All Directors and Executive Officers as a group (22 persons)	1,142,954.48		1.19%
Other 5% Beneficial Owners
T. Rowe Price Associates, Inc.(12)	8,057,150		8.42%
100 E. Pratt Street
Baltimore, MD 21202
The Vanguard Group(13)	6,543,407		6.84%
100 Vanguard Blvd.
Malvern, PA 19355
Eaton Vance Management(14)	6,319,902		6.60%
2 International Place
Boston, MA 02110
BlackRock, Inc.(15)	5,910,492		6.18%
40 East 52nd Street
New York, NY 10022

*
Less than 1%

(1)
The address for the directors, director nominees and Named Executive Officers is 13403 Northwest Freeway, Houston, TX 77040-6094.

(2)
Directors and executive officers have sole voting and investment powers of the shares shown unless otherwise indicated.

(3)
The calculation of this percentage assumes for each person:
95,497,429 shares of common stock are issued and outstanding as of August 18, 2015 plus, as to that person only, such number of shares that may be acquired by that person as a result of the following two bullet points:

•
The acquisition by such person of all shares that may be acquired upon the exercise of options to purchase shares that have vested or will vest by October 17, 2015; and

•
The acquisition by such person of all shares that may be acquired upon the vesting of restricted stock between August 18, 2015 and October 17, 2015.

(4)
Does not include 1,896.20 shares of common stock that Ms. Beebe has elected to defer under the Director DCP.

(5)
Includes 942 shares owned by Mr. Bramanti's children, of which Mr. Bramanti disclaims beneficial ownership.

(6)
Includes 60,000 shares that Mr. Burke has the right to acquire upon the exercise of options that have vested or will vest by October 17, 2015.

(7)
Includes 2,006.48 shares owned by a family limited partnership.

(8)
Does not include 1,896.20 shares of common stock that Mr. Flagg has elected to defer under the Director DCP.

(9)
Does not include 19,354.40 shares of common stock that Mr. Hamilton has elected to defer under the Director DCP.

(10)
Includes 20,000 shares that Mr. Irick has the right to acquire upon the exercise of options that have vested or will vest by October 17, 2015.

(11)
Does not include 5,271.06 shares of common stock that Mr. Rohlf has elected to defer under the Director DCP.

(12)
Based on a review of a Schedule 13G report filed on February 13, 2015, T. Rowe Price Associates, Inc. beneficially owned 8,057,150 shares as of December 31, 2014 with sole voting power as to 1,858,850 shares, shared voting power as to zero shares, sole dispositive power as to 8,057,150 shares and shared dispositive power as to zero shares. T. Rowe Price Associates, Inc. states that the securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(13)
Based on a review of a Schedule 13G report filed on February 10, 2015, The Vanguard Group beneficially owned 6,543,407 shares as of December 31, 2014 with sole voting power as to 64,328 shares, shared voting power as to zero shares, sole dispositive power as to 6,486,679 shares and shared dispositive power as to 56,728 shares.

(14)
Based on a review of a Schedule 13G/A report filed on January 13, 2015, Eaton Vance Management beneficially owned 6,319,902 shares as of December 31, 2014 with sole voting power as to 6,319,902 shares, shared voting power as to zero shares, sole dispositive power as to 6,319,902 shares and shared dispositive power as to zero shares.

(15)
Based on a review of a Schedule 13G/A report filed on January 30, 2015, BlackRock, Inc. beneficially owned 5,910,492 shares as of December 31, 2014 with sole voting power as to 5,559,876 shares, shared voting power as to zero shares, sole dispositive power as to 5,910,492 shares and shared dispositive power as to zero shares. The Schedule 13G/A states that various persons have the right to receive, or power to direct the receipt of, dividends from or the proceeds from the sale of our common stock, but that no one person's interest in our common stock is more than 5% of the total outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers are required to file reports with the SEC showing changes in their beneficial ownership of the Company's common stock. In addition to reporting transactions such as purchases, sales, and the exercise of stock appreciation rights, the rules require disclosure of certain stock-based awards under our compensation arrangements for our executive officers, even if the officers cannot acquire shares of our stock under the awards until sometime in the future.

We have reviewed copies of these reports and written representations from the individuals who are required to file reports. Based solely upon a review of the copies of such reports furnished to us and written representations from our directors and executive officers, all reports required to be filed in 2014 by persons subject to the reporting requirements of Section 16(a) were filed timely with the exception of Form 4s filed on March 17, 2014 for each of Mr. Williams, Mr. Irick, Mr. Callahan, Mr. Rinicella and Mr. Schell due to a clerical oversight, and all reports required to be filed in 2015 by persons subject to the reporting requirements of Section 16(a) were filed timely with the exception of Form 4s filed on March 18, 2015 for each of Mr. Irick, Mr. Callahan, Mr. Rinicella and Mr. Schell due to the untimely receipt of tax withholding information upon the vesting of restricted stock.

As of the date of this proxy statement, HCC has taken all steps required to cause any dispositions of its equity securities (including derivative securities with respect to the Company's common stock) resulting from the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act for each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at www.hcc.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (in each case, other than information and exhibits "furnished" to and not "filed" with the SEC in accordance with SEC rules and regulations):

  •
  Annual Report on Form 10-K for the year ended December 31, 2014 (filed on February 27, 2015);

  •
  Quarterly Reports filed on Form 10-Q for the quarter ended March 31, 2015 (filed on May 5, 2015) and for the quarter ended June 30, 2015 (filed on August 5, 2015); and

  •
  Current Reports filed on Form 8-K filed with the SEC on June 10, 2015, July 28, 2015 and August 14, 2015.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by contacting the Company at Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040, by email at InvestorRelations@hcc.com or by visiting the Company's website at www.hcc.com or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 20, 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A-1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Among

HCC INSURANCE HOLDINGS, INC.,

TOKIO MARINE HOLDINGS, INC.

and

TMGC INVESTMENT (DELAWARE) INC.

Dated as of June 10, 2015

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of June 10, 2015, among HCC Insurance Holdings, Inc., a Delaware corporation (the "Company"), Tokio Marine Holdings, Inc., a Japanese corporation ("Parent"), and TMGC Investment (Delaware) Inc., a Delaware corporation and wholly owned indirect Subsidiary of Parent ("Merger Sub").

RECITALS

        WHEREAS, the Board of Directors of the Company has approved and declared advisable this Agreement and the Merger in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") upon the terms and subject to the conditions set forth in this Agreement.

        WHEREAS, the Board of Directors of Parent and Merger Sub have approved and declared advisable this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement.

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

The Merger; Closing; Effective Time

        Section 1.1.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the DGCL.

        Section 1.2.    Closing.    Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the "Closing") shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, at 9:00 A.M. on the sixth (6th) Business Day (the "Closing Date") following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement. For purposes of this Agreement, the term "Business Day" shall mean any day ending at 11:59 p.m. (Eastern U.S. Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York or Tokyo.

        Section 1.3.    Effective Time.    Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company, Merger Sub and Parent shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the "Certificate of Merger"). At or prior to the consummation of the Merger, the parties shall make all other filings and/or notices required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger in accordance with the DGCL, or at such other later date and time as is agreed between the parties and specified in the Certificate of Merger in accordance with the DGCL (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

A-1-1

 ARTICLE II

Certificate of Incorporation and By-Laws
of the Surviving Corporation

        Section 2.1.    The Certificate of Incorporation and By-Laws.     (a) The certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation (the "Charter") until thereafter amended as provided therein or by applicable Laws and (b) Parent and the Surviving Corporation shall cause the by-laws of Merger Sub as in effect immediately prior to the Effective Time to become, in all substantive respects, the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable Laws.

ARTICLE III

Directors of the Surviving Corporation

        Section 3.1.    Directors.    The Board of Directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

        Section 3.2.    Officers.     The officers of the Company in office immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and shall, from and after the Effective Time, hold office until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and By-Laws.

ARTICLE IV

Effect of the Merger on Capital Stock;
Exchange of Certificates

        Section 4.1.    Effect on Capital Stock.     At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any capital stock of the Company:

          (a)    Merger Consideration.    Each share of common stock, par value $1.00 per share, of the Company (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time, other than (A) Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly owned Subsidiary of the Company, and in each case not held on behalf of third parties, and (B) any Dissenting Shares (each of (A) and (B), an "Excluded Share," and collectively, "Excluded Shares"), shall be converted into the right to receive $78.00 in cash per Share (the "Per Share Merger Consideration"). At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and, other than Excluded Shares, (i) each certificate formerly representing any of the Shares (a "Certificate") and (ii) each Share that is in non-certificated book-entry form (a "Book-Entry Share") shall thereafter represent only the right to receive the Per Share Merger Consideration pertaining to the Shares represented by such Certificate or Book-Entry Share, as the case may be, and any dividends or distributions in accordance with Section 4.2(c), in each case without interest.

          (b)    Treatment of Excluded Shares.    Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder of the Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist, subject to the rights any holder of Dissenting Shares may have under Section 4.2(f).

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          (c)    Merger Sub.    At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $1.00 par value per share, of the Surviving Corporation.

        Section 4.2.    Exchange of Certificates.

          (a)    Funding of Aggregate Merger Consideration.    Immediately prior to the Effective Time, Parent shall transfer to a paying agent which is a U.S.-based commercial bank or trust company selected by Parent and engaged pursuant to an agreement in a form reasonably acceptable to the Company at least five (5) Business Days prior to the Effective Time with the Company's prior approval (such approval not to be unreasonably withheld, delayed or conditioned) (the "Paying Agent") in an account for the benefit of the holders of the Shares (other than the Excluded Shares and the Restricted Shares), an amount of cash sufficient for the Paying Agent to pay an aggregate amount equal to the Per Share Merger Consideration multiplied by the number of Shares (other than Restricted Shares) issued and outstanding immediately prior to the Effective Time (the "Aggregate Share Consideration") (such cash being hereinafter referred to as the "Exchange Fund"). At or reasonably promptly after the Effective Time, but in no event later than five (5) Business Days after the Effective Time, Parent shall cause the Surviving Corporation to pay the aggregate amount required to be paid in respect of Stock Awards (as defined below) pursuant to Sections 4.3(a) through 4.3(e), without duplication (the "Aggregate Stock Award Consideration" and, together with the Aggregate Share Consideration, the "Aggregate Merger Consideration") through the payroll system of the Surviving Corporation; provided, however, that, in the event the Company, acting in good faith, notifies Parent on or prior to the sixth (6th) Business Day prior to the Closing Date that the Company does not have sufficient cash available to make such payments (after taking into account the Company's working capital needs, expenses, capital expenditures, other operational needs and any dividends permitted pursuant to this Agreement) without one or more dividends or distributions from any of the Company Insurance Subsidiaries or the incurrence of any indebtedness (whether or not such dividends or indebtedness are permitted pursuant to this Agreement), then Parent shall immediately prior to the Effective Time transfer to the Paying Agent the amount of any cash shortfall necessary to pay the Aggregate Stock Award Consideration, and shall cause the Paying Agent to immediately transfer such amount to the Company. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that any and all such investments shall be in obligations of or guaranteed by the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Standard & Poor's or Moody's Investors Service, respectively or a combination of the foregoing or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000 and, in any such case, no such instrument shall have a maturity exceeding three months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the Aggregate Share Consideration as contemplated hereby, Parent shall promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 4.1(a) shall be promptly returned to Parent.

          (b)    Exchange Procedures.    Promptly after the Effective Time (and in any event within three (3) Business Days), (x) the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) a letter of transmittal in customary form, which shall specify that delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon delivery to the Paying Agent of (in the case of certificated Shares) the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)) or (in the

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  case of Book-Entry Shares) a customary "agent's message" in accordance with the instructions set forth in the letter of transmittal, and shall be in such form and have such other provisions as Parent and the Company may reasonably agree, together with instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)) or Book-Entry Shares in exchange for the Per Share Merger Consideration, and (y) the Surviving Corporation shall pay through its payroll systems to each holder of Options, RSUs, Restricted Shares, Performance Shares and Stock Purchase Plan Awards (collectively, the "Stock Awards") an amount due and payable to such holder pursuant to Sections 4.3(a) through 4.3(e), without duplication. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 4.2(e)) or Book-Entry Share to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required tax withholdings as provided in Section 4.2(g)) equal to (x) the number of Shares represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 4.2(e)) or Book-Entry Share, as the case may be, multiplied by (y) the Per Share Merger Consideration, and the Certificate or Book-Entry Share so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

          (c)    No Further Ownership Rights to Shares.    Notwithstanding anything to the contrary contained in this Agreement, the Surviving Corporation is obligated to pay any dividends and make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on Shares in accordance with the terms of this Agreement (to the extent permitted under Section 6.1(a)) prior to the Closing Date and which remain unpaid at the Effective Time. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(e)) or Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder of the Certificate or Book-Entry Share is entitled pursuant to this Article IV.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for 365 calendar days after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required tax withholdings as provided in Section 4.2(g)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates) or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

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          (e)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in a reasonable amount, the Paying Agent will make payment in the amount (after giving effect to any required tax withholdings) equal to the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Merger Consideration.

          (f)    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, the Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who is entitled to demand and has properly perfected appraisal rights under Section 262 of the DGCL, or any successor provision (the "Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Per Share Merger Consideration (the "Dissenting Shares"), but instead such holder shall be entitled to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL (or any successor provision) (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive any dividends or distributions in accordance with Section 4.2(c) and the rights set forth in Section 262 of the DGCL, or any successor provision), unless and until such holder shall have failed to perfect or shall have effectively withdrawn such demand or lost its, his or her rights to appraisal under the DGCL. If, after the Effective Time, any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Merger Consideration for each such Share, in accordance with Section 4.1, without interest. The Company shall give Parent prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and, in each case, received by the Company relating to stockholders' rights of appraisal. To the extent permitted by applicable Laws, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands for appraisal; provided, however, that Parent shall not enter into any settlement or make any commitment with respect to such demands for appraisal that requires a payment or other action by the Company prior to Closing. Without limiting the generality of the foregoing, the Company shall not, except with the prior written consent of Parent or except as required by Law (including in connection with any judgment of a court), make any payment or agree or commit to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

          (g)    Withholding Rights.    Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Stock Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts (i) shall be remitted by the Paying Agent, Parent or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or Stock Awards in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Parent, as the case may be.

        Section 4.3.    Treatment of Stock Plans and Stock Awards.

          (a)    Treatment of Options.    At the Effective Time, (i) each outstanding option to purchase Shares (an "Option"), granted under the Company's 2008 Flexible Incentive Plan, as amended from time to time (the "Incentive Plan"), and whether vested or unvested, shall be cancelled and

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  shall only entitle the holder of such Option to receive an amount in cash equal to the product of (x) the total number of Shares subject to the Option times (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Option.

          (b)    Treatment of Restricted Shares.    Except as set forth in Section 4.3(d) below, immediately prior to the Effective Time, the Company shall waive any vesting or holding conditions or restrictions applicable to any Restricted Shares granted pursuant to the Incentive Plan or the Company's 2014 Stock Promotion Plan (the "Stock Promotion Plan"), and such Restricted Shares shall be treated the same as all other Shares in accordance with Section 4.1 of this Agreement.

          (c)    Treatment of RSUs.    At the Effective Time, each outstanding RSU granted pursuant to the Incentive Plan, whether vested or unvested, shall be cancelled and shall only entitle the holder of such RSU to receive with respect to each Share subject to such RSU an amount in cash equal to the product of (i) the total number of Shares subject to such RSU and (ii) the Per Share Merger Consideration.

          (d)    Treatment of Performance-based Restricted Shares.    At the Effective Time, the performance-based vesting conditions in respect of each outstanding Restricted Share granted pursuant to the Incentive Plan, the vesting of which is conditioned on the achievement of certain performance criteria (collectively, the "Performance Shares"), shall be deemed to have been achieved based on 100% performance and the Company shall waive any vesting or holding conditions or restrictions applicable to such Performance Shares, and such Performance Shares shall be treated the same as all other Shares in accordance with Section 4.1 of this Agreement.

          (e)    Treatment of ESPP.

              (i)  The Company shall take all actions necessary to (A) cause the Company's 2013 Employee Stock Purchase Plan (the "ESPP") not to (1) commence an offering period to purchase Shares that would otherwise begin after the end of the offering period in effect as of the date hereof or (2) accept payroll deductions to be used to purchase Shares under the ESPP after the end of the offering period in effect as of the date hereof, and (B) cause the ESPP to terminate immediately after the purchases set forth in Section 4.3(e)(ii), if any, and immediately prior to the Effective Time.

             (ii)  Immediately prior to the Effective Time, in the case of any outstanding purchase rights (the "Stock Purchase Plan Awards") under the ESPP, (A) the offering period under the ESPP shall end and each participant's accumulated payroll deduction shall be used to purchase newly issued Shares in accordance with the terms of the ESPP and (B) such Shares shall be treated the same as all other Shares in accordance with Section 4.1 of this Agreement.

          (f)    Treatment of Stock Promotion Plan.    The Company shall take all actions necessary to cause the Stock Promotion Plan to terminate as soon as reasonably practicable after the date hereof, and before any additional awards are granted thereunder.

          (g)    Corporate Actions.    At or prior to the Effective Time, the Company and the Board of Directors of the Company (or an appropriate committee thereof) shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Sections 4.3(a) through 4.3(f). The Company shall take all actions necessary to ensure that from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver Shares, other capital stock of the Company, or other compensation of any kind (other than amounts required to be paid pursuant to Sections 4.3(a) through 4.3(e)) to any Person pursuant to or in settlement of the Stock Awards and the Stock Plans will thereupon terminate.

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          (h)    Section 4.3 Definitions.    For purposes of this Agreement:

              (i)  "Restricted Share" shall mean any Share granted pursuant to the Incentive Plan or the Stock Promotion Plan that is subject to vesting or holding conditions or restrictions.

             (ii)  "RSU" shall mean any restricted stock unit granted pursuant to the Incentive Plan.

            (iii)  "Stock Plan" shall mean, collectively, the Incentive Plan, the Stock Promotion Plan and the ESPP and all predecessors to such plans.

        Section 4.4.    Adjustments to Prevent Dilution.     Notwithstanding anything in this Agreement to the contrary, in the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted.

ARTICLE V

Representations and Warranties

        Section 5.1.    Representations and Warranties of the Company.     Except as set forth in the Company Reports filed on or after January 1, 2014 and prior to the date of this Agreement (excluding any disclosure set forth in the sections titled "risk factors" and "forward-looking statements" or in any other section to the extent the disclosure is a forward-looking statement or cautionary, predictive or forward-looking in nature) or otherwise disclosed to Parent in the corresponding sections or subsections of the letter, dated the date of this Agreement, delivered to Parent by the Company in connection with the execution of this Agreement (the "Company Disclosure Letter") (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter (i) shall be deemed disclosure with respect to any other section or subsection to which the relevance of such disclosure to the applicable representation and warranty is reasonably apparent and (ii) with respect to any disclosure of an item relating to a representation or warranty in which the phrase "Material Adverse Effect" appears shall not be deemed to be an admission that such item constitutes or would reasonably be expected to result in, a Material Adverse Effect), the Company hereby represents and warrants to Parent and Merger Sub that:

          (a)    Organization, Good Standing and Qualification.    Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing (where such concept or an equivalent thereto is recognized under applicable Law) under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar entity power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. The Company has made available to Parent complete and correct copies of the Company's and its Subsidiaries' certificates of incorporation and by-laws or comparable governing documents, each as amended to the date of this Agreement, and each as so delivered is in full force and effect. Section 5.1(a)(i) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized.

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          As of the date of this Agreement, the Company conducts its insurance operations solely through the Subsidiaries set forth in Section 5.1(a)(ii) of the Company Disclosure Letter (collectively, the "Company Insurance Subsidiaries"). Each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements, except where the failure to be so licensed or authorized would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. No Governmental Entity regulating the business of insurance or reinsurance under Insurance Laws (an "Insurance Regulator") has notified the Company or any Company Insurance Subsidiary, orally or in writing, that any Company Insurance Subsidiary is commercially domiciled in any jurisdiction. For the purposes of this Agreement, the term "knowledge of the Company" means the knowledge after reasonable inquiry of direct reports by the individuals who have served since January 2015 and are serving as of the date of this Agreement as the Company's Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, General Counsel or as any Executive Vice President of the Company.

          As used in this Agreement, the term (i) "Subsidiary" or "Company Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries, (ii) "Significant Subsidiary" is as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) "Affiliate" means, as to any Person, (x) any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For the purpose of the definition of "Affiliate," "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise and (y) with respect to any natural Person, any member of the immediate family of such natural Person, and (iv) "Material Adverse Effect" means a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole; provided that none of the following, alone or in combination, shall constitute, or be taken into account in determining whether there has been or would be, a Material Adverse Effect:

            (A)  changes in the economy or credit, securities, financial or other capital markets generally;

            (B)  geopolitical conditions, the outbreak of any acts of war (whether or not declared), armed hostilities, sabotage, terrorism or man-made disaster, or any escalation or worsening of any such acts of war (whether or not declared), armed hostilities, sabotage, terrorism or man-made disaster;

            (C)  any volcano, tsunami, pandemic, epidemic, hurricane, tornado, windstorm, flood, earthquake or other natural disaster;

            (D)  changes that are the result of factors generally affecting the industries in which the Company and the Company Subsidiaries operate in the geographic areas and product markets in which the Company and the Company Subsidiaries operate or underwrite insurance;

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            (E)  any loss of, or adverse change in, the relationship, contractual or otherwise, of the Company or any of the Company Subsidiaries with its customers, policyholders, reinsurers, producers, lenders, employees, agents or suppliers caused by the pendency or the announcement of the transactions contemplated by this Agreement or the identity of or facts relating to Parent or any of its Affiliates;

            (F)  changes in generally accepted accounting principles in the United States ("GAAP") or generally accepted accounting principles in Japan, SAP, the rules or policies of the Public Company Accounting Oversight Board, or any statute, rule, regulation or other Law, or the interpretation of any of the foregoing;

            (G)  any failure by the Company to meet any internal or published estimates, projections, forecasts or predictions of revenues, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement and prior to the Closing, provided that the exception in this clause shall not preclude a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Material Adverse Effect;

            (H)  the suspension of trading in securities on the New York Stock Exchange ("NYSE") or a decline in the price, or change in trading volume, of the common stock of the Company on the NYSE, provided that the exception in this clause shall not preclude a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Material Adverse Effect;

            (I)   any change or announcement of a potential change in the credit, financial strength or any other rating of the Company or any of the Company Subsidiaries or any of their securities; provided that the exception in this clause shall not preclude a determination that any change, effect, circumstance or development underlying such change or announcement has resulted in, or contributed to, a Material Adverse Effect; and

            (J)   the entry into or announcement of the execution of this Agreement or compliance by the Company with the terms of this Agreement or any action taken by or at the written request of Parent or any of its Affiliates;

  except, with respect to clauses (A), (B), (C) and (D), to the extent that such change, event, circumstance or development has a materially disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, relative to other participants in the specialty insurance industry operating in the same or similar geographic regions in which the Company and the Company Subsidiaries operate or underwrite insurance.

          (b)    Capital Structure.

              (i) (A)  The authorized capital stock of the Company consists of 250,000,000 Shares, of which 95,639,699 Shares (including Restricted Shares and Performance Shares) were outstanding as of the close of business on June 9, 2015. As of the close of business on June 9, 2015, 31,192,297 Shares were held in treasury. Other than 4,436,778 Shares reserved for issuance as of June 9, 2015 under the Stock Plans, the Company has no Shares reserved for issuance. Section 5.1(b)(i) of the Company Disclosure Letter contains a correct and complete list as of June 9, 2015 of Options, Restricted Shares, Performance Shares, RSUs and Stock Purchase Plan Awards, including the holder, date of grant, number of Shares and, where applicable, exercise or reference price and vesting date. All vesting thereunder will be accelerated by either the Requisite Company Vote or the consummation of the Merger.

              (B)  All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock or other

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      securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and owned by the Company, or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance, other than a lien, charge, pledge, security interest, claim or other encumbrance for Taxes not yet due (each, a "Lien"). Except as set forth above and except for Options, RSUs and Stock Purchase Plan Awards issued pursuant to the Stock Plans, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon any issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any Liens. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

             (ii)  Section 5.1(b)(ii) of the Company Disclosure Letter sets forth (x) each of the Company's Subsidiaries and the ownership interest of the Company in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary, (y) the Company's or its Subsidiaries' capital stock, equity interest or other direct or indirect ownership interest in any other Person, other than securities in a Person held for investment by the Company or any of its Subsidiaries consisting of less than 5% of the outstanding equity interests (or securities convertible into or exercisable for equity interests) of such Person, and (z) a complete and correct list of the Company's Subsidiaries that were included in the consolidated financial statements of the Company for the quarter ended March 31, 2015.

          (c)    Corporate Authority; Approval and Fairness.

              (i)  The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to (A) adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the voting power of the outstanding shares of capital stock of the Company at a stockholders' meeting duly called and held for such purpose (such affirmative vote and adoption, the "Requisite Company Vote"), and (B) the filings and/or notices pursuant to Section 1.3. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law (the "Bankruptcy and Equity Exception").

             (ii)  The Board of Directors of the Company has (A) (1) determined that the Merger is in the best interests of the Company and its stockholders and approved and declared advisable this Agreement, the Merger, and the other transactions contemplated hereby, and (2) resolved to recommend adoption of this Agreement to the holders of Shares (the "Company Recommendation") and (B) directed that this Agreement be submitted to the holders of Shares for their adoption. The Board of Directors of the Company has received the opinion of

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    its financial advisor, Goldman, Sachs & Co. ("Goldman Sachs"), to the effect that, based upon and subject to the factors and assumptions set forth therein, as of the date of such opinion, the Per Share Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of Shares is fair from a financial point of view to such holders (other than Parent and its Affiliates). It is agreed and understood that such opinion is for the benefit of the Board of Directors of the Company and may not be relied upon by Parent or Merger Sub.

          (d)    Governmental Filings; No Violations; Certain Contracts.

              (i)  Other than (A) the filings and/or notices pursuant to Section 1.3 and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) the filings required to be made by the Company with the Securities and Exchange Commission (the "SEC") under the Exchange Act, (C) the filings and/or notices required to be made under the rules and regulations of the NYSE, (D) compliance with any applicable state securities or blue sky laws and (E) the filings, notices and/or approvals under all Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies, whether domestic or foreign, and all applicable orders or directives of Insurance Regulators (including, for the avoidance of doubt, the Lloyd's Regulations and the handbooks of the FCA and the PRA, respectively) ("Insurance Laws) (collectively, the "Company Approvals"), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any federal, state, local or foreign governmental, quasi-governmental, self-regulatory, administrative or regulatory authority, agency, commission, department, body, court or other legislative, executive or judicial governmental entity (including, for the avoidance of doubt, Lloyd's, the Council and the Franchise Board) (each a "Governmental Entity"), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, and except for any such notices, reports or filings which may have to be made by the Company with any Japanese Governmental Entity, as to which the Company is not making any representation or warranty.

             (ii)  The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company or the comparable governing documents of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to any agreement, lease, license, contract, note, mortgage, indenture, or other obligation (each, a "Contract") binding upon the Company or any of its Subsidiaries or, assuming (solely with respect to performance of this Agreement and consummation of the Merger and the other transactions contemplated hereby), compliance with the matters referred to in Section 5.1(d)(i) under any Law to which the Company or any of its Subsidiaries is subject, or (C) any change in the rights or obligations of any party under any Contract binding upon the Company or any of its Subsidiaries, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

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            (iii)  The Company and its Subsidiaries are not creditors or claimants with respect to any debtors or debtor-in-possession subject to proceedings under chapter 11 of title 11 of the United States Code with respect to claims that, in the aggregate, constitute more than 25% of the gross assets of the Company and its Subsidiaries (excluding cash and cash equivalents), taken as a whole.

            (iv)  For purposes of this Agreement:

              (A)  "Council" shall mean the Council of Lloyd's created by the Lloyd's Acts.

              (B)  "FCA" shall mean the U.K. Financial Conduct Authority.

              (C)  "Franchise Board" shall mean the Franchise Board of Lloyd's formed by the Council under the Lloyd's Acts.

              (D)  "FSMA" shall mean the U.K. Financial Services and Markets Act 2000.

              (E)  "Lloyd's" shall mean the Society of Lloyd's created by the Lloyd's Acts.

              (F)   "Lloyd's Acts" shall mean the Lloyd's Acts 1871 - 1982.

              (G)  "Lloyd's Byelaws" shall mean the byelaws made by the Council under the Lloyd's Acts.

              (H)  "Lloyd's Regulations" shall mean, collectively, the Lloyd's Acts, the Lloyd's Byelaws and the Lloyd's Underwriting Requirements.

              (I)    "Lloyd's Underwriting Requirements" shall mean the underwriting requirements made by the Franchise Board under the Lloyd's Byelaws.

              (J)   "PRA" shall mean the U.K. Prudential Regulation Authority.

          (e)    Company Reports; Financial Statements.

              (i)  The Company has filed or furnished all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2012 (the "Applicable Date") (the forms, statements, reports and documents filed since the Applicable Date, including exhibits and other information incorporated by reference therein, and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the "Company Reports"). As of their respective filing dates (or effective dates in the case of Company Reports that are registration statements) or, if amended prior to the date of this Agreement, as of the date of such amendment, the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

             (ii)  The Company maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Such disclosure controls and procedures are effective to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such disclosure controls and procedures are sufficient to ensure that all such information is accumulated and made known to the Company's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required

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    disclosure. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company's auditors and the audit committee of the Company's Board of Directors (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and has identified for the Company's auditors and audit committee of the Company's Board of Directors any material weaknesses in the Company's internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company has made available to Parent any such disclosure made by management to the Company's auditors and the audit committee of the Company's Board of Directors since the Applicable Date.

            (iii)  Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date of this Agreement, will fairly present in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations and comprehensive income, consolidated statements of the changes in stockholders' equity and consolidated statements of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects, or, in the case of Company Reports filed after the date of this Agreement, will fairly present in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

            (iv)  The Company has previously furnished or made available to Parent true and complete copies of the annual statutory statements for each of the years ended December 31, 2012, December 31, 2013 and December 31, 2014, and quarterly statutory statements for the quarter ended March 31, 2015, with respect to each of the Company Insurance Subsidiaries in each case as filed with the Insurance Regulator of the jurisdiction in which such Company Insurance Subsidiary is domiciled or commercially domiciled, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith or the local equivalents in the applicable jurisdictions (collectively, the "Company SAP Statements"). The Company SAP Statements were prepared in all material respects in conformity with applicable statutory accounting practices prescribed or permitted by such Insurance Regulator ("SAP") applied on a consistent basis, except as may have been noted therein and present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Company Insurance Subsidiary at the respective dates and the results of operations, changes in capital and surplus and cash flow of such Company Insurance Subsidiary for each of the periods then ended. The Company SAP Statements were filed with the applicable Insurance Regulator in a timely fashion on forms prescribed or permitted by such Insurance Regulator. No deficiencies or violations material to the financial condition of any of the Company Insurance Subsidiaries, individually, whether or not material in the aggregate, have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator. The quarterly and annual statements of each Company Insurance Subsidiary filed on or after the date of this Agreement and prior to the Closing ("Interim SAP Statements"), when filed with the applicable Insurance Regulators of the applicable jurisdictions, will present fairly in all

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    material respects, to the extent required by and in conformity with SAP, except as may be noted therein, the statutory financial condition of such Company Insurance Subsidiary at the respective dates indicated and the results of operations, changes in capital and surplus and cash flow of such Company Insurance Subsidiary for each of the periods therein specified (subject to normal year-end adjustments) and will be filed in a timely fashion on forms prescribed or permitted by the relevant Insurance Regulator. The Company will deliver to Parent true, correct and complete copies of the Interim SAP Statements promptly after they are filed with the applicable Insurance Regulator of the jurisdictions in which the Company Insurance Subsidiaries are domiciled or commercially domiciled. Since the year ended December 31, 2014, the annual balance sheets and statements of operations included in the Company SAP Statements have been audited by PricewaterhouseCoopers LLP. True, correct, and complete copies of the audit opinions relating to such balance sheets and statements of operations have been furnished to Parent prior to the date of this Agreement.

             (v)  There are no "off-balance sheet arrangements," as defined in Item 303 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), to which the Company or any Subsidiary of the Company is a party.

            (vi)  The aggregate reserves for claims, unearned premium, losses (including incurred but not reported losses) and loss adjustment expenses (whether allocated or unallocated), as reflected in each of the Company Reports and Company SAP Statements, (A) were determined in all material respects in accordance with generally accepted actuarial standards consistently applied and fairly stated in accordance with sound actuarial principles; (B) were computed on the basis of methodologies consistent in all material respects with those used in computing the corresponding reserves in the prior fiscal years, and (C) were in compliance in all material respects with the requirements of all applicable Insurance Laws with respect to the establishment of reserves (in each case above, except as otherwise noted in the financial statements and notes thereto included in such financial statements). The aggregate reserves for uncollectible reinsurance as reflected in each of the Company Reports, (A) were computed on the basis of methodologies consistent in all material respects with those used in computing the corresponding reserves in the prior fiscal years, and (B) were established in all material respects in accordance with GAAP (in each case above, except as otherwise noted in the financial statements and notes thereto included in such financial statements).

          (f)    Absence of Certain Changes.    Since December 31, 2014, (i) except as required pursuant to this Agreement, the business of the Company and the Company Subsidiaries has been conducted in the ordinary course of business consistent with past practice, and (ii) there has not been any event, occurrence, development or circumstance that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (g)    Litigation and Liabilities.    There are no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings (collectively, "Proceedings") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or (ii) except as reflected or reserved against in the Company's consolidated balance sheets (and the notes thereto) included in the Company Reports filed prior to the date of this Agreement, obligations or liabilities, of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise, and whether or not required to be disclosed, or any other facts or circumstances to the knowledge of the Company, that could reasonably be expected to result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries, including those relating to matters involving any Environmental Law, except for (A) Proceedings relating to claims under policies or contracts of insurance written by any of the Company Insurance Subsidiaries (other than claims seeking extra-contractual damages in excess of the applicable policy limits of such policies or contracts) and (B) those Proceedings, claims, obligations or liabilities that

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  would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

          (h)    Employee Benefits.

              (i)  All material Benefit Plans are listed on Section 5.1(h)(i) of the Company Disclosure Letter. "Benefit Plans" means all benefit and compensation plans, contracts, policies, arrangements or understandings pursuant to which any of the Company or any of its Subsidiaries has any liability or that are maintained or sponsored by the Company or its Subsidiaries for the benefit of any current or former officers, employees, agents or consultants and independent contractors of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company, including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus, phantom stock, vacation, disability, death benefit, hospitalization, medical insurance, life insurance, welfare, or other employee benefit plan, agreement, policy, arrangement or understanding, and any employment, consulting, change in control, termination, retention or similar or other agreements, arrangements or understandings.

             (ii)  True and complete copies of all Benefit Plans listed on Section 5.1(h)(i) of the Company Disclosure Letter, including any trust instruments, insurance contracts and, with respect to any employee stock ownership plan, loan agreements and subscription agreements forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to Parent (provided, however, that, with respect to such insurance contracts and loan agreements and subscription agreements relating to the ESPP, there has been provided or made available a representative insurance contract, form of loan agreement and/or subscription agreement; the other insurance contracts, loans agreements and subscription agreements are substantially similar thereto), along with, to the extent applicable: (A) any related funding instrument; (B) the most recent determination letter or applicable opinion letter; (C) the most recent summary plan description; and (D) the two most recent (1) Form 5500 and attached schedules, (2) audited financial statements, and (3) actuarial valuation reports. Each Benefit Plan which has received or submitted an application for a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified on Section 5.1(h)(i) of the Company Disclosure Letter. None of the Benefit Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan").

            (iii)  All Benefit Plans are in material compliance with, and have been established, maintained, operated and administered in accordance and material compliance with, their terms and with applicable Laws, including ERISA and the Code. Each Benefit Plan which is subject to ERISA (an "ERISA Plan") that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan"), and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter or may rely upon a favorable opinion letter from the Internal Revenue Service (the "IRS") that it is so qualified, and, to the knowledge of the Company, there are no events or circumstances that have occurred since the date of such letter that could reasonably be expected to result in the loss of the qualification of such Plan under Section 401(a) of the Code. Any voluntary

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    employees' beneficiary association within the meaning of Section 501(c)(9) of the Code which provides benefits under a U.S. Benefit Plan has (i) received an opinion letter from the IRS recognizing its exempt status under Section 501(c)(9) of the Code and (ii) filed a timely notice with the IRS pursuant to Section 505(c) of the Code, and, to the knowledge of the Company, there are no events or circumstances that have occurred since the date of such letter that could reasonably be expected to result in the loss of such exempt status under Section 501(c)(9) of the Code. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could reasonably be expected to subject the Company or any Subsidiary to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a Tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

            (iv)  Neither the Company, any of its Subsidiaries nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414(b) of the Code (x) maintains or contributes to, or has within the past six years maintained or contributed to, or incurred liability under, a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) maintains or has an obligation to contribute to, or has within the past six years maintained or had an obligation to contribute to, or incurred liability under, a Multiemployer Plan or a "multiple employer" plan, within the meaning of Sections 210(a), 4063 or 4064 of ERISA. All material contributions required to be made under each Benefit Plan, as of the date of this Agreement, have been timely made or reserves for such obligations in respect of each Benefit Plan have been properly accrued and reflected in the Company Reports.

             (v)  As of the date of this Agreement, there is no pending or, to the knowledge of the Company, threatened, litigation or other action or claim relating to any of the Benefit Plans, other than routine claims for routine benefits in the ordinary course of business consistent with past practice. No Benefit Plan is under, and neither the Company nor any of its Subsidiaries has received a notice of, any audit or investigation by any Governmental Entity with respect to a Benefit Plan. Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits, except as required under Section 4980B of the Code or applicable state Law. The Company or its Subsidiaries may amend or terminate any Benefit Plan at any time without incurring any material liability thereunder other than in respect of claims incurred prior to such amendment or termination.

            (vi)  There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in participation or coverage under, any Benefit Plan which would reasonably be expected to materially increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.

           (vii)  Except as expressly provided in this Agreement, neither the execution of this Agreement, stockholder or other approval of this Agreement nor the consummation of the transactions contemplated hereby will (w) entitle any current or former employee of the Company or any of its Subsidiaries to severance or other compensatory pay or any increase in such pay upon any termination of employment or services after the date of this Agreement, (x) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Benefit Plans, (y) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent or any Affiliate to merge, amend or terminate any of the Benefit Plans or (z) result in payments under any of the Benefit Plans, or payments to any Employees or other Person, which would not be deductible under Section 280G of the Code.

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          (viii)  Neither the Company nor any Subsidiary has any obligation to provide, and no Benefit Plan or other agreement provides, any individual with the right to a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

            (ix)  Each Option (a) was granted in material compliance with all applicable Laws and in compliance with all of the terms and conditions of the Incentive Plan, (b) has an exercise price per Share equal to or greater than the fair market value of a Share on the date of such grant, (c) has a grant date no later than the date on which the Board of Directors of Company (or a committee thereof) intended the grant to be effective and (d) does not trigger any liability for the holder thereof under Section 409A of the Code.

             (x)  All Benefit Plans maintained primarily for the benefit of employees outside the United States comply in all material respects with applicable Laws and any such plans that are intended to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, and, as of the date hereof, there is no pending or, to the knowledge of the Company, threatened material litigation relating to any such Benefit Plan.

            (xi)  There are no outstanding loans by the Company or any of its Subsidiaries to any of their current or former officers, employees or directors, other than loans under any Benefit Plan intended to qualify under Section 401(k) of the Code and routine travel or business expense advances made in the ordinary course of business consistent with past practice.

           (xii)  Each Benefit Plan that is a "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) is, in all material respects, in documentary compliance with, and since January 1, 2009 has been operated and administered in all material respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided threreunder.

          (i)    Compliance with Laws; Licenses.    The businesses (including the appointment of Agents) of each of the Company and its Subsidiaries have not, since December 31, 2011, been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, code or ordinance, common law, or any rule, regulation, judgment, order, directive, writ, injunction, decree, arbitration award, agency requirement or published interpretation of any Governmental Entity (collectively, "Laws"), except for violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, since December 31, 2011, (i) each Company Insurance Subsidiary and, to the knowledge of the Company, its Agents have marketed, sold and issued insurance products in compliance with Insurance Laws applicable to the business of such Company Insurance Subsidiary and in the respective jurisdictions in which such products have been marketed, sold and issued, except for such non-compliance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, the Company has not received since December 31, 2011 any written notice or communication of any material non-compliance with any such Laws (which non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect) that has not been cured as of the date of this Agreement. Each of the Company and its Subsidiaries has obtained and is in compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity ("Licenses") necessary to conduct its business as presently conducted, except those the absence of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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          (j)    Material Contracts.

              (i)  All of the material contracts of the Company and each Company Subsidiary that are filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2014 or specifically referenced by name (and not by category, type or class) in the Company SAP Statements for the year ended December 31, 2014 (the "Material Contracts") are in full force and effect, except for those for which the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True and complete copies of all Material Contracts have been made available by the Company to Parent or are filed as exhibits to one or more Company Reports. Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any other party to the Material Contracts is in breach of or in default under any Material Contracts, and, to the knowledge of the Company, no event has occurred which, with the passage of time and/or the giving of notice, would constitute a default thereunder by the Company or the Company Subsidiary party thereto or by any other party thereto, except for such breaches and defaults (i) as are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect or (ii) with respect to the Material Contracts listed on Section 5.1(j)(i)(A) of the Company Disclosure Letter, that result from the consummation of the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary is party to any Contract containing any provision or covenant limiting in any material respect the ability of the Company or any Company Subsidiary or any Affiliate of the Company (including, after the Effective Time, Parent and its Affiliates) (A) to (i) sell any products or services of or to any other Person or (ii) write, bind, renew or otherwise solicit insurance business, (B) to (i) engage in any line of business, (ii) do any business in any geographic location or (iii) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any Company Subsidiary or (C) to acquire assets or securities of any other Person (any such contract, a "Restricted Contract").

             (ii)  Each Material Contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon the Company or the Company Subsidiary party thereto and, to the knowledge of the Company, each other party thereto (except as may be limited by the Bankruptcy and Equity Exception), except for such failures to be valid and binding as are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

          (k)    Real Property.

              (i)  With respect to real property owned by the Company or any of its Subsidiaries (the "Owned Real Property") (A) the Company or its applicable Subsidiary has good and marketable fee simple (or equivalent) title to such Owned Real Property, free and clear of any Lien, (B) there are no outstanding written agreements or other Contracts, options or rights of first refusal to purchase, exchange, place a Lien against, lease or otherwise transfer such Owned Real Property or any portion of the Owned Real Property or interest therein, and (C) there are no material pending or, to the knowledge of the Company, threatened condemnation or other Proceedings relating to the Owned Real Property, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

             (ii)  With respect to the real property leased or subleased to the Company or its Subsidiaries, or any part of the Owned Real Property leased or subleased by the Company or its Subsidiaries to a third party, for which the annual base rent is over $200,000, the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect,

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    and none of the Company or any of its Subsidiaries is in breach of or default under such lease or sublease, and no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its Subsidiaries or permit termination, modification, acceleration or repudiation by any third party thereunder, or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, except in each case, for such invalidity, failure to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations or repudiations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (l)    Takeover Statutes.    (i) No "fair price," "moratorium," or other similar Delaware anti-takeover statute or regulation (each, a "Takeover Statute") or any anti-takeover provision in the Company's certificate of incorporation or by-laws is applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement, and (ii) the Company has taken all necessary action to render the restrictions on business combinations contained in Section 203 of the DGCL inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.

          (m)    Environmental Matters.    Except for such matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) to the knowledge of the Company, no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance; (iii) to the knowledge of the Company, no property formerly owned or operated by the Company or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation; (iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third-party property; (v) neither the Company nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither the Company nor any of its Subsidiaries has received since December 31, 2011, any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (viii) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (ix) the Company has delivered to Parent copies of all environmental reports, studies, assessments, sampling data and other environmental information that have been prepared since December 31, 2011 and are in its possession relating to the Company or its Subsidiaries or their respective current and former properties or operations.

          As used herein, the term "Environmental Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

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          As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; or (C) any other substance which may be the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

          (n)    Taxes.    The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid or withheld all material Taxes that are shown as due on such filed Tax Returns or that the Company or any of its Subsidiaries are obligated to pay or withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; (iii) have paid all deficiencies or assessments in respect of any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters and have not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency; (iv) are not a party to any indemnification, allocation or sharing agreement (other than any such agreement solely among the Company and its Subsidiaries) relating to Taxes (other than any agreement with respect to any third-party financing or entered into in the ordinary course of business); (v) are not liable for Taxes of any person (other than of a member of the affiliated group for United States federal income tax purposes of which the Company is the common parent) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), as a transferee or successor; (vi) have not, within the past two (2) years, been a "distributing corporation" or "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a transaction to which Section 355 of the Code applies; and (vii) have not participated in a "reportable transaction" within the meaning of Section 1.6011-4(b) of the Treasury Regulations (or any corresponding or similar provision of state, local or foreign Law). As of the date of this Agreement, (i) there are no pending or, to the knowledge of the Company, threatened (in writing) audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters; (ii) there are no Tax rulings, requests for rulings or closing agreements relating to or with respect to the income and/or assets of the Company or any of its Subsidiaries; (iii) there are no Liens for Taxes upon any assets of the Company or any of its Subsidiaries; and (iv) no claim has ever been made (that has not been resolved) by a Tax authority in any jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to material taxation by such jurisdiction. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 2014, 2013 and 2012. The Company and each of its Subsidiaries have complied with all applicable information and other reporting, withholding and disclosure requirements under the Code or any other applicable foreign, state and local Law, except to the extent that any such failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have made adequate provision as of March 31, 2015 (in accordance with GAAP and SAP) for any material Taxes that are not yet due and payable for all taxable periods, or portions thereof, ending on or before the date of this Agreement.

          As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the term "Taxes") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, escheat, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of a similar nature, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including

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  elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

          With respect to any reinsurance contracts to which the Company or any of its Subsidiaries is a party, to the knowledge of the Company, no facts, circumstances or basis exists under which the IRS could make any material reallocation, recharacterization or other adjustment under Section 845(a) of the Code, or make any adjustment arising from a determination that any reinsurance contract had or has a significant tax avoidance effect under Section 845(b) of the Code.

          (o)    Labor Matters.    Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding that asserts that the Company or any of its Subsidiaries has committed an unfair labor practice or that seeks to compel it to bargain with any labor union or labor organization, nor is there pending or, to the knowledge of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made involving employees of the Company or any of its Subsidiaries. The Company has previously made available to Parent correct and complete copies of all labor and collective bargaining agreements, Contracts or other agreements or understandings with a labor union or labor organization to which the Company or any of its Subsidiaries is party or by which any of them are otherwise bound (collectively, the "Company Labor Agreements"). The consummation of the Merger and the other transactions contemplated by this Agreement will not entitle (i) any third party (including any labor union or labor organization) to any payments under any of the Company Labor Agreements or (ii) any labor union, works council or other labor organization to any information, consent, bargaining or other rights with respect to the transactions contemplated by this Agreement. The Company and its Subsidiaries have complied in all material respects with the reporting requirements of the Labor Management Reporting and Disclosure Act.

          (p)    Intellectual Property.

              (i)  Section 5.1(p)(i) of the Company Disclosure Letter contains a true and complete list of (a) all Owned Intellectual Property that is registered or subject to an application for registration, indicating for each item, as applicable, (1) the owner thereof, (2) the registration or application number and (3) the applicable filing jurisdiction, and (b) all Intellectual Property Contracts. The Company exclusively owns (beneficially, and of record where applicable) all Owned Intellectual Property, free and clear of all encumbrances and licenses (other than non-exclusive licenses granted or, with respect to software, received in the ordinary course of business consistent with past practice), except where the failure to so own such property in such manner would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

             (ii)  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) the Company and/or each Company Subsidiary owns, or is licensed or otherwise possesses sufficient rights to use, all Intellectual Property used in the business of the Company and the Company Subsidiaries as currently conducted, all of which rights shall survive unchanged the consummation of the transactions contemplated by this Agreement; provided that this subsection (A) shall not be construed as a representation or warranty regarding non-infringement of Intellectual Property of any third-party, and (B) to the knowledge of the Company, all Intellectual Property owned by the Company and/or the Company Subsidiaries is valid and subsisting, (C) there are no written claims, or any litigation,

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    opposition, cancellation, proceeding or objection, with respect to the Owned Intellectual Property currently pending or, to the knowledge of the Company, threatened in writing by any Person, except as may be reasonably be expected during the prosecution of applications for Intellectual Property with a Governmental Entity, (D) to the knowledge of the Company, the conduct of the respective businesses of the Company and each Company Subsidiary and practice or use of the registered Owned Intellectual Property rights have not in the prior two year period infringed or constituted the misappropriation of the Intellectual Property of any third party, and do not currently infringe or constitute the misappropriation of the Intellectual Property of any third party, and (E) to the knowledge of the Company, no Person is infringing or misappropriating any material Owned Intellectual Property right.

            (iii)  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable measures to maintain, protect and enforce their respective rights in the material Owned Intellectual Property, including the confidentiality of all material Trade Secrets that are included therein.

            (iv)  To the knowledge of the Company, the Company IT Systems are reasonably sufficient for the operation of the respective businesses of the Company and its Subsidiaries as presently conducted. In the last 12 months, the Company IT Systems have not failed in any material respect such that there has been a material disruption to the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

             (v)  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (a) the Company and each of its Subsidiaries has implemented commercially reasonable backup, security and disaster recovery technologies and procedures; (b) to the knowledge of the Company, during the past 12 months, (1) no Person has gained unauthorized access to any Company IT System, (2) there has been no unauthorized access to any customer, employee and other personally identifiable information held by the Company or any of its Subsidiaries, and (3) the information and data processed and/or stored by the Company or any of its Subsidiaries in connection with the operation of its business has not been corrupted or compromised; and (c) to the knowledge of the Company, the Company IT Systems are free from any material defects, viruses, worms and other malware.

            (vi)  For purposes of this Agreement, the following terms have the following meanings:

            "Company IT Systems" means all information and communications technologies, including hardware, software, networks, routers, hubs, switches, data, data communications lines, and other information technology equipment and documentation associated with any of the foregoing used by the Company or any of its Subsidiaries in its business as operated by it during the 12 -month period prior to the date of this Agreement.

            "Intellectual Property" means all (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same (collectively, "Trademarks"); (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, revisions, supplementary protection certificates, continuations, continuations-in-part and renewal applications, and including renewals, extensions, re-examinations and reissues; (iii) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, copyrights therein and thereto, and registrations and applications therefor, and all renewals,

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    extensions, restorations and reversions thereof; and (v) and the rights to sue for and remedies against past, present and future infringements of, any or all of the foregoing, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide.

            "Intellectual Property Contract" shall mean any material Contract (i) under which the Company or any of its Subsidiaries, as applicable, receives a license for any Intellectual Property of any third Person, other than any Contract granting a non-exclusive license to non-custom software that is generally available on a commercial basis from third Persons on standardized terms or is otherwise subject to a "shrink-wrap" or "click-through" license agreement; (ii) under which the Company or any of its Subsidiaries, as applicable, has transferred, assigned or licensed to any third Person any Intellectual Property (other than non-exclusive licenses granted to customers of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice); or (iii) providing for the development of any Intellectual Property, independently or jointly, by or for the Company or any of its Subsidiaries, in each case ((i), (ii) and (iii)), to the extent such Intellectual Property is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted.

            "Owned Intellectual Property" means all Intellectual Property owned or held exclusively, or purported to be owned or held exclusively, by the Company or its Subsidiaries.

          (q)    Insurance Maintained by the Company.    All material fire and casualty, general liability, business interruption, product liability, directors and officers, errors and omissions, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (including all supplements, endorsements, riders and ancillary agreements in connection therewith, "Insurance Policies") are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets which are typically insured against by Persons engaged in similar business, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Insurance Policy is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (r)    Insurance Matters.

              (i)  To the knowledge of the Company, and, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, since January 1, 2014 at the time each agent, representative, producer, reinsurance intermediary, wholesaler, third party administrator, distributor, broker, employee or other Person authorized to sell, produce, manage or administer products on behalf of any Company Insurance Subsidiary ("Agent") wrote, sold, produced, managed, administered or procured business for a Company Insurance Subsidiary, such Agent was, at the time the Agent wrote or sold business, duly licensed for the type of activity and business written, sold, produced, managed, administered or produced. Each of the Contracts between a Company Insurance Subsidiary and any Agent who has sold, underwritten, produced, managed, administered or issued business for or on behalf of such Company Insurance Subsidiary since January 1, 2013 is valid, binding and in full force and effect in accordance with its terms, except such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Agent individually accounting for 1% or more of the total gross GAAP premiums of all Company Insurance Subsidiaries for the year ended December 31, 2014 has indicated to the Company or any Company Insurance Subsidiary that

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    such Agent will be unable or unwilling to continue its relationship as an Agent with any Company Insurance Subsidiary within twelve months after the date of this Agreement. To the knowledge of the Company, as of the date of this Agreement, no Agent has been since January 1, 2013, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to such Agent's writing, sale, management, administration or production of insurance or other business for any Company Insurance Subsidiary, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Agent was appointed by the Company or Company Insurance Subsidiary in compliance with applicable Law and all processes and procedures undertaken with respect of such Agent were undertaken in compliance with applicable Law.

             (ii)  Prior to the date of this Agreement, the Company has delivered or made available to Parent a true and complete copy of any material actuarial reports prepared by actuaries, independent or otherwise, with respect to any Company Insurance Subsidiary since January 1, 2014, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). To the knowledge of the Company, each Company Actuarial Analysis was based, in all material respects, upon an accurate inventory of policies relevant to such Company Actuarial Analysis in force for the Company Insurance Subsidiaries at the relevant time of preparation.

            (iii)  The Company and the Company Insurance Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions (including without limitation any sales material) required to be filed by any of them with any Insurance Regulator since January 1, 2014 in the manner prescribed by applicable Laws and Licenses, and all such reports, registrations, filings and submissions were in compliance in all material respects with applicable Laws and Licenses when filed or as amended or supplemented, and no deficiencies have been asserted in writing by any such Insurance Regulator with respect to such reports, registrations, filings or submissions that have not been remedied, except where such failure to file, non-compliance or deficiencies would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (iv)  Neither the Company nor any Subsidiary of the Company is a party to any written agreement, consent decree, stipulation or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist, injunction or other order, award or directive by, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Entity which restricts materially the conduct of the business of the Company or any of its Subsidiaries, or to the knowledge of the Company relates to any Company Insurance Subsidiary's capital adequacy or risk management policies, nor has the Company or any Subsidiary of the Company been advised in writing by any Governmental Entity since December 31, 2011 that it is contemplating any such undertakings.

             (v)  The Company and the Company Insurance Subsidiaries have made all required notices, submissions, reports or other filings under applicable insurance holding company statutes, and all contracts, agreements, arrangements and transactions in effect between any Company Insurance Subsidiary and any Affiliate are in compliance in all material respects with the requirements of all applicable insurance holding company statutes, except where the failure to make any such notices, submissions, reports, or other filings, or any non-compliance with such statutes, would not reasonably be expected to result in a Material Adverse Effect.

            (vi)  The Company and its Subsidiaries have established, and are in compliance in all material respects with, written privacy policies applicable to the collection, use, disclosure, maintenance and transmission of personal, private, health or financial information about

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    individual policyholders, customers, consumers or benefits recipients, except where any non-compliance with such privacy policies would not reasonably be expected to result in a Material Adverse Effect.

          (s)    Reinsurance and Coinsurance.

              (i)  To the knowledge of the Company, all reinsurance or coinsurance, ceded or assumed, treaties or agreements, including retrocessional agreements, under which any Company Insurance Subsidiary has any material existing rights, obligations or liabilities (including all amendments, extensions, renewals, guaranties, modifications, waivers, supplements and other agreements, if any, related thereto, "Reinsurance Agreements") are, as of the date of this Agreement, in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Section 5.1(s)(i) of the Company Disclosure Letter contains a correct and complete list of all Reinsurance Agreements that are in force as of the date of this Agreement and under which the Company Insurance Subsidiaries have ceded or retroceded risks during the three-year period prior to the date of this Agreement.

             (ii)  Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any other party to a Reinsurance Agreement, is in breach of or in default under any Reinsurance Agreement, and, to the knowledge of the Company, no event has occurred which, with the passage of time and/or the giving of notice, would constitute a default thereunder by the Company or the Company Subsidiary party thereto or by any other party thereto, except for such breaches and defaults as are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby will not violate, or result in a right to terminate, recapture, rescind or modify, any Reinsurance Agreement or any coverage provided by any party thereto.

            (iii)  In those instances in which a Company Insurance Subsidiary is a cedent, neither the Company nor such Company Insurance Subsidiary has received any written notice that the financial condition of any other party to any Reinsurance Agreement is impaired with the result that a material default thereunder may be reasonably anticipated, except in those instances in which such default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and, to the knowledge of the Company, no counterparty to a Reinsurance Agreement is insolvent or the subject of a rehabilitation, liquidation, receivership or similar proceeding.

            (iv)  Each Reinsurance Agreement is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon the Company or the Company Subsidiary party thereto and, to the knowledge of the Company, each other party thereto (except as may be limited by the Bankruptcy and Equity Exception), except for such failures to be valid and binding as are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

             (v)  Each Company Insurance Subsidiary was entitled to take the credit that was taken by it in its Company SAP Statements pursuant to applicable Laws for all reinsurance and coinsurance ceded pursuant to any Reinsurance Agreement to which such Company Insurance Subsidiary was a party as of the date of the applicable Company SAP Statement. With respect to any Reinsurance Agreement for which any Company Insurance Subsidiary is taking credit on its most recent Company SAP Statements or has taken credit on any of its Company SAP Statements from and after January 1, 2014, (i) there has been no separate written or oral agreements between such Company Insurance Subsidiary and the assuming reinsurer that would under any

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    circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Reinsurance Agreement, other than inuring to reinsurance contracts that are specifically defined in any such Reinsurance Agreement, (ii) for each currently in-force Reinsurance Agreement for which risk transfer is not reasonably considered to be self-evident, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment, to the extent required by SAP, is available for review by the respective domiciliary Insurance Regulator for each of the Company Insurance Subsidiaries, (iii) each Company Insurance Subsidiary complies and has complied from and after January 1, 2014 in all material respects with the applicable requirements of SAP related to the credit taken and (iv) each Company Insurance Subsidiary has and has had from January 1, 2014 appropriate controls in place to monitor the use by it of reinsurance and comply with the provisions of SAP that are relevant to such use.

            (vi)  Since January 1, 2013, none of the Company or the Company Insurance Subsidiaries has received written notice from any counterparty to a Reinsurance Agreement that any amount of reinsurance ceded by a Company Insurance Subsidiary will be uncollectible or otherwise defaulted upon or that there is a dispute with respect to any amounts recoverable or payable by the Company or a Company Insurance Subsidiary pursuant to such Reinsurance Agreement.

          (t)    Forms and Rates.    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) to the knowledge of the Company, all insurance contracts, policies, binders, slips, certificates and other agreements of insurance (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) issued by the Company Insurance Subsidiaries and any and all marketing materials related thereto are, to the extent required under applicable Laws, on forms approved by the applicable Governmental Entity that have been filed and, as appropriate, either approved or not objected to by such Governmental Entity within the period provided for objection (the "Forms") and such Forms comply with the Laws applicable thereto; (ii) with respect to premium rates established by the Company Insurance Subsidiaries that are required to be filed with or approved by the applicable Governmental Entity, the rates have been so filed or approved, the premiums charged conform thereto, and such premiums comply with the Laws applicable thereto; and (iii) all such insurance contracts, policies and marketing materials comply with applicable Laws and have been administered by the Company Insurance Subsidiaries in accordance with applicable Laws and the terms of the applicable insurance contracts.

          (u)    Reports of Examination.    The Company has made available to Parent with respect to the Company Insurance Subsidiaries any material reports of examination (including financial, underwriting, claims, market conduct and similar examinations) issued (whether in draft, preliminary or final form) by any Governmental Entity since December 31, 2011. None of the Governmental Entities that noted any deficiencies or violations in such examination reports has advised the Company or the applicable Company Insurance Subsidiary of any intention to commence any regulatory proceeding or to otherwise take disciplinary action against such Company Insurance Subsidiary based upon such deficiencies or violations. The Company has made available to Parent a true, correct and complete list of all reports of examination (including financial, underwriting, claims, market conduct and similar examinations) that are currently pending or in progress as of the date of this Agreement by any Governmental Entity relating to any Company Insurance Subsidiary.

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          (v)    Investment Assets.    The Company has provided to Parent prior to the date hereof a true and complete list of all securities and investment assets, including bonds, notes, debentures, mortgage loans, real estate and all other instruments of indebtedness, stocks, partnerships, joint venture interests and all other equity interests, certificates issued by or interests in trusts and derivatives (collectively, the "Investment Assets") carried on the books and records of the Company and its Subsidiaries as of March 31, 2015, with information included therein as to the book value of each such Investment Asset and the market value thereof as of March 31, 2015 (whether or not required by GAAP or SAP to be reflected on a balance sheet), and copies of the investment guidelines of each Company Insurance Subsidiary as in effect as of the date of this Agreement. Except as set forth on Section 5.1(v) of the Company Disclosure Letter, as of the date hereof, all such Investment Assets that continue to be held by the Company and its Subsidiaries comply in all material respects with such investment guidelines and in all material respects with all applicable Laws. As of the date of this Agreement, there has been no material change in the overall composition of the Investment Assets held by the Company and its Subsidiaries since March 31, 2015. As of the date hereof, each of the Company and its Subsidiaries, as applicable, has good and marketable title to all of the Investment Assets it purports to own, free and clear of all Liens other than Liens created or incurred in the ordinary course of the Company's or any of its Subsidiaries' investment operations consistent with past practice. The Investment Assets held by each Company Insurance Subsidiary that were listed as admitted assets on such Company Insurance Subsidiary's statutory statements as of March 31, 2015 were qualified or eligible to be admitted assets of such Company Insurance Subsidiary under applicable Insurance Laws.

          (w)    Investment Advisor.    Neither the Company nor any of its Subsidiaries conducts activities of or is otherwise deemed under applicable Laws to be an "investment advisor" as such term is defined in Section 2(a)(20) of the Investment Company Act of 1940. Neither the Company nor any of its Subsidiaries is an "investment company" as defined under the Investment Company Act of 1940.

          (x)    Brokers and Finders.    Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Goldman Sachs as its financial advisor, and in that connection has agreed to pay Goldman Sachs a fee upon closing of the Merger pursuant to an engagement letter (a true and complete copy of which has been provided to Parent prior to the date of this Agreement). The Company has made available to Parent a complete and accurate copy of all agreements pursuant to which Goldman Sachs is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

        Section 5.2.    Representations and Warranties of Parent and Merger Sub.     Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

          (a)    Organization, Good Standing and Qualification.    Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, existing, qualified or in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company a complete and correct copy of the

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  certificates of incorporation and by-laws of Parent and Merger Sub, each as in effect on the date of this Agreement.

          (b)    Corporate Authority.    No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken, and has caused its Subsidiaries to take, all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement, subject only to the adoption of this Agreement by Parent's wholly owned Subsidiary that will be the direct stockholder of Merger Sub as the sole stockholder of Merger Sub (which adoption shall be effected by written consent immediately following the execution of this Agreement), and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (c)    Governmental Filings; No Violations; Etc.

              (i)  Other than (A) the filings and/or notices pursuant to Section 1.3, (B) a filing under the HSR Act and expiration of the related waiting period, (C) the filings, notices and/or approvals under all applicable Insurance Laws identified on Section 5.2(c)(i)(C) of the letter, dated the date of this Agreement, delivered to the Company by Parent in connection with the execution of this Agreement (the "Parent Disclosure Letter"), (D) the filings, notices and/or approvals relating to antitrust or anticompetition Law set forth on Section 5.2(c)(i)(D) of the Parent Disclosure Letter, and (E) an approval application to and a notification filing with the Japan Financial Services Agency (the "JFSA") by Parent and its Affiliates, and approval of the JFSA (collectively, the "Parent Approvals"), no notices, reports or other filings are required to be made by Parent (or its wholly owned Subsidiary that will be the direct stockholder of Merger Sub) or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent (or its wholly owned Subsidiary that will be the direct stockholder of Merger Sub) or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. As of the date of this Agreement, Parent has a reasonable basis to believe that the Parent Approvals set forth on Section 7.1(d) of the Parent Disclosure Letter will be obtained prior to the Termination Date.

             (ii)  The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificates of incorporation or by-laws or comparable governing instruments of Parent or Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Laws or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject; or (C) any change in the rights or obligations of any party under any of such Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability

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    of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

          (d)    Litigation.    As of the date of this Agreement, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the officers of Parent, threatened against Parent or Merger Sub that seek to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. As of the date of this Agreement, no Order of any Governmental Entity that would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement is outstanding against Parent or Merger Sub.

          (e)    Available Funds.    Parent has available to it, and as of the Closing will have available to it, all funds necessary for the payment to the Paying Agent of the Aggregate Merger Consideration, for the funding, subject to Section 4.2(a), of amounts necessary to pay the Aggregate Stock Award Consideration and to satisfy all of the obligations of Parent and Merger Sub under this Agreement and otherwise in connection with the transactions contemplated by this Agreement.

          (f)    Capitalization of Merger Sub.    All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

          (g)    Proxy Statement.    None of the information supplied or to be supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is mailed to stockholders of the Company and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (h)    Finders' Fees.    Except for Credit Suisse and Evercore Partners, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Affiliates in connection with the transactions contemplated by this Agreement.

ARTICLE VI

Covenants

        Section 6.1.    Interim Operations.

          (a)   The Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing (such approval not to be unreasonably withheld, delayed or conditioned), and except as otherwise expressly contemplated by this Agreement) and except as required by applicable Laws or a Governmental Entity, it will use commercially reasonable efforts to cause its business and the business of its Subsidiaries to be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective commercially reasonable efforts to preserve their business organizations intact and maintain existing relations and goodwill

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  with Governmental Entities, customers, suppliers, third-party payors, agents, distributors, creditors, lessors, employees, reinsurers, Agents, rating agencies and business associates and use commercially reasonable efforts to keep available the services of its and its Subsidiaries' present employees, reinsurers, Agents, rating agencies and agents. Without limiting the generality of, and in furtherance of, the foregoing, from the date of this Agreement until the Effective Time, except (A) as required by applicable Laws or a Governmental Entity or as otherwise expressly required or permitted by this Agreement, (B) as Parent may approve in writing (such approval not to be unreasonably withheld, delayed or conditioned) or (C) as set forth in Section 6.1(a) of the Company Disclosure Letter, the Company will not and will not permit its Subsidiaries to:

              (i)  adopt or propose any change in its certificate of incorporation or by-laws or other applicable governing instruments;

             (ii)  merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions among wholly owned Subsidiaries of the Company, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

            (iii)  acquire assets from any other Person with a value or purchase price in the aggregate in excess of $5,000,000 in any transaction or series of related transactions, other than (A) acquisitions pursuant to Contracts in effect as of the date of this Agreement and (B) acquisitions of Investment Assets in the ordinary course of the Company's or any of its Subsidiaries' investment operations that are in accordance with the investment guidelines as in effect as of the date of this Agreement of the Company or such Subsidiary, as applicable;

            (iv)  issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of capital stock of the Company or any of its Subsidiaries (other than the issuance of shares by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, other than issuances in connection with the exercise or settlement of Stock Awards outstanding as of the date of this Agreement in accordance with their terms;

             (v)  create or incur any Lien material to the Company or any of its Subsidiaries on any assets of the Company or any of its Subsidiaries having a value in excess of $1,000,000, other than Liens created or incurred in the ordinary course of the Company's or any of its Subsidiaries' investment operations consistent with past practice;

            (vi)  make any loans, advances, guarantees or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company) in excess of $5,000,000 in the aggregate, other than loans, advances, guarantees or capital contributions to or investments in any Person made in the ordinary course of the Company's or any of its Subsidiaries' investment operations consistent with past practice;

           (vii)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (A) dividends paid by any direct or indirect wholly owned Subsidiary to the Company or to any other direct or indirect wholly owned Subsidiary, and (B) regular quarterly cash dividends with respect to Shares not in excess of $0.295 per share, per quarter (with the timing of declaration, record and payment dates thereof consistent with past practice), or enter into any agreement with respect to the voting of its capital stock;

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          (viii)  reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, except for any such transactions with regard to and among any of the wholly owned Subsidiaries of the Company;

            (ix)  incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for (x) indebtedness owed by the Company or any of its Subsidiaries to the Company or any of its wholly owned Subsidiaries, and (y) indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice (A) not to exceed $5,000,000 in the aggregate, (B) in replacement of existing indebtedness for borrowed money on terms substantially consistent with or more beneficial than the indebtedness being replaced, or (C) under the Company's existing revolving loan facility, and (z) guarantees incurred by the Company of indebtedness of wholly owned Subsidiaries of the Company;

             (x)  except as set forth in the capital budgets set forth in Section 6.1(a)(x) of the Company Disclosure Letter and consistent therewith, make or authorize any capital expenditures in excess of $5,000,000 in the aggregate during any 12 month period;

            (xi)  (A) enter into any Contract that would have been a Restricted Contract had it been entered into prior to this Agreement, or (B) other than in the ordinary course of business consistent with past practice, enter into any Contract that would have been a Material Contract had it been entered into prior to this Agreement;

           (xii)  make any changes with respect to accounting policies or procedures, except as required by changes in GAAP, SAP or by applicable Laws;

          (xiii)  settle any litigation or other proceedings before a Governmental Entity that would require payment by the Company or any of its Subsidiaries of an amount that, or the incurrence by the Company or any of its Subsidiaries of an obligation or liability of an amount that, (x) is not subject to indemnification from a third party and (y) is in excess of $5,000,000 individually or $7,500,000 in the aggregate, other than (A) ordinary course policy claim matters for amounts that are within policy limits, (B) the payment, discharge or satisfaction of obligations or liabilities in accordance with the terms of Contracts in effect as of the date of this Agreement, (C) settlement of any liability for which reserves with respect to such liability that are equal to or less than the amount of such settlement have been established on the Company's financial statements included in the Company Reports, or (D) Stockholder Litigation (which shall only be settled in accordance with the terms of Section 6.5(b) and Section 6.16);

          (xiv)  (A) amend or modify in a manner adverse to the Company any Restricted Contract, (B) except in the ordinary course of business consistent with past practice, amend, modify or terminate any Material Contract, or (C) other than with respect to any debts, claims or rights owed by the Company or any of its Subsidiaries, on the one hand, to the Company or any of its Subsidiaries, on the other hand, cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value in excess of $1,000,000;

           (xv)  make, change or revoke any material Tax election, file any amended Tax Return, change or consent to any change in any method of accounting for Tax purposes, enter into or agree to any private letter ruling, closing agreement or similar ruling or agreement with any Tax authority, extend the statute of limitations for any material taxable period, settle any Tax claim or assessment, or surrender any right to claim a refund of Taxes;

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          (xvi)  transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of (A) except in the ordinary course of business consistent with past practice, any material assets, licenses, operations, rights, product lines, businesses or interests therein of the Company or its Subsidiaries, other than pursuant to Contracts in effect prior to the date of this Agreement or (B) any capital stock of any of its Subsidiaries;

         (xvii)  except as required pursuant to existing binding agreements in effect prior to the date of this Agreement or any Benefit Plans set forth on Section 5.1(h)(i) of the Company Disclosure Letter, (A) grant, provide or promise to grant or provide any severance, retention, termination or similar payments or benefits to any director or Employee, (B) increase or promise to increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to, any director or Employee, other than issuances in connection with the exercise or settlement of Stock Awards outstanding as of the date of this Agreement in accordance with their terms, (C) except as set forth in Section 4.3 hereof, establish, adopt, amend or terminate any Benefit Plan, amend the terms of any outstanding Stock Awards, or other awards or grant any new awards of compensation or benefits, (D) except as set forth in Section 4.3 hereof, take any action to accelerate the vesting or payment, or fund or in any way secure the payment, of compensation or benefits under any Benefit Plan, (E) change any actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Plan, or change the manner in which contributions to such plans are made or the basis on which such contributions are determined; (F) forgive or promise to forgive any loans to directors or Employees or (G) hire any employee or engage any independent contractor who is a natural person with an annual salary or wage rate or consulting fee in excess of $250,000;

        (xviii)  permit any participant in the ESPP to increase his or her payroll deductions during the offering period in effect as of the date hereof or permit any employee who is not a participant in the ESPP as of the date hereof to participate in the ESPP;

          (xix)  become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

           (xx)  (A) grant, extend, amend (except as required in the diligent prosecution of the Owned Intellectual Property), waive or modify any material rights in or to, nor sell, assign, lease, transfer, license, let lapse, abandon, cancel, or otherwise dispose of, or extend or exercise any option to sell, assign, lease, transfer, license, or otherwise dispose of, any material Owned Intellectual Property, other than in the ordinary course of business consistent with past practice, (B) fail to diligently prosecute the Company's and its Subsidiaries' material patent applications, if any, other than in the ordinary course of business consistent with past practice or (C) fail to exercise a right of renewal or extension under any material Intellectual Property Contract, other than in the ordinary course of business consistent with past practice;

          (xxi)  except in the ordinary course of business consistent with past practice and except between or among the Company and its Subsidiaries, enter into any new Reinsurance Agreement or other reinsurance transaction; it being understood that nothing in this subsection (xxi) shall restrict or prohibit the Company or any of its Subsidiaries from modifying, terminating or extending, in the ordinary course of business consistent with past practice, any Reinsurance Agreement that is in effect as of the date of this Agreement;

         (xxii)  make any filings with any Governmental Entity relating to the withdrawal or surrender of any License held by the Company or any of its Subsidiaries, or the withdrawal by any of the Company or any of its Subsidiaries from any lines or kinds of business;

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        (xxiii)  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of a Company Insurance Subsidiary;

         (xxiv)  except in the ordinary course of business consistent with past practice, alter or amend in any material respect any existing underwriting, reserving, hedging, marketing, pricing, risk management, reinsurance, claim handling, loss control, investment, actuarial practice guideline or policy of the Company or any Company Insurance Subsidiary, or any material assumption underlying an actuarial practice or policy, except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) GAAP, applicable SAP, any Governmental Entity or applicable Laws; or

          (xxv)  agree, authorize or commit to do any of the foregoing.

          (b)   Parent shall not knowingly take or permit any of its Subsidiaries to take any action that is reasonably likely to prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement, including taking any action that would (i) result in any of the conditions to the Merger set forth in Article VII not being satisfied, (ii) materially adversely affect the ability of the parties to obtain any of the Parent Approvals or (iii) significantly increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Merger and the other transactions contemplated by this Agreement.

        Section 6.2.    Acquisition Proposals.

          (a)    No Solicitation or Negotiation.    The Company agrees that, except as expressly permitted by this Section 6.2, neither it nor any of its Subsidiaries nor any of the officers and directors of it and its Subsidiaries shall, and the Company shall use its commercially reasonable efforts to cause its and its Subsidiaries' employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, "Representatives") not to, directly or indirectly, nor shall it authorize any of the officers and directors of it or its Subsidiaries to:

              (i)  initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; or

             (ii)  engage in or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal, or provide any non-public information or data to any Person that has made, or to the knowledge of the Company is reasonably likely to make or is considering (in each case whether alone or as part of a group), an Acquisition Proposal, except to notify such Person of the existence of the provisions of this Section 6.2.

          Notwithstanding anything in this Agreement to the contrary, prior to the time, but not after, the Requisite Company Vote is obtained, (A) the Company may (1) provide information and data in response to a request therefor by a Person who has made an unsolicited written Acquisition Proposal that the Board of Directors of the Company reasonably believes to be credible if the Company receives from the Person so requesting such information or data an executed confidentiality agreement on terms relating to confidentiality not less restrictive to the other party than those contained in the Confidentiality Agreement (provided that such executed confidentiality agreement need not prohibit the making, or amendment, of any Acquisition Proposal to the Company); and promptly discloses (and, if applicable, provides copies of) any such information and data to Parent to the extent not previously provided to Parent or (2) engage in or otherwise participate in any discussions or negotiations with any Person who has made such an unsolicited written Acquisition Proposal, if and only to the extent that, prior to taking any action described in clause (1) or (2) above, the Board of Directors of the Company determined in good faith, based on the information then available and after consultation with its financial advisor and outside

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  counsel, that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal and that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Laws; and (B) the Board of Directors of the Company may approve, recommend, or otherwise declare advisable or propose to approve, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal described in clause (A) above if and only to the extent that the Board of Directors of the Company has determined in good faith, based on the information then available and after consultation with its financial advisor and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Laws.

          (b)    Definitions.    For purposes of this Agreement:

          "Acquisition Proposal" means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or any of its Significant Subsidiaries with any Person other than the Company or any of its Subsidiaries, Parent, Merger Sub or any controlled Affiliate thereof (a "Third Party"), or (ii) any proposal or offer by any Third Party for an acquisition, which, if consummated, would result in such Person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 20% or more of the total voting power or of any class of equity securities of the Company or 20% or more of the consolidated total assets (including equity securities of any Subsidiary of the Company) of the Company and the Company Subsidiaries, in each case other than the transactions contemplated by this Agreement.

          "Superior Proposal" means an unsolicited Acquisition Proposal that would result in any Third Party (or the stockholders of a Third Party) becoming the beneficial owner (or owners), directly or indirectly, of (i) more than 50% of the assets (on a consolidated basis) or (ii) more than 50% of the total voting power and more than 50% of the number of outstanding Shares of the Company (or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity) that the Board of Directors of the Company has determined in its good faith judgment (x) would result in a transaction that, if consummated, would be more favorable to the stockholders of the Company than the Merger, taking into account all of the terms and conditions of such proposal and of this Agreement (including any proposal by Parent to amend the terms of this Agreement) and the time likely to be required to consummate such Acquisition Proposal, and (y) is reasonably capable of being consummated on the terms so proposed, taking into account all financial, regulatory, legal and other aspects of such proposal, including the likelihood of termination and the existence of a financing contingency.

          (c)    No Change in Recommendation or Alternative Acquisition Agreement.

              (i)  Subject to Section 6.2(d), the Board of Directors of the Company and each committee of the Board of Directors of the Company shall not withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation with respect to the Merger, or approve, recommend or otherwise declare advisable (or publicly propose to approve or recommend) any Acquisition Proposal (any of the foregoing, a "Change in Company Recommendation").

             (ii)  Subject to the termination right contemplated by Section 8.3(b), the Company shall not, and the Board of Directors of the Company shall not cause or permit the Company to, and the Company shall not cause or permit any Company Subsidiary to, enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (except for confidentiality agreements permitted under Section 6.2(a)) relating to any Acquisition Proposal (an "Alternative Acquisition Agreement").

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          (d)    Change in Company Recommendation.    Notwithstanding anything to the contrary set forth in this Agreement, the Board of Directors of the Company may, prior to but not after the time the Requisite Company Vote is obtained, make a Change in Company Recommendation if the Board of Directors of the Company has determined in good faith, based on the information then available and after consulting with its financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Laws; provided that the Board of Directors of the Company may not take any such action, unless (1) if such Change in Company Recommendation is in connection with an Acquisition Proposal, such Acquisition Proposal constitutes a Superior Proposal, (2) prior to making such Change in Company Recommendation, the Company provides prior written notice to Parent at least five (5) Business Days in advance (the "Change in Recommendation Notice Period") of its intention to take such action, which notice shall, in the case of a Superior Proposal, specify all material terms and conditions of such Superior Proposal (including the identity of the party making such Superior Proposal) and attach the most current version of any documents evidencing such Superior Proposal, and any material modifications to any of the foregoing, and, in any other case, specify in reasonable detail the reasons for such action, and (3) during the Change in Recommendation Notice Period, the Company shall, and shall cause its financial advisor and outside counsel to, negotiate with Parent in good faith should Parent propose to make such adjustments in the terms and conditions of this Agreement to obviate the need for a Change in Company Recommendation (as determined in the good faith judgment of the Board of Directors of the Company after taking into account any such amendments that Parent shall have agreed to make prior to the end of the Change in Recommendation Notice Period); it being understood that any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal, including for purposes of the Change in Recommendation Notice Period.

          (e)    Certain Permitted Disclosure.    Nothing contained in this Agreement shall be deemed to prohibit the Company from (i) complying with its disclosure obligations under U.S. federal or state law with regard to an Acquisition Proposal; (ii) making any disclosure to the Company's stockholders if, after consultation with its outside legal counsel, the Company determines that such disclosure would be required under applicable Laws; or (iii) informing any Person of the existence of the provisions contained in this Section 6.2.

          (f)    Existing Discussions.    The Company agrees that it will immediately cease and cause to be terminated any existing activities, solicitations, discussions or negotiations with any parties conducted heretofore by the Company, its Subsidiaries or any Representatives of the Company or its Subsidiaries with respect to any Acquisition Proposal. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement, in connection with its consideration of acquiring it or any of its Subsidiaries, to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

          (g)    Notice.    The Company agrees that it will promptly (and, in any event, within two (2) Business Days) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any information or data in connection with an Acquisition Proposal is requested from, or any discussions or negotiation in connection with an Acquisition Proposal are sought to be initiated or continued with, it or any of its Representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company's intentions as previously notified.

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        Section 6.3.    Proxy Filing; Information Supplied.     The Company shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the "Proxy Statement"). The Company agrees, as to it and its Subsidiaries, that (i) the form of the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement (which, for this purpose, excludes any information supplied by or on behalf of Parent or Merger Sub) will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 6.4.    Stockholders Meeting.     The Company will take, in accordance with applicable Laws and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the execution of this Agreement, to consider and vote upon the adoption of this Agreement, and shall not postpone or adjourn such meeting, except to the extent required by Law or as approved in writing by Parent; provided that the Company may postpone or adjourn such meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Stockholders Meeting, (ii) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares present (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting or (iii) until the sixth (6th) Business Day after the expiration of any Change in Recommendation Notice Period or Termination Notice Period. Subject to Section 6.2 hereof, the Board of Directors of the Company shall recommend such adoption and shall use its reasonable best efforts to solicit such adoption of this Agreement.

        Section 6.5.    Filings; Other Actions; Notification.

          (a)    Proxy Statement.    The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC and the Company shall cause the definitive Proxy Statement to be mailed as promptly as practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

          (b)    Cooperation.    Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and documents (and in any event no later than the time required by applicable Laws) and to obtain as promptly as practicable all consents, registrations, waivers, orders, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity (including, for the avoidance of doubt, all of the Company Approvals and the Parent Approvals) in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Notwithstanding the foregoing, each of Parent and

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  the Company shall, in consultation and cooperation with the other and as promptly as practicable following the date of this Agreement, file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice the notification and report form, if any, required under the HSR Act with respect to the transactions contemplated by this Agreement, (ii) all appropriate documents, forms, filings or submissions required under any other applicable Laws relating to antitrust or anti-competition matters or to the restraint of trade, (iii) all required approval applications to and notification filings with the JFSA and (iv) with applicable Insurance Regulators, all documents, forms, filings or other submissions required under applicable Insurance Laws, in each case with respect to the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Parent shall have the right to direct all matters with any Governmental Entity relating to the Parent Approvals consistent with its obligations hereunder; provided that, subject to applicable Laws relating to the sharing of information, Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other and consider in good faith the views of the other in connection with, all of the material information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Third Party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (including the Proxy Statement). The Company and Parent each shall (subject to applicable Laws and the fiduciary duties of their directors) consult with each other concerning the conduct of the defense of, and the Company and Parent each shall have the right to participate in any settlement discussions regarding, any Proceedings arising in connection with the execution, announcement, delivery or performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as reasonably practicable.

          (c)    Information.    Subject to applicable Laws, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

          (d)    Status.    Subject to applicable Laws and except as otherwise provided by Section 6.2, and as required by any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Except as otherwise provided by Section 6.2, the Company and Parent shall give prompt notice to the other party of any change, fact or condition that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in the case of the Company, or would prevent, materially delay or materially impair Parent or its Subsidiaries' ability to consummate the Merger, in the case of Parent, or of any failure of any condition to the other party's obligations to effect the Merger. Neither the Company nor Parent shall permit any of its officers or any other Representatives or agents to participate in any live or telephonic meeting with any U.S. Governmental Entity in respect of any filings, investigation or other inquiry (other than for routine or administrative matters) relating to the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by Law or by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

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          (e)    Resolution of Objections.    If any objections are asserted with respect to the transactions contemplated hereby under any applicable Laws or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any applicable Laws, each of the Company, Merger Sub and Parent shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such applicable Laws so as to permit consummation of the transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement, it being understood and agreed that "reasonable best efforts" will be deemed to include, subject to the next sentence, complying with any requirements of applicable Law or of any Governmental Entity that may arise or be imposed in connection with resolving such objections or challenge. Notwithstanding the foregoing or anything else to the contrary in this Agreement, nothing in this Agreement shall require, or be construed to require Parent or the Company or any of their respective Affiliates, in order to obtain any Company Approval or Parent Approval (other than any approval from the JFSA) or otherwise, to (i) (A) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate, or (B) propose, negotiate or offer to effect, or consent or commit to, any arrangement that would require or involve such sale, leasing, licensing, transfer, disposal, divestiture or other encumbrance, or holding separate, before or after the Effective Time, of any assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or the Surviving Corporation (or any of their respective Affiliates), or (ii) take or agree to take any other action or agree or consent to any limitations, conditions or restrictions with respect to, or its ability to retain, or make changes in, any such assets, licenses, operations, rights, product lines, businesses or interest therein of Parent, the Company or the Surviving Corporation (or any of their respective Affiliates) if the limitations, conditions, restrictions or actions of the type described in clauses (i) and (ii), individually or in the aggregate, would or would reasonably be expected to result (x) in the case of the Company and its Subsidiaries, in a Material Adverse Effect, or (y) in the case of the Parent and its Subsidiaries, in a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries (not including the Company and its Subsidiaries) taken as a whole (each, a "Negative Regulatory Action").

        Section 6.6.    Access and Reports.     Subject to applicable Laws, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent's and/or its Subsidiaries' officers and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein; and provided, further, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of the Company or any of its Subsidiaries. All requests for information made pursuant to this Section 6.6 shall be directed to the executive officer or other Person designated by the Company. All such information shall be governed by the terms of the Confidentiality Agreement.

        Section 6.7.    Stock Exchange Delisting.     The Surviving Corporation shall use its reasonable best efforts to cause the Shares to no longer be listed on the NYSE and to be deregistered under the Exchange Act as soon as practicable following the Effective Time.

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        Section 6.8.    Publicity.     The initial press release regarding the Merger shall be a joint press release and, thereafter, the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by applicable Law or by obligations pursuant to any listing agreement with, or rules of, any national securities exchange or interdealer quotation service or by the request of any Governmental Entity, or as contemplated by Section 6.2.

        Section 6.9.    Employee Benefits.

          (a)   From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, honor all Benefit Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time. Without limiting the foregoing, Parent shall or shall cause the Surviving Corporation to provide, during the period commencing at the Effective Time and ending on the later of (x) the twelve (12) month anniversary of the Effective Time and (y) December 31, 2016 (the "Protected Period"), to each employee of the Company and its Subsidiaries as of the Effective Time (each, a "Continuing Employee") with (i) base salary or regular wages and short-term incentive compensation opportunities (including cash incentive opportunities of equivalent value with respect to any short-term incentive, or portion thereof, that is paid in the form of equity) that, in each case, are no less favorable than those provided to the Continuing Employee as of immediately prior to the Effective Time and (ii) pension, welfare and fringe benefits that are no less favorable in the aggregate than those provided to the Continuing Employee as of immediately prior to the Effective Time. Any other provision of this Agreement to the contrary notwithstanding, Parent shall or shall cause the Surviving Corporation to provide to each Continuing Employee whose employment terminates during the Protected Period severance benefits that are no less favorable than the severance benefits provided to the Continuing Employee under the Company's and its Subsidiary's severance arrangements in effect immediately prior to the Effective Time. To the extent applicable, Parent shall cause any employee benefit plans that the employees of the Surviving Corporation and its Subsidiaries are entitled to participate in after the Effective Time to take into account for purposes of eligibility, vesting, and level of benefits (other than with respect to determining the level of benefits under a defined benefit pension plan), thereunder, except for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits, service with the Company and its Subsidiaries as if such service were with the Surviving Corporation, to the same extent such service was credited under a comparable plan of the Company or the applicable Subsidiary. With respect to any plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA) adopted by the Surviving Corporation after the Effective Time, Parent shall cause to be waived any restrictions with respect to any pre-existing condition, actively at work requirements and waiting periods (except to the extent such restrictions were applicable and not satisfied by the Continuing Employee as of the Effective Time under the Company's or any of its Subsidiaries' then current welfare benefit plan), and any eligible expenses incurred by any Continuing Employees and their respective covered dependents during the portion of the plan year prior to the commencement of participation by any Continuing Employee (or covered dependent) shall be taken into account for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Person for the applicable plan year as if such amounts had been paid in accordance with such plan.

          (b)   Prior to the Effective Time, if requested by Parent in writing at least twenty (20) Business Days prior to the Effective Time, to the extent permitted by applicable Laws and the terms of the applicable plan or arrangement, the Company shall cause to be amended the Benefit Plans to the extent necessary to provide that no employees of Parent and its Subsidiaries (excluding the Company and its Subsidiaries) shall commence participation therein following the Effective Time, unless the Parent explicitly authorizes such participation.

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          (c)   If the Effective Time occurs prior to the time that the Company makes annual short-term incentive payments in respect of 2015 performance, Parent shall or shall cause the Surviving Corporation to make such payments in the ordinary course of business consistent with past practice.

          (d)   Prior to making any material written communications to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication (provided that Parent shall review and comment promptly), and the Company shall consider in good faith Parent's comments on such communications.

          (e)   Notwithstanding the foregoing, nothing contained herein shall (i) be treated as an amendment of any particular Benefit Plan; (ii) give any third party any right to enforce the provisions of this Section 6.9; or (iii) obligate Parent, the Surviving Corporation or any of their Affiliates to (x) maintain any Benefit Plan or any other particular compensation or benefit plan, program, arrangement, policy or understanding, or (y) retain the employment of any particular Employee.

        Section 6.10.    Expenses.     Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

        Section 6.11.    Director and Officer Indemnification and Liability Insurance.

          (a)   From and after the Effective Time, each of Parent and the Surviving Corporation shall jointly and severally, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable Laws (and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Laws; provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each then present or former director or officer of the Company and/or any of the Company Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement, or relating to the enforcement of this provision or any other indemnification, exculpation or advancement right of any Indemnified Party, and pertaining to the fact that the Indemnified Party is or was a director or officer of the Company or its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time.

          (b)   As of the Effective Time, the Company shall have purchased (provided that the Company shall not be required to pay any amounts in respect of such coverage prior to the Closing, other than any such amounts advanced by Parent to the Company prior to the due date for the payment of such amounts), and, following the Effective Time, the Surviving Corporation shall maintain, a tail policy to the current policies of directors' and officers' liability insurance maintained on the date of this Agreement by the Company (collectively, the "Current Policy") from an insurance carrier rated at least "A+" by A.M. Best with respect to directors' and officers' liability insurance and fiduciary liability insurance with terms, conditions, retentions and limits of liability that are at least as favorable as the Company's existing policies with respect to any matter claimed against a director or officer of the Company or any of the Company Subsidiaries by reason of him or her

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  serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby), which tail policy shall be effective for a period from the Effective Time through and including the date six years after the Closing Date with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, and which tail policy shall contain substantially the same coverage and amount as, and contain terms and conditions no less advantageous to the covered persons in the aggregate than the coverage currently provided by, the Current Policy; provided, however, that in no event shall the Company expend an aggregate amount to purchase such tail policy that would be in excess of an amount equal to 300% of the annual premium currently paid by the Company under the Current Policy (the "Insurance Amount"); provided, however, that, if the cost of such tail policy would exceed the Insurance Amount, the Company shall be obligated to purchase, and the Surviving Corporation shall be obligated to maintain, a tail policy with the greatest coverage available for a cost not exceeding the Insurance Amount.

          (c)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person (including by dissolution), then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume, honor and comply with the obligations set forth in this Section 6.11. The agreements and covenants contained herein shall not be deemed to be exclusive of, and are in addition to, any other rights to which any such present or former director or officer is entitled, whether pursuant to the DGCL, the certificate of incorporation or the by-laws of the Company, contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.11 is not prior to or in substitution for any such claims under any such policies. The provisions of this Section 6.11 will survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties and his or her heirs. The obligations of Parent and the Surviving Corporation under this Section 6.11 will not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party, it being expressly agreed that the Indemnified Parties are third party beneficiaries of this Section 6.11.

        Section 6.12.    Other Actions by the Company.

          (a)    Takeover Statutes.    If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its Board of Directors shall grant such approvals and use commercially reasonable efforts to take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise use commercially reasonable efforts to attempt to eliminate or minimize the effects of such Takeover Statute on such transactions.

          (b)    Section 16 Matters.    Prior to the Effective Time, the Company will take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of Shares (including derivative securities with respect to Shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

        Section 6.13.    Parent Vote.     Immediately after the execution and delivery of this Agreement, Parent shall execute and deliver, in its capacity as the sole stockholder of Merger Sub, a written

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resolution adopting this Agreement and approving the Merger and the other transactions contemplated by this Agreement.

        Section 6.14.    Pre-Closing Restructuring.     Section 6.14 of the Company Disclosure Letter lists Company Subsidiaries that are no longer doing business (other than any such Subsidiary that continues to service, or has continuing liabilities with respect to, a run-off block of business) (each, a "Dormant Subsidiary"). After the date of this Agreement, if Parent provides a written request, the Company will use its commercially reasonable efforts to cause each of the Dormant Subsidiaries identified in Parent's request to be liquidated or dissolved (as specified in Parent's request) immediately prior to the Effective Time; provided that in no event shall the Company be required to effect any such liquidation or dissolution (a) if such action would reasonably be expected to prevent or materially impair or delay the Merger, (b) if Parent fails to deliver its written request therefor sufficiently in advance of the Effective Time such that it is not reasonably practicable for such liquidation or dissolution to be effective immediately prior to the Effective Time, taking into account any filing and/or approval requirements under applicable Laws, reasonable preparation and documentation time and such other factors as the Company reasonably determines are relevant or (c) until immediately prior to the Closing on the Closing Date.

        Section 6.15.    Investments.     Promptly after the date of this Agreement, the Company shall provide Parent a list of the Company's or its Subsidiaries' capital stock, equity interest or other direct or indirect ownership interest in any other Person that consists of 15% or more of the outstanding equity interests (or securities convertible into or exercisable for equity interests) of such Person. The Company agrees that it will promptly notify Parent of any other investment that consists of 15% or more of the outstanding equity interests (or securities convertible into or exercisable for equity interests) of any Person that is not set forth in the list delivered to Parent pursuant to this Section 6.15.

        Section 6.16.    Stockholder Litigation.     Without limiting any other provision hereof, the Company will (a) promptly advise Parent of any proceeding, suit or action commenced after the date hereof against the Company or any of its officers or directors (in their capacities as such) by any holder of Shares (on their own behalf or on behalf of the Company) relating to this Agreement, the Merger or the other transactions contemplated hereby (each, a "Stockholder Litigation"), (b) keep Parent reasonably informed regarding any such Stockholder Litigation, (c) give Parent the opportunity to participate in such Stockholder Litigation, consult with counsel to the Company regarding the defense or settlement of any such Stockholder Litigation and consider in good faith Parent's views with respect to such Stockholder Litigation and (d) not settle any Stockholder Litigation without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

        Section 6.17.    Senior Notes.     If requested by Parent, and subject to applicable Laws and Contracts, the Company shall use its reasonable best efforts to cooperate with Parent's efforts to arrange for the satisfaction and discharge by Parent of the Company's 6.30% Senior Notes due 2019 (the "Senior Notes") at Closing, it being understood that Parent shall irrevocably deposit or cause to be irrevocably deposited (including by means of the Company at Closing) with the trustee at Closing the funds needed to satisfy and discharge the Senior Notes. If the Senior Notes remain outstanding as of the Effective Time, the Surviving Corporation shall, as of the Effective Time, enter into a supplemental indenture pursuant to the terms of the Fourth Supplemental Indenture, dated as of November 16, 2009, by and between the Company and U.S. Bank, National Association, as trustee (the "Senior Notes Indenture"), containing such provisions as may be required or advisable as a result of the Merger and, in particular, providing for the assumption by the Surviving Corporation of the Company's obligations under the Senior Notes Indenture and the Senior Notes following the Effective Time.

        Section 6.18.    Pre-Closing Capital Certification.     The Company shall prepare or cause to be prepared and, on the sixth (6th) Business Day prior to the anticipated Closing Date, deliver to Parent (i) a correct and complete schedule of (A) the number of Shares (separately identifying Restricted

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Shares and Performance Shares) outstanding as of the close of business on the seventh (7th) Business Day prior to the anticipated Closing Date (the "Certification Date"), and (B) all Options, RSUs and Stock Purchase Plan Awards outstanding as of the Certification Date, including the holder, date of grant, number of Shares and, where applicable, exercise, reference or purchase price and vesting schedule, and (ii) a certificate signed on behalf of the Company by an executive officer of the Company certifying that such schedule is correct and complete; provided that the failure of such schedule to be correct and complete shall not, in and of itself, cause or contribute to the failure of any condition to the Closing set forth in Article VII.

ARTICLE VII

Conditions

        Section 7.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a)    Stockholder Approval.    This Agreement shall have been duly adopted by holders of Shares constituting the Requisite Company Vote.

          (b)    Regulatory Consents.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

          (c)    No Restriction.    No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order").

          (d)    Approvals.    The Parent Approvals referred to in Section 7.1(d) of the Parent Disclosure Letter shall have been obtained.

        Section 7.2.    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company set forth in this Agreement that are qualified by reference to Material Adverse Effect shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Company set forth in this Agreement that are not qualified by reference to Material Adverse Effect shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that, notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(ii) shall be deemed to have been satisfied even if any representations and warranties of the Company (other than Section 5.1(c), which must be true and correct in all material respects; other than Section 5.1(f)(ii), which must be true and correct in all respects; and other than Section 5.1(b)(i)(A), which must be true and correct in all respects other than any failure to be so true and correct that would not cause the Aggregate Merger Consideration to be increased by more than a de minimis amount (relative to the size the Aggregate Merger Consideration would have been had such representations and warranties been true and correct in all respects)) are not so true and correct except to the extent that the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect; and (iii) Parent shall have received at the Closing

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  a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (c)    No Negative Regulatory Action.    The Parent Approvals referred to in Section 7.1(d) of the Parent Disclosure Letter shall have been obtained without the imposition of any limitations, conditions or restrictions that constitute a Negative Regulatory Action.

        Section 7.3.    Conditions to Obligation of the Company.     The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects (other than with respect to its obligations to transfer the Exchange Fund to the Paying Agent and transfer to the Paying Agent any amounts required to be funded by Parent to pay holders of Stock Awards pursuant to the first proviso set forth in Section 4.2(a), each of which shall be required to be performed in all respects), all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by an executive officer of Parent and Merger Sub to such effect.

        Section 7.4.    Frustration of Closing Conditions.     Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party's willful or intentional breach in any material respect of any provision of this Agreement or failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.5.

ARTICLE VIII

Termination

        Section 8.1.    Termination by Mutual Consent.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the satisfaction of the condition set forth in Section 7.1(a), by mutual written consent of the Company (upon action by its Board of Directors) and Parent.

        Section 8.2.    Termination by Either Parent or the Company.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Parent or the Company if:

          (a)   the Merger shall not have been consummated on or before March 31, 2016 (as such date may be extended pursuant to Section 9.5(c), the "Termination Date"); provided, however, that, if the condition to Closing set forth in Section 7.1(b) or Section 7.1(d) shall not have been satisfied at

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  least four (4) Business Days prior to such date but all other conditions to Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date), then the Termination Date shall automatically be extended by an additional ninety (90) days;

          (b)   the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(a) shall not have been obtained after a vote with respect thereto shall have been taken at the Stockholders Meeting or at any adjournment or postponement thereof; or

          (c)   any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the satisfaction of the condition set forth in Section 7.1(a));

provided that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has willfully or intentionally breached in any material respect its obligations under this Agreement in any manner that has proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger.

        Section 8.3.    Termination by the Company.

          (a)   This Agreement may be terminated and the Merger may be abandoned by the Company (at the direction of the Board of Directors of the Company) if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.3(a) or 7.3(b) would not be satisfied (without giving effect to the requirement in Section 7.3(a) that any such representation and warranty be as though made on and as of the Closing Date) and (i) such breach is not curable or, if curable, is not cured within the earlier of (x) thirty (30) days after written notice thereof is given by the Company to Parent and (y) the Termination Date and (ii) such condition is not satisfiable by the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(a) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder.

          (b)   This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of the Company at any time prior to the time the Requisite Company Vote is obtained, if (i) the Board of Directors of the Company authorizes the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; (ii) the Company notifies Parent in writing that it intends to enter into such Alternative Acquisition Agreement, attaching the most current version of such Alternative Acquisition Agreement to such notice; (iii) Parent does not make, within five (5) Business Days of receipt of such written notification (the "Termination Notice Period") an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisor, is at least as favorable to the stockholders of the Company as such Superior Proposal; and (iv) the Company, prior to or concurrently with such termination, pays to Parent the Termination Fee in immediately available funds; it being understood that the Company agrees (x) that it will not enter into the Alternative Acquisition Agreement referred to in clause (i) above until at least the sixth (6th) Business Day after it has provided the notice to Parent required by clause (ii) above, (y) to notify Parent promptly if its intention to enter into the Alternative Acquisition Agreement changes and (z) during the Termination Notice Period, to, and to cause its financial advisor and outside counsel to, negotiate with Parent in good faith should Parent propose to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute (in the good faith judgment of the Board of Directors of the Company) a Superior Proposal; it being further understood that any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of the Termination Notice Period.

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          (c)   This Agreement may be terminated and the Merger may be abandoned by the Company, acting at the direction of the Board of Directors of the Company, at any time prior to the time the Requisite Company Vote is obtained, if the Board of Directors of the Company shall have made a Change in Company Recommendation pursuant to Section 6.2(d) in connection with an Acquisition Proposal and the Company, prior to or concurrently with such termination, pays to Parent the Termination Fee in immediately available funds.

        Section 8.4.    Termination by Parent.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (or, in the case of clauses (a) and (c) below, at any time prior to the time the Requisite Company Vote is obtained) by action of the Board of Directors of Parent if:

          (a)   the Board of Directors of the Company shall have made a Change in Company Recommendation;

          (b)   the Board of Directors of the Company shall have, if a tender offer or exchange offer for outstanding Shares shall have been publicly disclosed by a Third Party, failed to recommend that the Company's stockholders reject such tender offer or exchange offer prior to the earlier of (i) the date of the Stockholders Meeting (if it is reasonably practicable to make such recommendation prior to the Stockholders Meeting, taking into account the amount of time between the disclosure of such offer and the Stockholders Meeting and the Company's ability to adjourn the Stockholders Meeting to facilitate such recommendation) and (ii) eleven (11) Business Days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act; or

          (c)   there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.2(a) or 7.2(b) would not be satisfied (without giving effect to the requirement in Section 7.2(a) that any such representation and warranty be as though made on and as of the Closing Date) and (i) such breach is not curable or, if curable, is not cured within the earlier of (x) thirty (30) days after written notice thereof is given by Parent to the Company and (y) the Termination Date and (ii) such condition is not satisfiable by the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(c) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder.

        Section 8.5.    Effect of Termination and Abandonment.

          (a)   Except as provided in paragraph (b) below, in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any willful or intentional material breach of this Agreement and (ii) the provisions set forth in this Section 8.5 and Article IX and the Confidentiality Agreement shall survive the termination of this Agreement.

          (b)   If this Agreement is terminated pursuant to any of the following provisions, the Company shall, at the applicable time specified in Section 8.5(c), pay to Parent a fee equal to $187,500,000.00 (the "Termination Fee"):

              (i)  Section 8.3(b); or

             (ii)  Section 8.3(c); or

            (iii)  Section 8.4(a); or

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            (iv)  Section 8.4(b); or

             (v)  Section 8.2(a) (without the Requisite Company Vote having been obtained), if (A) after the date of this Agreement, any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) publicly makes or publicly announces an intention to make (whether or not conditional) an Acquisition Proposal and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification prior to the Termination Date, (B) this Agreement is terminated thereafter by either Parent or the Company pursuant to Section 8.2(a) and (C) neither Parent nor Merger Sub has willfully or intentionally breached in any material respect its obligations under this Agreement in any manner that has proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger; or

            (vi)  Section 8.2(b), if (A) after the date of this Agreement, any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) publicly makes or publicly announces an intention to make (whether or not conditional) an Acquisition Proposal prior to the Requisite Company Vote and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification prior to the vote of the Company's stockholders with respect to the Merger, and (B) this Agreement is terminated thereafter by either Parent or the Company pursuant to Section 8.2(b); or

           (vii)  Section 8.4(c), if (A) after the date of this Agreement, any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) publicly makes or publicly announces an intention to make (whether or not conditional) an Acquisition Proposal and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification prior to the date when the relevant breach commenced or the relevant representation and warranty shall have become untrue, and (B) this Agreement is terminated thereafter by Parent pursuant to Section 8.4(c).

          (c)   If the Company is required to pay Parent a Termination Fee, such Termination Fee shall be payable not later than two (2) Business Days after termination of this Agreement (except with respect to Section 8.3(b) or 8.3(c), which shall be paid as set forth in Section 8.3(b) or 8.3(c)), in each case by wire transfer of immediately available funds to an account designated by Parent. Notwithstanding the foregoing, the Termination Fee shall not be payable to Parent pursuant to Section 8.5(b)(v), 8.5(b)(vi) or 8.5(b)(vii) unless and until within 12 months of such termination the Company or any of its Subsidiaries shall have entered into a legally binding Alternative Acquisition Agreement pursuant to which the Company or any of its Subsidiaries has agreed to undertake, solicit stockholder approval for or consummate, or shall have consummated, a transaction of the type referred to in the definition of "Acquisition Proposal" or, in the case of an Acquisition Proposal made by way of a tender offer or exchange offer, shall have not recommended that the Company's stockholders reject such tender offer or exchange offer within the period specified in Rule 14e-2(a) under the Exchange Act (for purposes of this Section 8.5(c), substituting "50%" for "20%" in clause (ii) of the definition of "Acquisition Proposal" and inserting "pursuant to which such Third Party (or the shareholders of a Third Party) would acquire, directly or indirectly, 50% or more of the total voting power or more than 50% of the number of outstanding Shares of the Company (or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity)" at the end of clause (i) of the definition of "Acquisition Proposal"); provided that, for purposes of this Section 8.5, an Acquisition Proposal shall not be deemed to have been "publicly withdrawn" by any Person if, within twelve (12) months of such termination, the Company or any of its Subsidiaries shall have entered into a legally binding Alternative Acquisition Agreement providing for the consummation of, or shall have consummated, an Acquisition Proposal made by or on behalf of such Person or any of its Affiliates or, in the case of an Acquisition Proposal made by way of a tender offer or exchange

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  offer by or on behalf of such Person or any of its Affiliates, shall have not recommended that the Company's stockholders reject such tender offer or exchange offer within the period specified in Rule 14e-2(a) under the Exchange Act.

          (d)   The parties each agree that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties hereto would not have entered into this Agreement. Accordingly, if the Company fails promptly to pay any amounts due under this Section 8.5 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for such amounts, the Company shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, together with the reasonable out-of-pocket costs and expenses of Parent (including reasonable legal fees and expenses) in connection with such suit. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that, in the event that the Termination Fee becomes payable and is paid by the Company pursuant to this Section 8.5, the Termination Fee shall be Parent's and Merger Sub's sole and exclusive remedy for monetary damages under this Agreement.

ARTICLE IX

Miscellaneous and General

        Section 9.1.    Survival.     This Article IX and the agreements of the Company, Parent and Merger Sub contained in Article IV, and Sections 6.10 (Expenses), 6.11 (Director and Officer Indemnification and Liability Insurance), together with all other agreements contained in this Agreement or in any document delivered pursuant to this Agreement which by their terms apply or are to be performed in whole or in part after the Effective Time, shall survive the consummation of the Merger. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 6.10 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. Neither any other covenant and agreement in this Agreement, nor any representation or warranty contained in this Agreement, shall survive the Effective Time or the termination of this Agreement.

        Section 9.2.    Modification or Amendment.     Subject to the provisions of the applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

        Section 9.3.    Waiver of Conditions.     The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part (except where waiver is not permitted by applicable Laws).

        Section 9.4.    Counterparts.     This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or PDF file (portable document format file) shall be as effective as delivery of a manually executed counterpart of this Agreement.

        Section 9.5.    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

          (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND WHOLLY TO BE PERFORMED IN THE STATE OF

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  DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE CONFLICT OF LAWS PRINCIPLE. EXCEPT AS SET OUT BELOW IN THIS PARAGRAPH, EACH OF THE COMPANY, PARENT AND MERGER SUB HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE SOLE AND EXCLUSIVE JURISDICTION IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE) (THE "DELAWARE COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT SERVICE OF PROCESS MAY BE MADE ON THE COMPANY BY U.S. REGISTERED MAIL TO THE COMPANY'S ADDRESS SET FORTH IN SECTION 9.6 OR OTHER MEANS PERMITTED BY LAW. EACH OF THE PARTIES HERETO AGREES THAT SERVICE OF PROCESS MAY BE MADE ON PARENT OR MERGER SUB BY U.S. REGISTERED MAIL TO THE FOLLOWING ADDRESS:

    Akira Harashima
    Executive Officer, Head of the Americas, Tokio Marine Holdings, Inc.
    President & CEO, Tokio Marine North America, Inc. & TMNA Services, LLC
    230 Park Avenue
    New York, New York 10169

  OR OTHER MEANS PERMITTED BY LAW. SERVICE MADE PURSUANT TO THE IMMEDIATELY PRECEDING SENTENCES SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. IN THE EVENT ANY PARTY HERETO FAILS TO NOTIFY ANY OTHER PARTY HERETO OF ITS AGENT FOR SERVICE OF PROCESS IN THE STATE OF DELAWARE, NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION TO ENFORCE JUDGMENTS OBTAINED IN ANY ACTION, SUIT OR PROCEEDING BROUGHT PURSUANT TO THIS SECTION 9.5.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH

A-1-49

  PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

          (c)   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity; provided, however, that, after any termination of this Agreement, the provisions of this Section 9.5(c) shall survive only with respect to those provisions of this Agreement which survive the termination of this Agreement pursuant to the provisions of the second sentence of Section 9.1. If, prior to the Termination Date, any party hereto brings any Proceeding in accordance with this Section 9.5 to enforce specifically the performance of the terms and provisions hereof by any other party, the Termination Date shall be automatically extended (x) for the period during which such action is pending, plus ten (10) Business Days or (y) by such other time period established by the court presiding over such action, as the case may be.

        Section 9.6.    Notices.     Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing in the English language and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile, email or overnight courier:

If to Parent or Merger Sub:
Tokio Marine Holdings, Inc. Tokio Kaijo Nichido Building Shinkan 1-2-1 Marunouchi, Chiyoda-Ku Tokyo 100-0005 Japan
Attention:	Kenji Okada, General Manager, International Business Development Department
Fax:	+81-3-6267-5755
Email:	KJOKADA@tokiomarinehd.com
with a copy to
Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004
Attention:	Robert G. DeLaMater, Esq. Melissa Sawyer, Esq.
Fax:	+1 (212) 558-3588
Email:	delamaterr@sullcrom.com sawyerm@sullcrom.com

A-1-50

If to the Company:
HCC Insurance Holdings, Inc. 13403 Northwest Freeway Houston, TX 77040-6094
Attention:	General Counsel
Fax:	(713) 744-9648
Email:	rrinicella@hcc.com
with a copy to
Willkie, Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019
Attention:	Michael Groll, Esq. Rajab S. Abbassi, Esq.
Fax:	+1 (212) 728-9616
Email:	mgroll@willkie.com rabbassi@willkie.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that, if given by facsimile or email, receipt of such notice, request, instruction or other document is confirmed by telephone by, or by return email from, the receiving party); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

        Section 9.7.    Entire Agreement.     This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, dated May 8, 2015, between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

        Section 9.8.    No Third Party Beneficiaries.     Except for (a) the directors and officers (and their heirs) referred to in Section 6.11 with respect to the covenants in their favor referred to therein, and (b) if the Effective Time occurs, the holders of the Shares and the Stock Awards, who will have the right to receive the Aggregate Merger Consideration pursuant to and in accordance with Article IV of this Agreement, Parent, Merger Sub and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 6.11 or Article IV shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

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        Section 9.9.    Obligations of Parent and of the Company.     Whenever this Agreement requires the Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        Section 9.10.    Transfer Taxes.     All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred by the Company in connection with the Merger shall be paid by Parent.

        Section 9.11.    Definitions.     Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

        Section 9.12.    Severability.     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

        Section 9.13.    Interpretation; Construction.

          (a)   Interpretation of this Agreement shall be governed by the following rules of construction: (i) the table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (ii) where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated; (iii) whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation"; (iv) whenever the word "Share" is used in this Agreement, it shall be deemed to include Restricted Shares (including Performance Shares) unless otherwise indicated; (v) references to any statute, listing rule, rule, standard, regulation or other Law include a reference to (A) the corresponding rules and regulations and (B) each of them as amended, modified, supplemented, consolidated, replaced or rewritten on or prior to the date with respect to which such reference is applicable; (vi) references to any section of any statute, listing rule, rule, standard, regulation or other Law include any successor to such section; (vii) references to any Contract (including this Agreement) or organizational document are to the Contract or organizational document as amended, modified, supplemented or replaced from time to time, unless otherwise stated; and (viii) whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on other than a Business Day, the party hereto having such right or duty shall have until the next Business Day to exercise such right or discharge such duty.

          (b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

          (c)   Each party to this Agreement has or may have set forth information in its respective Disclosure Letter in a section of such Disclosure Letter that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.

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        Section 9.14.    Assignment.     This Agreement shall not be assignable, by operation of law or otherwise, by any party without the written consent of the other parties. Any purported assignment in violation of this Agreement is void.

        Section 9.15.    Dates and Dollar Amounts.     All references to dates in this Agreement shall be deemed to be references to dates in the United States, and all references to "$" or "dollars" shall be references to United States dollars.

[Signatures appear on following pages]

A-1-53

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

HCC INSURANCE HOLDINGS, INC.
By:	/s/ CHRISTOPHER J.B. WILLIAMS
	Name:	Christopher J.B. Williams
	Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

TOKIO MARINE HOLDINGS, INC.
By:	/s/ TSUYOSHI NAGANO
	Name:	Tsuyoshi Nagano
	Title:	President

[Signature Page to Merger Agreement]

TMGC INVESTMENT (DELAWARE) INC.
By:	/s/ KUNIHIKO FUJII
	Name:	Kunihiko Fujii
	Title:	President

[Signature Page to Merger Agreement]

ANNEX A
DEFINED TERMS

Terms	Section
Acquisition Proposal	6.2(b)
Affiliate	5.1(a)
Agent	5.1(r)(i)
Aggregate Merger Consideration	4.2(a)
Aggregate Share Consideration	4.2(a)
Aggregate Stock Award Consideration	4.2(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.2(c)(ii)
Applicable Date	5.1(e)(i)
Bankruptcy and Equity Exception	5.1(c)(i)
Benefit Plans	5.1(h)(i)
Book-Entry Shares	4.1(a)
Business Day	1.2
By-Laws	2.1
Certificate of Merger	1.3
Certificates	4.1(a)
Certification Date	6.18
Change in Company Recommendation	6.2(c)(i)
Change in Recommendation Notice Period	6.2(d)
Charter	2.1
Closing	1.2
Closing Date	1.2
Code	4.2(g)
Company	Preamble
Company Actuarial Analyses	5.1(r)(ii)
Company Approvals	5.1(d)(i)
Company Disclosure Letter	5.1
Company Insurance Subsidiaries	5.1(a)
Company IT Systems	5.1(p)(vi)
Company Labor Agreements	5.1(o)
Company Recommendation	5.1(c)(ii)
Company Reports	5.1(e)(i)
Company SAP Statements	5.1(e)(iv)
Company Subsidiary	5.1(a)
Confidentiality Agreement	9.7
Continuing Employee	6.9(a)
Contract	5.1(d)(ii)
Council	5.1(d)(iv)
Current Policy	6.11(b)
Delaware Courts	9.5(a)
DGCL	Preamble
Dissenting Shares	4.2(f)
Dissenting Stockholders	4.2(f)
Dormant Subsidiary	6.14
Effective Time	1.3
Employees	5.1(h)(i)
Environmental Law	5.1(m)

A-A-1

Terms	Section
ERISA	5.1(h)(i)
ERISA Plan	5.1(h)(iii)
ESPP	4.3(e)
Exchange Act	5.1(a)
Exchange Fund	4.2(a)
Excluded Shares	4.1(a)
FCA	5.1(d)(iv)
Forms	5.1(t)
Franchise Board	5.1(d)(iv)
FSMA	5.1(d)(iv)
GAAP	5.1(a)(F)
Goldman Sachs	5.1(c)(ii)
Governmental Entity	5.1(d)(i)
Hazardous Substance	5.1(m)
HSR Act	5.1(d)(i)
Incentive Plan	4.3(a)
Indemnified Parties	6.11(a)
Insurance Amount	6.11(b)
Insurance Laws	5.1(d)(i)
Insurance Policies	5.1(q)
Insurance Regulator	5.1(a)
Intellectual Property	5.1(p)(vi)
Intellectual Property Contract	5.1(p)(vi)
Interim SAP Statements	5.1(e)(iv)
Investment Assets	5.1(v)
IRS	5.1(h)(iii)
JFSA	5.2(c)(i)
knowledge of the Company	5.1(a)
Laws	5.1(i)
Licenses	5.1(i)
Lien	5.1(b)(i)(B)
Lloyd's	5.1(d)(iv)
Lloyd's Acts	5.1(d)(iv)
Lloyd's Byelaws	5.1(d)(iv)
Lloyd's Regulations	5.1(d)(iv)
Lloyd's Underwriting Requirements	5.1(d)(iv)
Material Adverse Effect	5.1(a)
Material Contracts	5.1(j)(i)
Merger	1.1
Merger Sub	Preamble
Multiemployer Plan	5.1(h)(ii)
Negative Regulatory Action	6.5(e)
NYSE	5.1(a)(H)
Option	4.3(a)
Order	7.1(c)
Owned Intellectual Property	5.1(p)(vi)
Owned Real Property	5.1(k)(i)
Parent	Preamble
Parent Approvals	5.2(c)(i)
Parent Disclosure Letter	5.2(c)(i)

A-A-2

Terms	Section
Paying Agent	4.2(a)
Pension Plan	5.1(h)(iii)
Per Share Merger Consideration	4.1(a)
Performance Shares	4.3(d)
Person	4.2(d)
PRA	5.1(d)(iv)
Proceedings	5.1(g)
Protected Period	6.9(a)
Proxy Statement	6.3
Reinsurance Agreements	5.1(s)(i)
Representatives	6.2(a)
Requisite Company Vote	5.1(c)(i)
Restricted Contract	5.1(j)(i)
Restricted Share	4.3(h)(i)
RSU	4.3(h)(ii)
SAP	5.1(e)(iv)
SEC	5.1(d)(i)
Securities Act	5.1(e)(v)
Senior Notes	6.17
Senior Notes Indenture	6.17
Shares	4.1(a)
Significant Subsidiary	5.1(a)
Stock Awards	4.2(b)
Stock Plan	4.3(h)(iii)
Stock Promotion Plan	4.3(b)
Stock Purchase Plan Awards	4.3(e)(ii)
Stockholder Litigation	6.16
Stockholders Meeting	6.4
Subsidiary	5.1(a)
Superior Proposal	6.2(b)
Surviving Corporation	1.1
Takeover Statute	5.1(l)
Tax	5.1(n)
Tax Return	5.1(n)
Taxes	5.1(n)
Termination Date	8.2(a)
Termination Fee	8.5(b)
Termination Notice Period	8.3(b)
Third Party	6.2(b)
Trade Secrets	5.1(p)(vi)
Trademarks	5.1(p)(vi)

A-A-3

Exhibit A

RESTATED CERTIFICATE OF INCORPORATION

OF

HCC INSURANCE HOLDINGS, INC.

(Originally incorporated on March 27, 1991 under the name
HCC Insurance Holdings, Inc.)

1.
Name.    The name of the corporation is HCC Insurance Holdings, Inc. (the "Corporation").

2.
Address; Registered Office and Agent.    The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.
Purposes.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

4.
Number of Shares.    The total number of shares of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock with the par value of $1.00 per share.

5.
Election of Directors.    Unless and except to the extent that the By-laws of the Corporation (the "By-laws") shall so require, the election of directors of the Corporation need not be by written ballot.

6.
Limitation of Liability.

          (a)   To the fullest extent permitted under the DGCL, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          (b)   Any amendment or repeal of Article 6(a) shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

7.
Indemnification.

          (a)   The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the board of directors of the Corporation.

          (b)   To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any Proceeding in advance

1

  of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 7 or otherwise.

          (c)   The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any by-law, agreement, vote of stockholders or otherwise.

8.
Adoption, Amendment or Repeal of By-Laws.    The board of directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws.

9.
Certificate Amendments.    The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Certificate of Incorporation, and add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation (as amended) are granted subject to the rights reserved in this Article 9.

2

Annex A-2

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

        This Amendment No. 1 to the Agreement and Plan of Merger (this "Amendment") is made and entered into as of August 6, 2015, by and among HCC Insurance Holdings, Inc., a Delaware corporation (the "Company"), Tokio Marine Holdings, Inc., a Japanese corporation ("Parent"), and TMGC Investment (Delaware) Inc., a Delaware corporation and wholly owned indirect Subsidiary of Parent ("Merger Sub"). The Company, Parent and Merger Sub are referred to individually herein as a "Party" and collectively herein as the "Parties." Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

        WHEREAS, the Parties entered into an Agreement and Plan of Merger, dated as of June 10, 2015 (the "Agreement"); and

        WHEREAS, in accordance with Section 9.2 of the Agreement, the Parties wish to amend the Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

        Section 1.    Amendment to Section 8.4.    Section 8.4 of the Agreement is hereby amended by replacing the reference to "(c)" in the first paragraph therein with "(b)".

        Section 2.    Amendment to Section 6.11(b).    Section 6.11(b) of the Agreement is hereby amended by deleting the current text of the Section in its entirety and replacing it with the language set forth below:

        "As of the Effective Time, the Company shall have purchased (provided that the Company shall not be required to pay any amounts in respect of such coverage prior to the Closing, other than any such amounts advanced by Parent to the Company prior to the due date for the payment of such amounts), and, following the Effective Time, the Surviving Corporation shall maintain, a tail policy to each of the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained on the date of this Agreement by the Company (collectively, the "Current Policies") from the Company's current insurance carrier(s) or otherwise from another insurance carrier or carriers rated at least "A" by A.M. Best with respect to directors' and officers' liability insurance and fiduciary liability insurance, with terms, conditions, retentions and limits of liability that are at least as favorable as the Company's existing policies with respect to any matter claimed against a director or officer of the Company or any of the Company Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby), which tail policies shall be effective for a period from the Effective Time through and including the date six years after the Closing Date with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time, and which tail policies shall contain substantially the same coverage and amount as, and contain terms and conditions no less advantageous to the covered persons in the aggregate than the coverage currently provided by, the Current Policies; provided, however, that in no event shall the Company expend an aggregate amount to purchase such tail policies that would be in excess of an amount equal to 300% of the annual premium currently paid by the Company under the Current Policies (the "Insurance Amount"); provided, however, that, if the cost of such tail policies would exceed the Insurance Amount, the Company shall be obligated to purchase, and the Surviving Corporation shall be obligated to maintain, tail policies with the greatest coverage available for a cost not exceeding the Insurance Amount."

        Section 3.    Amendment to Section 9.6.    Section 9.6 of the Agreement is hereby amended by deleting the current text of the Section with respect to notices delivered to Parent or Merger Sub in its entirety and replacing it with the language set forth below:

"If to Parent or Merger Sub:
Tokio Marine Holdings, Inc. Tokio Kaijo Nichido Building Shinkan 1-2-1 Marunouchi, Chiyoda-Ku Tokyo 100-0005 Japan
Attention:	Kenji Okada, General Manager, International Business Development Department Ian Brimecome, Senior Managing Executive Officer
Fax:	+81-3-6267-5755
Email:	KJOKADA@tokiomarinehd.com ibrimecome@tokiomarinehd.com"

        Section 4.    Agreement.    The term "Agreement," as used in the Agreement, including the terms "hereof," "hereunder," "herein," "hereby" and similar terms, and any reference to the Agreement in any other agreements, instruments and documents executed and delivered in connection therewith, shall mean the Agreement, as amended by this Amendment, except where the context otherwise specifically requires, such as in reference to "the date of this Agreement" which shall continue to refer to June 10, 2015. The provisions set forth in this Amendment shall be deemed to be and shall be construed as part of the Agreement to the same extent as if fully set forth verbatim therein. In the event of any variation or inconsistency between any provision contained in this Amendment and any provision contained in the Agreement, the provision contained in this Amendment shall govern.

        Section 5.    Continuing Effect of Agreement.    This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any Party hereto that would require an amendment, waiver or consent of such Party except as expressly stated herein.

        Section 6.    Assignment.    This Amendment shall not be assignable, by operation of law or otherwise, by any Party without the written consent of the other Parties. Any purported assignment in violation of this Amendment is void.

        Section 7.    Governing Law.    THIS AMENDMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND WHOLLY TO BE PERFORMED IN THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE CONFLICT OF LAWS PRINCIPLE.

        Section 8.    Counterparts.    This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or PDF file (portable document format file) shall be as effective as delivery of a manually executed counterpart of this Amendment.

        Section 9.    Captions.    The captions contained in this Amendment are for convenience of reference only, shall not be given meaning and do not form part of this Amendment.

[signature page follows]

A-2-2

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.

HCC INSURANCE HOLDINGS, INC.
By:	/s/ CHRISTOPHER J.B. WILLIAMS
	Name:	Christopher J.B. Williams
	Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

TOKIO MARINE HOLDINGS, INC.
By:	/s/ TSUYOSHI NAGANO
	Name:	Tsuyoshi Nagano
	Title:	President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

TMGC INVESTMENT (DELAWARE) INC.
By:	/s/ KUNIHIKO FUJII
	Name:	Kunihiko Fujii
	Title:	President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

Annex B

PERSONAL AND CONFIDENTIAL

June 10, 2015

Board of Directors
HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas 77040

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Tokio Marine Holdings, Inc. ("Tokio Marine") and its affiliates) of the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of HCC Insurance Holdings, Inc. (the "Company") of the $78.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of June 10, 2015 (the "Agreement"), by and among Tokio Marine, TMGC Investment (Delaware) Inc., a wholly owned subsidiary of Tokio Marine, and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Tokio Marine, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation. We also have provided certain financial advisory and/or underwriting services to Tokio Marine and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation. We may also in the future provide financial advisory and/or underwriting services to the Company, Tokio Marine and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things: the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2014; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the "Forecasts"). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the property and casualty insurance industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

Board of Directors
HCC Insurance Holdings, Inc.
June 10, 2015

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company and we have not been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we have relied on your actuaries with respect to reserve adequacy. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the loss and loss adjustments expenses reserves of the Company. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Tokio Marine and its affiliates) of Shares, as of the date hereof, of the $78.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $78.00 in cash per Share to be paid to the holders (other than Tokio Marine and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Tokio Marine or the ability of the Company or Tokio Marine to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Board of Directors
HCC Insurance Holdings, Inc.
June 10, 2015

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $78.00 in cash per Share to be paid to the holders (other than Tokio Marine and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders of Shares.

Very truly yours,
(GOLDMAN, SACHS & CO.)

ANNEX C

SECTION 262 OF DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, §251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

  (1)   Provided, however, that except as expressly provided in §363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

  (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

    c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

    d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

  (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by §363(a) of this title, appraisal rights shall be available as contemplated by §363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)   Appraisal rights shall be perfected as follows:

  (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

  (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to §251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to §251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VIEW MATERIALS & VOTE w SCAN TO HCC INSURANCE HOLDINGS, INC. ATTN: BRIAN PIERCE 13403 NORTHWEST FREEWAY HOUSTON, TEXAS 77040-6094 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M95927-S36359 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HCC INSURANCE HOLDINGS, INC. The Board of Directors recommends you vote FOR Items 1, 2 and 3. For Against Abstain ! ! ! 1. To adopt the Agreement and Plan of Merger, dated as of June 10, 2015, by and among HCC Insurance Holdings, Inc. (the “Company”), Tokio Marine Holdings, Inc. (“Tokio Marine”) and TMGC Investment (Delaware) Inc., an indirect wholly owned subsidiary of Tokio Marine (“Merger Sub”), and approve the merger of Merger Sub with and into the Company. ! ! ! 2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger. ! ! ! 3. To approve the adjournment of the special meeting of stockholders (the “Special Meeting of Stockholders”), if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and approve the merger. 4. To act upon other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof by or at the direction of the board of directors of the Company. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. Please sign exactly as your name(s) appear(s) hereon. When shares are held jointly, joint owners should each sign. Executors, administrators, trustees, etc., should indicate the capacity in which signing. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting: The Notice and Proxy Statement is available at www.proxyvote.com M95928-S36359 HCC INSURANCE HOLDINGS, INC. Special Meeting of Stockholders September 18, 2015 This proxy is solicited by the Board of Directors The undersigned hereby appoints Christopher J.B. Williams and Randy D. Rinicella, and each of them individually, as proxies, each with the full power of substitution, to represent the undersigned and to vote all of the shares of common stock in HCC Insurance Holdings, Inc. which the undersigned is entitled to vote on the matters shown on the reverse side and any other matters which may come before the Special Meeting of Stockholders and all adjournments or postponements as described in the Notice of Special Meeting of Stockholders and Proxy Statement dated August 20, 2015, receipt of which is hereby acknowledged. Shares represented by this Proxy will be voted as directed on the reverse side. Unless a contrary direction is indicated, the shares will be voted FOR proposals 1, 2 and 3, and in the discretion of the persons acting pursuant to this proxy on any other matters that may properly come before the Special Meeting of Stockholders or any adjournment thereof, all as more specifically set forth in the Notice of Special Meeting and Proxy Statement. The undersigned hereby revokes all prior proxies that the undersigned has given with respect to the Special Meeting of Stockholders and any adjournments or postponements thereof. Continued and to be signed on reverse side